                                                                     EXHIBIT 4.2

================================================================================

                                  (CHASE LOGO)


                                  $160,000,000
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                 January 5, 2001

                                      among

                                 TBC CORPORATION



                            The Lenders Party Hereto

                                       and

                    FIRST TENNESSEE BANK NATIONAL ASSOCIATION
                             as Administrative Agent

                           ---------------------------

                             CHASE SECURITIES INC.,
                        as Book Manager and Lead Arranger

                            THE CHASE MANHATTAN BANK
                           as Co-Administrative Agent

                               SUNTRUST BANKS INC.
                              as Syndication Agent

                            FIRST UNION NATIONAL BANK
                             as Documentation Agent

================================================================================

ARTICLE I

       Definitions.......................................................................7
       SECTION 1.01.  Defined Terms......................................................7
       SECTION 1.02.  Classification of Loans and Borrowings............................27
       SECTION 1.03.  Terms Generally...................................................27
       SECTION 1.04.  Accounting Terms; GAAP............................................28

ARTICLE II

       The Credits......................................................................28
       SECTION 2.01.  Revolving and Term Loan Commitments...............................28
       SECTION 2.02.  Loans and Borrowings..............................................28
       SECTION 2.03.  Requests for Revolving Borrowings.................................29
       SECTION 2.04.  Swingline Loans...................................................30
       SECTION 2.04A. Federal Funds Loans...............................................31
       SECTION 2.05.  Letters of Credit.................................................32
       SECTION 2.06.  Funding of Borrowings.............................................37
       SECTION 2.07.  Interest Elections................................................38
       SECTION 2.08.  Termination and Reduction of Revolving Credit Commitments.........39
       SECTION 2.09.  Repayment of Loans; Evidence of Debt..............................40
       SECTION 2.10.  Prepayment of Loans...............................................42
       SECTION 2.11.  Fees..............................................................43
       SECTION 2.12.  Interest..........................................................44
       SECTION 2.13.  Alternate Rate of Interest........................................45
       SECTION 2.14.  Increased Costs...................................................46
       SECTION 2.15.  Break Funding Payments............................................47
       SECTION 2.16.  Taxes.............................................................48
       SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.......49
       SECTION 2.18.  Mitigation Obligations; Replacement of Lenders....................51

ARTICLE III

       Representations and Warranties...................................................52
       SECTION 3.01.  Organization; Powers..............................................52
       SECTION 3.02.  Authorization; Enforceability.....................................52
       SECTION 3.03.  Governmental Approvals; No Conflicts..............................52
       SECTION 3.04.  Financial Condition; No Material Adverse Change...................53
       SECTION 3.05.  Properties........................................................53
       SECTION 3.06.  Litigation and Environmental Matters..............................53
       SECTION 3.07.  Compliance with Laws and Agreements...............................54

       SECTION 3.08.  Investment and Holding Company Status.............................54
       SECTION 3.09.  Taxes.............................................................54
       SECTION 3.10.  ERISA.............................................................54
       SECTION 3.11.  Disclosure........................................................55
       SECTION 3.12.  Margin Stock......................................................55
       SECTION 3.13.  Compliance with Conditions Precedent..............................55
       SECTION 3.14.  Labor Matters.....................................................55
       SECTION 3.15.  Synthetic Leases..................................................55
       SECTION 3.16.  Assets............................................................55

ARTICLE IV

       Conditions.......................................................................56
       SECTION 4.01.  Effective Date....................................................56
       SECTION 4.02.  Each Credit Event.................................................57

ARTICLE V

       Affirmative Covenants............................................................58
       SECTION 5.01.  Punctual Payment..................................................58
       SECTION 5.02.  Financial Statements and Other Information........................58
       SECTION 5.03.  Notices of Material Events........................................59
       SECTION 5.04.  Existence; Conduct of Business....................................60
       SECTION 5.05.  Payment of Obligations............................................60
       SECTION 5.06.  Maintenance of Properties; Insurance..............................60
       SECTION 5.07.  Books and Records; Inspection Rights..............................61
       SECTION 5.08.  Compliance with Laws..............................................61
       SECTION 5.09.  Use of Proceeds...................................................61
       SECTION 5.10.  Intercompany Loans/Payments.......................................61
       SECTION 5.11.  Subsidiary Guarantees.............................................61

ARTICLE VI

       Negative Covenants...............................................................62
       SECTION 6.01.  Indebtedness......................................................62
       SECTION 6.02.  Liens.............................................................63
       SECTION 6.03.  Fundamental Changes...............................................64
       SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions.........65
       SECTION 6.05.  Hedging Agreements................................................66
       SECTION 6.06.  Transactions with Affiliates......................................66
       SECTION 6.07.  Restrictive Agreements............................................67

       SECTION 6.08.  Total Liabilities to Tangible Net Worth...........................67
       SECTION 6.09.  Fixed Charge Coverage Ratio.......................................68
       SECTION 6.10.  Maximum Leverage Ratio............................................69
       SECTION 6.11.  Guarantors' Minimum Net Worth.....................................69
       SECTION 6.12.  Adjusted Debt to EBITDAR..........................................70
       SECTION 6.13.  Asset Test........................................................70
       SECTION 6.14.  Disclosure........................................................70
       SECTION 6.15.  Sale of Assets....................................................71
       SECTION 6.16.  Restricted Payments...............................................71

ARTICLE VII

       Events of Default................................................................71

ARTICLE VIII

       The Administrative Agent and the Co-Administrative Agent.........................75

ARTICLE IX

       Miscellaneous....................................................................77
       SECTION 9.01.  Notices...........................................................77
       SECTION 9.02.  Waivers; Amendments...............................................78
       SECTION 9.03.  Expenses; Indemnity; Damage Waiver................................79
       SECTION 9.04.  Successors and Assigns............................................81
       SECTION 9.05.  Survival..........................................................85
       SECTION 9.06.  Counterparts; Integration; Effectiveness..........................85
       SECTION 9.07.  Severability......................................................86
       SECTION 9.08.  Right of Setoff...................................................86
       SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process........86
       SECTION 9.10.  WAIVER OF JURY TRIAL..............................................87
       SECTION 9.11.  Headings..........................................................87
       SECTION 9.12.  Confidentiality...................................................87
       SECTION 9.13.  Interest Rate Limitation..........................................88
       SECTION 9.14.  Initial Revolving Loans...........................................88

Schedule 1.01A

       [FORM OF]
       ASSIGNMENT AND ACCEPTANCE........................................................92

SCHEDULE 2.01

       COMMITMENTS......................................................................95

Schedule 3.01

       BORROWER AND SUBSIDIARIES AND JURISDICTIONS OF ORGANIZATION......................96

Schedule 3.06

       DISCLOSED MATTERS................................................................97

Schedule 3.16

       ASSETS...........................................................................98

Schedule 4.01(b)

       FORM OF OPINION LETTER..........................................................104

Schedule 4.01(f)

       FORM OF SUBSIDIARY GUARANTEE....................................................108

Schedule 4.01(f)(1)

       FORM OF BORROWER SECURITY AGREEMENT.............................................121

Schedule 4.01(f)(2)

       FORM OF SUBSIDIARY SECURITY AGREEMENT...........................................153

Schedule 5.10

       CERTAIN INTERCOMPANY LOANS......................................................184

Schedule 6.01

       EXISTING INDEBTEDNESS...........................................................185

Schedule 6.01(f)

       GUARANTEE OBLIGATIONS OF BIG O TIRES, INC. AND SUBSIDIARIES.....................186

Schedule 6.02

       EXISTING LIENS..................................................................187

Schedule 6.03(a)

       DISPOSITION OF PROPERTY OF BIG O TIRES, INC. OR ITS SUBSIDIARIES................189

Schedule 6.04(b)

       CERTAIN EXISTING INVESTMENTS AND LOANS..........................................190

Schedule 6.07

       EXISTING RESTRICTIONS...........................................................191

Schedule 6.15

       CERTAIN ASSET SALES.............................................................192

                      AMENDED AND RESTATED CREDIT AGREEMENT

       THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 5, 2001, is among TBC Corporation, a Delaware corporation with its principal office located at 4770 Hickory Hill Road, Memphis, Tennessee 38141 (the "Borrower"), the Lenders signatory to this Agreement (each a "Lender"), First Tennessee Bank National Association, a banking corporation with its principal office located at 165 Madison Avenue, Memphis, Tennessee 38103, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and The Chase Manhattan Bank, a banking corporation with an office located at One Chase Square, 9th Floor, Rochester, New York 14643, as co-administrative agent for the Lenders
(in such capacity the "Co-Administrative Agent").

                                    RECITALS

       The Borrower, the original Lenders party thereto, and the Administrative Agent have entered into a Credit Agreement dated as of January 21, 2000 and the same parties and an additional Lender executed Amendment No. 1 thereto, dated as of June 1, 2000. (As so amended, such Credit Agreement is herein referred to as the "Credit Agreement".)

       The Borrower desires that the Lenders party to the Credit Agreement and the additional Lenders party hereto and the Issuing Bank extend credit as provided herein and all such Lenders and the Issuing Bank are prepared to extend such credit. Accordingly, the Borrower, such Lenders, the Issuing Bank, the Administrative Agent and the Co-Administrative Agent agree that the Credit Agreement is further amended and is restated in its entirety, so that, upon this Amended and Restated Credit Agreement becoming effective, it shall replace the Credit Agreement, which shall thereupon cease to be of any further force or effect.

       The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

              SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

              "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

              "Acceptable Acquisition" has the meaning set forth in Section
6.04.

              "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

              "Administrative Agent" means First Tennessee Bank National Association in its capacity as administrative agent for the Lenders hereunder.

              "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

              "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

              "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

              "Applicable Percentage" means, with respect to any Lender, at any time, the percentage of the total unused Revolving Credit Commitments represented by such Lender's unused Revolving Credit Commitment at such time. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the principal amount of all Revolving Loans outstanding, giving effect to any assignments; provided that the Applicable Percentage shall be determined in accordance with Section 2.05(e) under the circumstances set forth therein.

              "Applicable Rate" means, for any day, with respect to any ABR Loan, Federal Funds Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum, stated in basis points, set forth below under the caption "ABR Spread", "Eurodollar Spread", "Federal Funds Spread" or "Commitment Fee Rate", as the case may be, based upon the Leverage Ratio as in effect on such date.


=====================================================================================
    Leverage        ABR Spread    Federal Funds    Eurodollar Spread       Commitment
     Ratio:                           Spread                                Fee Rate
-------------------------------------------------------------------------------------
   Category 1         200.0           315.0              300.0                50.0
     >3.00
-------------------------------------------------------------------------------------

=====================================================================================
    Leverage        ABR Spread    Federal Funds    Eurodollar Spread       Commitment
     Ratio:                           Spread                                Fee Rate
-------------------------------------------------------------------------------------
   Category 2         175.0           290.0              275.0                45.0
   >=2.75 but
     <=3.00
-------------------------------------------------------------------------------------
   Category 3         137.5           252.5              237.5                40.0
   >=2.25 but
     <2.75
-------------------------------------------------------------------------------------
   Category 4         100.0           215.0              200.0                35.0
   >=1.75 but
     <2.25
-------------------------------------------------------------------------------------
   Category 5          75.0           190.0              175.0                30.0
     <1.75
=====================================================================================

              For purposes of the foregoing, the Leverage Ratio shall be determined and adjusted on the first day of the month after the month in which the Borrower provides the Financial Officer's certificate in accordance with the provisions of Section 5.02(c) (each a "Ratio Calculation Date"). The initial Applicable Rate shall be 137.5 for ABR Loans, 237.5 basis points for Eurodollar Borrowings, and 252.5 basis points for Federal Funds Loans, and shall remain in effect until the first Ratio Calculation Date subsequent to June 30, 2001. If the Borrower fails to provide a Financial Officer's certificate required by
Section 5.02(c) on or before the date required pursuant to such Section, the Applicable Rate shall be based on Category 1 from such date until such time that an appropriate Financial Officer's certificate is provided, whereupon the Applicable Rate shall then be determined by the Leverage Ratio reflected on such Financial Officer's certificate, until the next Ratio Calculation Date. Subject to the preceding sentence, each determination of the Applicable Rate shall be effective from one Ratio Calculation Date until the next Ratio Calculation Date. Any adjustment in the Applicable Rate shall be applicable to all existing Loans as well as any new Loans made, as long as the adjusted Applicable Rate remains in effect.

              <  means less than
              <= means less than or equal to
              >  means greater than
              >= means equal to or greater than.

              "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Schedule 1.01A or any other form approved by the Administrative Agent.

              "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date or the date of termination of the Revolving Credit Commitments.

              "Available Revolving Credit Commitment" means, with respect to each Lender, at any time, the amount of its Revolving Credit Commitment minus its Revolving Credit Exposure and plus its Swingline Exposure, at such time.

              "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

              "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

              "Borrowing" means (a) Loans that are of the same Class and Type, that are made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

              "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

              "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

              "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

              "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or
(c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

              "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

              "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, Federal Funds Loans or Swingline Loans.

              "Co-Administrative Agent" means The Chase Manhattan Bank in its capacity as co-administrative agent for the Lenders hereunder.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans of a given Class, and to acquire participations in Letters of Credit and Swingline Loans, hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04. The initial amount of each Lender's Commitment to make Loans of a given Class is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $160,000,000.

              "Consolidated Funded Indebtedness" means all Funded Indebtedness of the Borrower and its Subsidiaries after eliminating inter-company items, including any Funded Indebtedness outstanding pursuant to and under this Agreement, in each case determined on a consolidated basis in accordance with GAAP.

              "Consolidated Interest Expense" means for any period for which such amount is being determined, the interest expense of the Borrower and the Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including (i) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP and (iii) the portion of any rents payable under Capital Lease Obligations allocable to interest expense in accordance with GAAP.

              "Consolidated Net Income" means the net income of the Borrower and its Consolidated Subsidiaries, after taxes and after extraordinary items as determined on a consolidated basis in accordance with GAAP.

              "Consolidated Net Worth" means the total of shareholders' equity of the Borrower and its Consolidated Subsidiaries as it appears on the consolidated balance sheet of the Borrower.

              "Consolidated Subsidiaries" means Subsidiaries whose accounts are consolidated with the accounts of the Borrower in the Borrower's consolidated financial statements prepared in accordance with GAAP.

              "Consolidated Tangible Net Worth" means Consolidated Net Worth minus any share capital discount and expense, any unamortized discount and expense on Indebtedness, any write-up of assets other than in connection with the acquisition thereof, any excess of cost over market value of investments, any development, pre-operating, pre-production, and start-up expenses, goodwill, and any other intangible assets, to the extent included in Consolidated Net Worth.

              "Consolidated Total Liabilities" means, at any date the consolidated total liabilities of the Borrower and its Subsidiaries at such date determined in accordance with GAAP.

              "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

              "Default" means any event or condition which constitutes an Event of Default or which solely upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

              "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

              "dollars" or "$" refers to lawful money of the United States of America.

              "EBITDA" means the sum of the following items measured for each Fiscal Quarter:

                     (i)    Consolidated Net Income, plus

                     (ii) depreciation, amortization, and all other non-cash charges, plus

                     (iii) income taxes to the extent they reduce Consolidated Net Income, plus

                     (iv)   Consolidated Interest Expense.

In addition, (a) EBITDA shall include, on a pro forma basis for each Fiscal Quarter, the foregoing information with respect to each Person that was either acquired in an Acceptable Acquisition or disposed of as permitted by this Agreement during such Fiscal Quarter, determined as if the Acquisition or disposition had taken place on the first day of such Fiscal Quarter; and (b) whenever in this Agreement EBITDA is determined for a period of four Fiscal Quarters, it shall include, on a pro forma basis for such period, the foregoing information with respect to each Person that was either acquired in an Acceptable Acquisition or disposed of as permitted by this Agreement during such period, determined as if the Acquisition or disposition had taken place on the first day of such four Fiscal Quarter period.

              "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

              "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

              "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

              "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

              "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

              "Event of Default" has the meaning assigned to such term in
Article VII.

              "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

              "Facility Obligations" means, in each case, whether now in existence or hereafter arising, (i) the principal of, and interest and premium, if any, on, the Loans; (ii) the LC Exposure; and (iii) all other Indebtedness, covenants, duties and obligations (including contingent obligations) now or at any time or times hereafter owing by Borrower to Administrative Agent, the Co-Administrative Agent or any Lender under or pursuant to this Agreement or any of the other Loan Documents, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a Letter of Credit, acceptance, loan, Guarantee, indemnification or otherwise and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums chargeable to Borrower or any Guarantor under this Agreement or under any of the other Loan Documents.

              "Federal Funds", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Federal Funds Effective Rate, but shall not refer to ABR Loans or Borrowings that may bear interest at a rate determined by reference to the Federal Funds Effective Rate.

              "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

              "Federal Funds Exposure" means, at any time, the aggregate principal amount of all Federal Funds Loans outstanding at such time. The Federal Funds Exposure of any Federal Funds Lender at any time shall be the sum of the outstanding principal amounts of such Lender's Federal Funds Loans at such time.

              "Federal Funds Lender" shall be a Lender identified in Schedule
2.01 as having a Federal Funds Loan Commitment.

              "Federal Funds Loan" means a Loan made pursuant to Section 2.04A.

              "Federal Funds Loan Commitment" means, with respect to each Federal Funds Lender, the commitment of such Lender to make Federal Funds Loans, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Federal Funds Lender pursuant to Section 9.04. The initial amount of each Federal Funds Lender's Federal Funds Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its

Federal Funds Loan Commitment, as applicable. The initial aggregate amount of the Federal Funds Loan Commitments is $20,000,000.

              "Federal Funds Sublimit" shall mean $20,000,000.

              "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer (to the extent authorized to act) or controller of the Borrower.

              "Fiscal Quarter" means each fiscal quarter-year period of the Borrower, ending on the last day of each March, June, September and December.

              "Fiscal Year" means the fiscal year of the Borrower, which is the calendar year.

              "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

              "Funded Indebtedness" means any outstanding Indebtedness of a Person for borrowed money, including all such Indebtedness of the Person to the Lenders and other financial institutions, domestic or foreign, and all secured and unsecured notes payable, all industrial revenue bonds, all Capital Lease Obligations and other similar debt obligations and the current maturities thereof, but excluding all Guarantees of Funded Indebtedness. (Checks that have not been presented for payment shall not constitute Funded Indebtedness.)

              "GAAP" means generally accepted accounting principles in the United States of America.

              "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

              "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

              "Guarantor" means a Person liable pursuant to a Guarantee of any of the Facility Obligations, which Guarantee is in form satisfactory to the Required Lenders.

              "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

              "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

              "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, and
(k) all obligations of such Person related to Synthetic Leases. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

              "Indemnified Taxes" means Taxes other than Excluded Taxes.

              "Information Memorandum" means the Confidential Information Memorandum dated November, 2000 relating to the Borrower and the Transactions.

              "Intercompany Loan" means any short term demand loan made by the Borrower to any of its Wholly-Owned Subsidiaries, by any such Wholly-Owed Subsidiary to the Borrower or by a Wholly-Owned Subsidiary of the Borrower to another Wholly-Owned Subsidiary.

              "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

              "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan) and Federal Funds Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day on which such Loan is required to be repaid.

              "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

              "Issuing Bank" means First Tennessee Bank National Association, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank or by The Chase Manhattan Bank, in which case the term "Issuing Bank" shall include any such Affiliate or The Chase Manhattan Bank, as the case may be, with respect to Letters of Credit issued by such Affiliate or The Chase Manhattan Bank, as the case may be.

              "Joint Venture" means a joint venture formed to provide distribution for the products of the Borrower, Big O Tires, Inc. or any other Subsidiary, which joint venture is accounted for under GAAP as an investment and not as a Subsidiary or as an acquisition or a capital expenditure.

              "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

              "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be the aggregate of the Lender's participations under Section 2.05(d) in the outstanding Letters of Credit at such time, including its aggregate participations in Letters of Credit with respect to which one or more LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower.

              "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender and each Federal Funds Lender.

              "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

              "Leverage Ratio" at any time means the ratio of Consolidated Funded Indebtedness as of the end of the most recent Fiscal Quarter to the aggregate EBITDA for the four Fiscal Quarter period ended with the most recent Fiscal Quarter, and includes any adjustments based on Acceptable Acquisitions and dispositions as provided in the definition of EBITDA.

              "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of The Chase Manhattan Bank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

              "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

              "Loan Documents" means this Agreement, each Security Agreement, the Mortgage and any Guarantee of any of the Facility Obligations that may from time to time be in effect.

              "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

              "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, or (b) the ability of the Borrower or any Guarantor to perform any of its obligations under this Agreement or any of the other Loan Documents.

              "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $2,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

              "Moody's" means Moody's Investors Service, Inc.

              "Mortgage" means the mortgage referred to in Section 4.01(g).

              "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

              "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty or other insured damage, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and its Subsidiaries to third parties in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction permitted under Section 6.15(d) or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and its Subsidiaries as a result of such event to repay Indebtedness (other than Loans and Prudential Debt) secured by such asset or otherwise subject to mandatory prepayment as a result of such event (to the extent such repayment is permitted hereunder), and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower or any Subsidiary, and the amount of any reserves established by the Borrower and its Subsidiaries to fund contingent liabilities or contingent obligations reasonably estimated to be available, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower), provided that the amount of any subsequent reduction of any such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of a Prepayment Event occurring on the date of such reduction.

              "Net Worth" means, with respect to any Guarantor, the shareholder's equity of such Guarantor as it appears on such Guarantor's balance sheet.

              "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

              "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

              "Permitted Encumbrances" means:

              (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

              (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

              (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

              (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

              (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

              (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

              "Permitted Investments" means:

              (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

              (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

              (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

              (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

              "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

              "Prepayment Event" means:

              (a) any sale, transfer or other disposition (including any sale and leaseback transaction permitted pursuant to Section 6.15(d), of any property or asset of the Borrower or any Subsidiary, other than dispositions permitted pursuant to Section 6.15(a) through (f); or

              (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset or to acquire other real property, equipment or other tangible assets to be used in the business of the Borrower or any Subsidiary within one year after such event; or

              (c) the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01.

              "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

              "Prudential" means The Prudential Insurance Company of America.

              "Prudential Debt" means Borrower's obligations pursuant to (a) a certain Note Purchase and Private Shelf Agreement dated as of July 10, 1996 between Borrower and The Prudential Insurance Company of America ("Prudential") as amended by Amendments No. 1 through 4 thereto (as so amended, the "Original Note Agreement"), pursuant to which the Borrower issued and Prudential purchased the Borrower's (i) 7.55% Series A Senior Notes due July 10, 2003, (ii) 7.87% Series B Senior Notes due July 10, 2005 and (iii) 8.06% Series C Senior Notes due July 10, 2008 and (b) if Borrower and Prudential should amend or amend and restate the Original Note Agreement and the notes issued thereunder, Prudential Debt shall mean the Original Note Agreement and such notes as so amended or amended and restated, provided that such amendment or amendment and restatement is substantially in accordance with the Prudential Term Sheet.

       "Prudential Term Sheet" means the Preliminary Summary of Terms attached as Exhibit A to a letter agreement of even date between Borrower and Prudential, a copy of which has been provided to each Lender.

              "Register" has the meaning set forth in Section 9.04.

              "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

              "Required Lenders" means, at any time, Lenders having aggregate Revolving Credit Exposures, Term Loan Exposures and unused Revolving Credit Commitments representing more than 66 2/3% of the sum of the total Revolving Credit Exposures, Term Loan Exposures and unused Revolving Credit Commitments at such time.

              "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

              "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lenders pursuant to Section 9.04. The initial amount of each Lender's Revolving Credit Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Credit Commitments is $80,000,000.

              "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amounts of such Lender's Revolving Loans and its LC Exposure, Federal Funds Exposure and Swingline Exposure at such time.

              "Revolving Credit Maturity Date" means January 5, 2004.

              "Revolving Loan" means a Loan made pursuant to Section 2.03.

              "Security Agreement" means any security agreement securing either
(i) the Facility Obligations or (ii) any Guarantee of the Facility Obligations.

              "S&P" means Standard & Poor's.

              "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

              "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, except that no Joint Venture in which the entire amount invested by the Borrower and its Subsidiaries complies with Section 6.04(d), shall be deemed to be a subsidiary.

              "Subsidiary" means any subsidiary of the Borrower.

              "Substantial Portion" means, with respect to the property of the Borrower and its Subsidiaries, property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending at the end of the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the Consolidated Net Income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause
(i) above.

              "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

              "Swingline Lender" means First Tennessee Bank National Association, in its capacity as lender of Swingline Loans hereunder.

              "Swingline Loan" means a Loan made pursuant to Section 2.04.

              "Synthetic Lease" means any lease entered into by Big O Tires, Inc. or Big O Development, Inc. (each a "Lessee") pursuant to the existing $15,000,000 lease program with SunTrust Capital Markets, Inc. ("SunTrust") described below. Under such program, SunTrust provides financing, with a maximum aggregate outstanding principal balance at any one time of $15,000,000, for the acquisition of the leased property (which may consist of some combination of real estate, buildings thereon and equipment used therein) (the "Leased Property") by the lessor (the "Lessor"), and the Lessor in turn leases the Leased Property to one of the Lessees. SunTrust's financing with respect to a given lease consists of an A Loan, in the principal amount of 85% of the Lessor's cost of acquiring (and possibly constructing) the Leased Property, and a B Loan, in the principal amount of 11.5% of such cost. The rent payable by the Lessee under each lease equals the aggregate amount of the accrued interest on the A Loan and the B Loan, plus an amount which yields the Lessor a return on its invested capital. At the expiration of each lease, the Lessee has the right to purchase the Leased Property, and if it does not do so, the Lessee must remarket the Leased Property to a third party. The Borrower and the Lessee each guarantees that, if the Leased Property is remarketed to a third party, the Lessor will realize at least the amount of the principal balance, and any unpaid interest, on the A Loan. At the time of remarketing, the principal balance of the A Loan will always be not less than the original principal amount thereof, since the rental payments under the lease cover the interest accruing on the A Loan, but not any amount of principal.

              "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

              "Term Loan" means a Loan made pursuant to Section 2.01(b).

              "Term Loan Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amounts of such Lender's Term Loans at such time.

              "Term Loan Maturity Date" means January 5, 2006.

              "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

              "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Federal Funds Effective Rate for Federal Funds Loans, or the Alternate Base Rate.

              "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of whose outstanding voting securities are at the time owned directly by such Person, and it also includes any Subsidiary all of whose outstanding voting securities are at the time owned directly and indirectly by one of such Person's Wholly-Owned Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the ownership interests having ordinary voting power are at the time so owned.

              "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

              SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g. a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g. a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g. a "Eurodollar Revolving Borrowing").

              SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Schedules shall be construed to refer to Articles and Sections of, and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights and all other real and personal property.

              SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed, and all financial information and reports provided pursuant to this Agreement shall be prepared, in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

              SECTION 2.01. Revolving and Term Loan Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure minus its Swingline Exposure exceeding such Lender's Revolving Credit Commitment or (ii) the sum of the total Revolving Credit Exposures minus the Swingline Exposure exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

              (b) Subject to the terms and conditions set forth herein, each Lender agrees to make a Term Loan to the Borrower on the Effective Date in the amount so designated after such Lender's name in Schedule 2.01. Once a Term Loan is repaid or prepaid, it may not be reborrowed.

              SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments to make Loans of the applicable Class, provided that Borrowings of Revolving Loans shall consist of Loans made by the Lenders ratably in accordance with their respective Available Revolving Credit Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

              (b) Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith and (ii) each Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

              (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Revolving Borrowing or Federal Funds Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000; provided that an ABR Revolving Borrowing or a Federal Funds Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments or the Federal Funds Commitments, as the case may be, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $100,000. At the commencement of each Interest Period for any Eurodollar Term Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Eurodollar Borrowings outstanding.

              (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled (i) to request, or to elect to convert or continue, any Borrowing of Revolving Loans if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date or (ii) to convert or continue any Borrowing of Term Loans if the Interest Period requested with respect thereto would end after the Term Loan Maturity Date.

              SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:30 a.m., Memphis, Tennessee time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:30 a.m., Memphis, Tennessee time, on the Business Day of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given no later than 10:00 am, Memphis, Tennessee time on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the

Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information:

              (i) the aggregate amount of the requested Borrowing;

              (ii) the date of such Borrowing, which shall be a Business Day;

              (iii) whether such Borrowing is to be an ABR Borrowing, or a Eurodollar Borrowing;

              (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

              (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

              SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

              (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 p.m., Memphis, Tennessee time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., Memphis, Tennessee time, on the requested date of such Swingline Loan.

              (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Memphis, Tennessee time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's then Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's then Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

              SECTION 2.04A. Federal Funds Loans. (a) Subject to the terms and conditions set forth herein, each Federal Funds Lender agrees to make Federal Funds Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of outstanding Federal Funds Loans exceeding the Federal Funds Sublimit, (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments, (iii) such Lender's Federal Funds Exposure exceeding its Federal Funds

Loan Commitment or (iv) such Lender's Revolving Credit Exposure exceeding its Revolving Credit Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Federal Funds Loans. No Federal Funds Borrowing will be permitted after the occurrence and during the existence of any Default, without the prior written consent of all of the Lenders. The outstanding principal amount of each of its Federal Funds Loans shall reduce each Federal Funds Lender's available Federal Funds Commitment and its Available Revolving Credit Commitment.

              (b) To request a Federal Funds Borrowing, the Borrower shall notify the Administrative Agent of such request in the manner, and within the time period, specified for notices with respect to ABR Loans pursuant to Section
2.03. The Administrative Agent will promptly advise each Federal Funds Lender of any such notice received from the Borrower. Each Federal Funds Lender shall make its Federal Funds Loans available to the Borrower pursuant to Section 2.06.

              (c) After the occurrence and during the existence of any Event of Default, on notice from any Federal Funds Lender to the Administrative Agent, which the Administrative Agent shall promptly forward to each other Lender, each Lender shall be absolutely and unconditionally obligated to make an ABR Revolving Loan to the Borrower on the Business Day following the day on which the Administrative Agent received such notice from such Federal Funds Lender. Such ABR Revolving Borrowing shall be in the amount of the aggregate outstanding principal amount of all Revolving Loans and shall be used to repay all such Loans, but the Borrower shall not be required to repay accrued interest along with the repayment. Each Lender's share of such ABR Revolving Borrowing shall be the amount of its Revolving Credit Commitment divided by the total of all Revolving Credit Commitments. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to other ABR Revolving Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to each Lender the principal amount of such Lender's outstanding Revolving Loans and Federal Funds Loans. Each Lender acknowledges and agrees that its obligation to make an ABR Loan pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such Loan shall be made without any offset, abatement, withholding or reduction whatsoever.

              SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

              (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $7,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.

              (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

              (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage, determined as of the date of issuance, of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage, determined as of the date the Letter of Credit was issued, of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each

Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

              (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Memphis, Tennessee time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Memphis, Tennessee time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Memphis, Tennessee time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Memphis, Tennessee time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $100,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing, a Federal Funds Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Federal Funds Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof, determined as of the date the Letter of Credit was issued. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent such Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans, Federal Funds Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. The provisions of this paragraph and of Section 2.05(d) to the contrary notwithstanding, upon completion of a Borrowing provided for in Section 2.04A(c), the Applicable Percentage, as it relates to the amount of each Lender's participation in any then outstanding Letter of Credit, and its related reimbursement obligations under this Section, shall be a percentage determined by dividing the amount of its Revolving Credit Commitment by the total of all Revolving Credit Commitments. Such Applicable Percentage shall control such determination until such time, if any, as the Default on which the Section 2.04A (c) ABR Borrowing was based no longer exists and a new Federal Funds Borrowing is made, at which time the determinations based up the Applicable Percentage shall again be made as of the time of the issuance of each Letter of Credit.

              (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

              (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

              (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

              (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

              (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative

Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

              SECTION 2.06. Funding of Borrowings. (a) Provided that it has received timely advice of the related Borrowing Request as required by the last sentence of Section 2.03, or by Section 2.04A, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Memphis, Tennessee time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make each Borrowing available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Memphis, Tennessee and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans and Federal Funds Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

              (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

              SECTION 2.07. Interest Elections. (a) Each Revolving or Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued, or to Federal Funds Borrowings, which may not be converted.

              (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

              (c) Each telephonic and written Interest Election Request shall specify the following information:

              (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

              (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

              (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

              (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

              (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

              (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

              SECTION 2.08. Termination and Reduction of Revolving Credit Commitments. (a) Unless previously terminated, the Revolving Credit and Federal Funds Commitments shall terminate on the Revolving Credit Maturity Date.

              (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Credit and Federal Funds Commitments; provided that (i) each reduction of the Revolving Credit Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (ii) the Borrower shall not terminate or reduce the Revolving Credit and Federal Funds Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans and/or Federal Funds Loans in accordance with Section 2.10, either the sum of the Revolving Credit Exposures would exceed the total Revolving Credit Commitments or the sum of the Federal Funds Exposures would exceed the total Federal Funds Commitments. If the Revolving Credit Commitments are reduced, the Federal Funds Commitment shall also be reduced by the same percentage.

              (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit and Federal Funds Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction shall be permanent. Each reduction shall be made ratably among the Lenders and the Federal Funds Lenders, in accordance with their respective Revolving Credit and Federal Funds Commitments.

              SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender and Federal Funds Lender, on the Revolving Credit Maturity Date, the then unpaid principal amount of each of the Revolving and Federal Funds Loans;(ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Maturity Date or the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving or Federal Funds Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding; and (iii) to the Administrative Agent for the account of the Lenders the unpaid principal of all Term Loans, on the dates and in the amounts set forth below, with the entire unpaid principal balance due and payable on the Term Loan Maturity Date.

              Date                                     Payment Amount
              ----                                     --------------
              6/30/01                                  2,333,333.33
              9/30/01                                  2,333,333.33
              12/31/01                                 2,333,333.33
              3/31/02                                  2,500,000.00
              6/30/02                                  2,500,000.00
              9/30/02                                  2,500,000.00
              12/31/02                                 2,500,000.00

              3/31/03                                  3,000,000.00
              6/30/03                                  3,000,000.00
              9/30/03                                  3,000,000.00
              12/31/03                                 3,000,000.00
              3/31/04                                  3,750,000.00
              6/30/04                                  3,750,000.00
              9/30/04                                  3,750,000.00
              12/31/04                                 3,750,000.00
              3/31/05                                  4,000,000.00
              6/30/05                                  4,000,000.00
              9/30/05                                  4,000,000.00
              1/5/06                                  24,000,000.00

              (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

              (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

              (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

              (e) Any Lender may request that Loans made by it be evidenced by a promissory note only in order to facilitate pledges of the Loans in accordance with Section 9.04(g). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

              SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

              (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:30 a.m., Memphis, Tennessee time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR or Federal Funds Borrowing, not later than 11:30 a.m., Memphis, Tennessee time, or (iii) in the case of prepayment of a Swingline Loan, not later than 11:30 a.m., Memphis, Tennessee time, on the Business Day of prepayment. Each such notice shall be irrevocable, shall identify the Borrowing(s) being prepaid and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

              (c) Borrower shall prepay the principal of the Term Loans and of Prudential Debt, upon notice and otherwise in compliance with Section 2.10(b) and/or the Revolving Credit Commitments shall be reduced in accordance with
Section 2.08, as follows:

                     (i) In the event that and on each occasion on which any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay the principal of the Term Loans and the Prudential Debt and/or the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount equal to such Net Proceeds, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (ii) of this paragraph.

                     (ii) Order of Application. Prepayments and/or reductions of Revolving Credit Commitments pursuant to this paragraph shall be applied as follows:

                     first, (A) to prepay the Term Loans and the Prudential Debt and second, after the payment in full of the Term Loans and the Prudential Debt, to reduce the aggregate amount of the Revolving Credit Commitments (and to the extent that, after giving effect to such reduction, the total Revolving Credit Exposures would exceed the Revolving Credit Commitments, the Borrower shall, first, prepay Revolving Credit Loans and second, provide cover for LC Exposure as specified in Section 2.05(j) in an aggregate amount equal to such excess).

Any prepayment of the Term Loans and the Prudential Debt pursuant to this paragraph shall be applied (x) to each Term Loan and the Prudential Debt, pro rata in the same proportions as the then balance of each Term Loan and the Prudential Debt bears to the total balance of all Term Loans plus the Prudential Debt and (xx) with respect to each, to the latest maturing installments thereof.

              SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Credit Commitment terminates; provided that, (i) if such Lender continues to have any Revolving Credit Exposure after its Revolving Credit Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Revolving Credit Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure; and (ii) the commitment fee payable to the Swingline Lender shall accrue on the average daily amount of its Available Revolving Credit Commitment minus the average daily principal balance of the Swingline Loans during such period. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

              (b) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 12.5 basis points per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

              (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

              (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Letter of Credit participation fees and commitment fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

              SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

              (b) The Loans comprising each Federal Funds Borrowing shall bear interest at the Federal Funds Effective Rate plus the Applicable Rate.

              (c) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

              (d) Swingline Loans shall bear interest at the Alternate Base Rate or the Federal Funds Effective Rate plus the Applicable Rate for Federal Funds Loans, as elected by the Borrower.

              (e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

              (f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than (x) a prepayment of a Revolving Loan prior to the end of the Availability Period and (xx) a prepayment pursuant to Section 2.04A(c)), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

              (g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Federal Funds Effective Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

              SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

              (a) the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

              (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

              (c) the Administrative Agent is advised by one or more Lender(s), but less than the Required Lenders, that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lender(s) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then, in the case of clause (a) or (b) above, the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; and in the case of clause (c) above, the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective as to the Lender(s) giving notice under clause (c), (ii) if any Borrowing Request requests a Eurodollar Borrowing, the Loans made by such clause (c) Lender(s) as part of such Borrowing shall be made as ABR Loans and (iii) the Interest Election Request or Borrowing Request shall be effective as against the other Lenders and the affected Borrowings shall have all of the characteristics specified in such Interest Election Request or Borrowing Request, except that interest on the Loans made by the clause (c) Lenders shall be computed at the ABR Rate.

              SECTION 2.14.  Increased Costs.  (a)  If any Change in Law shall:

              (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank, or

              (ii) impose on any Lender or the Issuing Bank, or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank, hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

              (b) If any Lender or the Issuing Bank, determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's or the Issuing Bank's, holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank, or such Lender's or the Issuing Bank's, holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's, holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, or such Lender's or the Issuing Bank's, holding company for any such reduction suffered.

              (c) A certificate of a Lender or the Issuing Bank, setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank, or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

              (d) Failure or delay on the part of any Lender or the Issuing Bank, to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's, right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank, pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's, intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

              SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default and under Section 2.04A(c)), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

              SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, each Lender or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

              (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

              (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent demonstrable error.

              (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the

Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

              (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

              SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, Memphis time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 165 Madison Avenue, Memphis, Tennessee 38103, except payments to be made directly to the Issuing Banks or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

              (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements, then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

              (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans or participations in LC Disbursements or Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans or participations in LC Disbursements or Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

              (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

              (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

              SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender exercises its rights under Section 2.13(c) or requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce the cost referred to in
Section 2.11(c) or amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

              (b) If any Lender exercises its rights under Section 2.13(c) or requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from an exercise of rights under Section 2.13(c) or a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in elimination of the Section 2.13(c) rights on the part of the assignee or a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         Representations and Warranties

              The Borrower represents and warrants to the Lenders that:

              SECTION 3.01.  Organization; Powers.

              (a) The Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization indicated on Schedule 3.01, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

              (b) As of the Effective Date, the Borrower owns the direct and indirect interests in the Subsidiaries specified in Schedule 3.01. The Borrower's record and beneficial ownership, direct and indirect, of each Subsidiary is free from any material restriction, equity, security interest, or other Lien.

              SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and each of the other Loan Documents has been duly executed and delivered by the Borrower and/or the Guarantor executing same and constitutes a legal, valid and binding obligation of the Borrower, and/or each such Guarantor, enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

              SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions and the execution, delivery and performance of the Loan Documents by the respective parties thereto (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and
(d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries except pursuant to the Loan Documents.

              SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the Fiscal Year ended December 31, 1999, reported on by PriceWaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the Fiscal Quarter and the portion of the Fiscal Year ended September 30, 2000, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

              (b) Since December 31, 1999, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

              SECTION 3.05. Properties. (a) The Borrower and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, free and clear of all Liens except for the Liens set forth on Schedule 6.02, for Liens permitted by Section
6.02 and for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

              (b) The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

              (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

              (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

              SECTION 3.07. Compliance with Laws and Agreements. The Borrower and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default (determined after giving effect to this Agreement) has occurred and is continuing.

              SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

              SECTION 3.09. Taxes. The Borrower and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required by GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Plans.

              SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) prior to the Effective Date contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

              SECTION 3.12 Margin Stock. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending or arranging for the extension of credit for the purpose of purchasing or carrying "margin securities" or "margin Stock" (as defined in Regulations G and U issued by the Board). Neither the Borrower nor any Subsidiary owns or intends to carry or purchase any "margin security" or "margin Stock." Neither the Borrower nor any Subsidiary will use the proceeds of any Loan to purchase or carry (or refinance any borrowings the proceeds of which were used to purchase or carry) any "margin security" or "margin Stock."

              SECTION 3.13 Compliance with Conditions Precedent. The Borrower and each Subsidiary has (a) executed and delivered to the Co-Administrative Agent and the Lenders the documents described in Section 4.01 hereto; (b) obtained and delivered to the Co-Administrative Agent and the Lenders the opinions of counsel described in Section 4.01(b); and (c) otherwise complied with all other conditions hereto.

              SECTION 3.14 Labor Matters. There are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to have a Material Adverse Effect.

              SECTION 3.15 Synthetic Leases. The description of the existing $15,000,000 synthetic lease program with SunTrust Capital Markets, Inc., that is set forth in the definition of Synthetic Lease contained in Section 1.01, is accurate.

              SECTION 3.16 Assets. Schedule 3.16 accurately describes the following regarding assets of Borrower and its Subsidiaries:

                     (a) All locations in which inventory is stored or held.

                     (b) The locations, square footage and book value of all real estate owned.

                     (c) The states in which retail locations of Borrower and its Subsidiaries are located.

                     (d) The states in which joint ventures, franchisees and consignees which have possession of Borrower's and its Subsidiaries' inventory are located, and the book value of such inventory as of the date of this Agreement.

                     (e) Name and registration number of all federally registered trademarks, tradenames and service marks.

                     (f) The book value of all equipment and fixtures, and the states in which the same are located, if not set forth in paragraphs (a) through
(d) above.

                                   ARTICLE IV

                                   Conditions

              SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

              (a) The Co-Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Co-Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

              (b) The Co-Administrative Agent shall have received a favorable written opinion (addressed to the Co-Administrative Agent and the Lenders and dated the Effective Date) of Thompson, Hine & Flory LLP, counsel for the Borrower, and other local counsel for Borrower or any Subsidiary, substantially in the form of Schedule 4.01(b), and covering such other matters relating to the Borrower, the Guarantors, this Agreement and the other Loan Documents and the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

              (c) The Co-Administrative Agent shall have received such documents and certificates as the Co-Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Guarantors referred to in Section 4.01(f), the authorization of the Transactions and any other legal matters relating to the Borrower, such Guarantors, this Agreement and the other Loan Documents and the Transactions, all in form and substance satisfactory to the Co-Administrative Agent and its counsel.

              (d) The Co-Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

              (e) The Administrative Agent, Book Manager, Lead Arranger, Co-Administrative Agent and each Lender shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

              (f) The Co-Administrative Agent shall have received (i) an unlimited Guarantee, in the form of Schedule 4.01(f), from each Subsidiary, (ii) a Security Agreement, in the form of Schedule 4.01(f)(1), from the Borrower and a Security Agreement in the form of
       Schedule 4.01(f)(2) from each Subsidiary, along with all documents required pursuant to each such Security Agreement, and (iii) an Intercreditor Agreement among the Lenders and Prudential.

              (g) Mortgage on real property owned by Borrower, located at 4770 Hickory Hill Road, Memphis, Tennessee, and containing an approximately 475,000 square foot executive office and warehouse facility.

The Co-Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., Memphis, Tennessee time, on January 31, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

              SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

              (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing, or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, as if made on such date.

              (b) At the time of and immediately after giving effect to such Borrowing, or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

              Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

              SECTION 5.01. Punctual Payment. The Borrower will punctually pay or cause to be paid the principal and interest due in respect of each Borrowing according to the terms hereof and the Borrower will punctually pay or cause to be paid the commitment, Letter of Credit participation and other fees for which it is responsible pursuant to Section 2.11 hereof.

              SECTION 5.02. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

              (a) within 90 days after the end of each Fiscal Year of the Borrower, its audited consolidated balance sheet and related statement of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by PriceWaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and within 90 days after the end of each Fiscal Year of the Borrower, its unaudited consolidating balance sheets and related statements of operations as of the end of and for such year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of each of the Borrower's Consolidated Subsidiaries in accordance with GAAP consistently applied;

              (b) within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, (i) its consolidated balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period and quarter of the previous Fiscal Year, and (ii) its consolidating balance sheets and related statements of operations as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

              (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections
       6.08 through 6.13 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

              (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

              (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

              SECTION 5.03. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

              (a) the occurrence of any Default;

              (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary or Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

              (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,000,000; and

              (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

              SECTION 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

              SECTION 5.05. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 5.06. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

              SECTION 5.07. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

              SECTION 5.08. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 5.09. Use of Proceeds. The proceeds of the Term Loans will be used to refinance the first $80,000,000 of loans outstanding under the Credit Agreement on the Effective Date; and the proceeds of Revolving Loans will be used to refinance the balance of the loans under the Credit Agreement on the Effective Date and thereafter for general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. Letters of Credit will be used only to support general corporate purposes.

              SECTION 5.10. Intercompany Loans/Payments. The Borrower agrees with the Lenders that (i) any payments made by a Guarantor in reduction of its obligation under the Guarantee executed by it, shall reduce dollar for dollar its total obligation to the Borrower for repayment of any Intercompany Loans,
(ii) it will require that any payments made by a Guarantor that is a direct Wholly-Owned Subsidiary of another Wholly-Owned Subsidiary of the Borrower, in reduction of its obligation under the Guarantee executed by it, shall reduce dollar for dollar its total obligation for repayment of any Intercompany Loans owed to its sole shareholder, (iii) except as set forth in Schedule 5.10, it will not demand, enforce or accept any payments on account of any Intercompany Loans owed to the Borrower by any Guarantor at a time when such Guarantor is insolvent or if such payments could reasonably be expected to render such Guarantor insolvent, to leave it with unreasonably small capital for the business in which it is engaged and in which it intends to engage, or to leave it unable to pay its other Indebtedness as the same matures.

              SECTION 5.11. Subsidiary Guarantees. If at any time the Borrower or any Subsidiary incorporates, creates or otherwise acquires a new Subsidiary, then Borrower will promptly deliver to the Co-Administrative Agent a duly executed Guarantee of such Subsidiary, in the form of Schedule 4.01 (f), and otherwise in form satisfactory to the

Required Lenders, (each a "Guarantee") and a duly executed Security Agreement of such Subsidiary, in the form of Schedule 4.01 (f)(1). With each such Guarantee and Security Agreement delivered pursuant to this Section, Borrower shall deliver to the Co- Administrative Agent such documents as may be required pursuant to such Security Agreement and such resolutions, opinions of counsel and other supporting documents as any Lender may reasonably request.

                                   ARTICLE VI

                               Negative Covenants

              Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, and all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

              SECTION 6.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

              (a) Indebtedness created hereunder, and Guarantees executed pursuant to this Agreement;

              (b) Indebtedness and Guarantees existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof over the amount set forth on Schedule 6.01;

              (c) Indebtedness owed to the Borrower by any of its Wholly-Owned Subsidiaries, or owed to a Guarantor by any of its Wholly-Owned Subsidiaries, that in each case is permitted under Sections 6.04(c), and Indebtedness owed by the Borrower to any of its Wholly-Owed Subsidiaries, or by a Guarantor to any of its Wholly-Owned Subsidiaries, that in each case is permitted under Section 6.04(i);

              (d) Guarantees and Indebtedness arising in connection with Synthetic Leases, in an aggregate principal amount not exceeding $11,000,000;

              (e) Guarantee obligations entered into by Big O Tires, Inc. or its Subsidiaries on behalf of its franchisees, other than Guarantees related to Synthetic Leases, inclusive of those existing Guarantee obligations listed on Schedule 6.01(e), provided that the aggregate principal amount of such guaranteed obligations plus the aggregate principal amount of loans permitted under Section 6.04(i) at no time exceeds $20,000,000;

              (f) Indebtedness which becomes such as a result of an Acceptable Acquisition, including such Indebtedness that is assumed or becomes the subject of a Guarantee, but not extensions, renewals or replacements thereof; provided, that such Indebtedness is not created in contemplation of or in connection with such Acceptable Acquisition;

              (g) Guarantees by any of the Borrower or any Guarantor of Indebtedness of its Wholly-Owned Subsidiaries, provided such Subsidiary Indebtedness is permitted pursuant to this Section;

              (h) other Indebtedness which does not have an aggregate principal amount exceeding $8,000,000 at any time outstanding; and

              (i) Guarantee obligations entered into by (x) any of the Borrower, or any Guarantor, of obligations of its Wholly-Owned Subsidiaries to Persons other than their Affiliates, which obligations are incurred by them in the ordinary course of business and do not constitute Indebtedness, such as trade accounts payable, customer advances, accrued expenses and lease payments that do not constitute Indebtedness, and (y) any of the Borrower, or any Guarantor, of obligations of Persons other than Subsidiaries and their Affiliates, provided that the aggregate principal amount of the guaranteed obligations under Clause (y) plus the aggregate amount of the investments permitted under Section 6.04(d) at no time exceeds $15,000,000.

              SECTION 6.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

              (a) Permitted Encumbrances;

              (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof over the amount set forth on
       Schedule 6.02;

              (c) any Lien, other than a Lien securing a Synthetic Lease permitted under Section 6.01(d), existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary , as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary; (iii) such Lien secures Indebtedness permitted by Section 6.01(h) and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

              (d) Liens, other than Liens securing Synthetic Leases permitted under Section 6.01(d), on fixed or capital assets acquired by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(h), (ii) such Liens and the Indebtedness secured thereby are incurred prior to such acquisition or simultaneously therewith, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring such fixed or capital assets, (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and (v) the aggregate Indebtedness secured by all such Liens does not exceed $3,000,000; and

              (e) Liens securing Synthetic Leases permitted under Section
6.01(d).

              SECTION 6.03. Fundamental Changes. (a) The Borrower will not, nor will it permit any of its Subsidiaries to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or with it or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of the stock of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Wholly-Owned Subsidiary may merge into the Borrower or into another Wholly-Owned Subsidiary; (ii) any Wholly- Owned Subsidiary may sell, transfer, lease or otherwise dispose of any portion of its assets to the Borrower or to another Wholly-Owned Subsidiary; (iii) any Wholly-Owned Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; (iv) Big O Tires, Inc. may sell retail stores and related assets to its franchisees, in the ordinary course of business; (v) Big O Tires, Inc. and Big O Retail Enterprises, Inc. shall be permitted to lease, sell and otherwise dispose of property in connection with Synthetic Leases, in the ordinary course of business, and of the property described in
Schedule 6.03(a); (vi) Acceptable Acquisitions shall be permitted; and (vii) the disposal of Northern States Tire, Inc. shall be permitted, whether by sale of assets or stock, or by merger or consolidation.

              (b) The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business not reasonably related to the distribution of tires and other products in the automotive replacement market.

              SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly- Owned Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

              (a) Permitted Investments;

              (b) investments by any of the Borrower and its Subsidiaries existing on the date hereof in the capital stock of their respective Subsidiaries and other existing investments and loans as otherwise described in
Schedule 6.04(b);

              (c) loans or advances made by the Borrower or any Guarantor to any of its Wholly-Owned Subsidiaries that is also a Guarantor;

              (d) loans and advances to, purchases of equity interests in and contributions to the capital of Joint Ventures and other Persons, provided that the aggregate amount of such investments, plus the aggregate amount of the obligations guaranteed pursuant to Section 6.01(i)(y), shall not exceed $15,000,000 at any one time; (Joint Venture profits and losses that are passed through to its equity holders shall not be included in the calculation of the aggregate amount of such investments);

              (e) evidences of Indebtedness representing amounts formerly constituting accounts receivable owed to the Borrower or any Subsidiary in the ordinary course of business;

              (f) Guarantees permitted under Sections 6.01(d), (e) and (f) and Guarantees of Indebtedness that are permitted under Section 6.01(g);

              (g) Acceptable Acquisitions. "Acceptable Acquisition" means any Acquisition completed prior to the date of this Agreement, and any separate individual Acquisition completed after such date which has been either (a) approved by the Board of Directors of the corporation, or the comparable or appropriate body of any other Person, which is the subject of such Acquisition or (b) recommended by such Board to the shareholders of such corporation, or by such other body to the equity holders of such other Person, and in each case (i) does not cause the aggregate cash consideration (including cash equivalents) paid for all such Acquisitions, plus the aggregate amount of Indebtedness permitted under Section 6.01(f) which the Borrower and its Affiliates owe as a result of all such Acquisitions, to exceed $30,000,000, (ii) does not involve cash consideration

(including cash equivalents) paid for any such Acquisition plus the aggregate amount of Indebtedness permitted under Section 6.01(f) which the Borrower and its Affiliates owe as a result of such Acquisition, to exceed $20,000,000, (iii) is made under circumstances in which no Default or Event of Default will either exist or result therefrom, and in which pro forma financial statements including the Borrower, its Subsidiaries and the Person and/or assets to be acquired, covering the most recent 12 month period for which financial statements are available and the twelve months following the Acquisition, would show that no Default or Event of Default will result from the Acquisition and that Borrower will have unused Revolving Credit Commitments upon consummation of such Acquisition aggregating not less than $20,000,000. As used in this paragraph, "Acquisition" means any transaction pursuant to which the Borrower or any of its Wholly-Owned Subsidiaries (a) acquires all of the outstanding equity securities of any Person other than the Borrower or any Person which is then a Wholly-Owned Subsidiary of the Borrower, or (b) otherwise makes any Person a Wholly-Owned Subsidiary of the Borrower, in any case pursuant to a merger, purchase of assets or any reorganization or (c) purchases all or substantially all of the business or assets of any Person;

              (h) Intercompany Loans made to the Borrower or any Guarantor by any of its Wholly-Owned Subsidiaries; and

              (i) loans by Big O Tires, Inc. or its Wholly-Owned Subsidiaries to Big O franchisees, provided that the aggregate principal amount of such loans plus the aggregate amount of the obligations guaranteed pursuant to Section 6.01(e) at no time exceeds $20,000,000. Evidences of Indebtedness permitted under Section 6.04(e) and Big O franchisee loans that have been sold to third parties shall be excluded from the loans and obligations required to be within the $20,000,000 limit.

              SECTION 6.05. Hedging Agreements. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or such Subsidiary is exposed in the conduct of its business or the management of its liabilities.

              SECTION 6.06. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any property or service) with or make any payment or transfer to, any of its Affiliates except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction; provided that the foregoing shall not apply to transactions (i) between the Borrower and any of its Wholly-Owned Subsidiaries, as long as such transactions do not violate
Section 6.04; or (ii) if such transactions occur in the ordinary course of business consistent with past practices of the Borrower and/or Subsidiary, (x) transactions between the Borrower or any Wholly-Owned Subsidiary and TBC de Mexico or TBC Worldwide LLC or (xx) transactions between Big O Tires, Inc. or any of its Subsidiaries and any Joint Venture established by Big O Tires, Inc. or any of its Subsidiaries in the ordinary course of business, the entire investment in which is permitted under Section 6.04(d).

              SECTION 6.07. Restrictive Agreements. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

              SECTION 6.08. Total Liabilities to Tangible Net Worth. The Borrower will not permit the ratio of (i) Consolidated Total Liabilities to (ii) Consolidated Tangible Net Worth, measured at the end of each Fiscal Quarter, to be greater than that set forth in the following table:

           Quarter Ending                              Ratio
           --------------                              -----
              3/31/01                                  3.20:1
              6/30/01                                  3.20:1
              9/30/01                                  3.20:1
              12/31/01                                 3.20:1
              3/31/02                                  2.75:1
              6/30/02                                  2.75:1
              9/30/02                                  2.75:1
              12/31/02                                 2.75:1
              3/31/03                                  2.50:1
              6/30/03                                  2.50:1

              9/30/03                                  2.50:1
              12/31/03                                 2.50:1
              3/31/04                                  2.50:1
              6/30/04                                  2.50:1
              9/30/04                                  2.50:1
              12/31/04                                 2.50:1
              3/31/05                                  2.50:1
              6/30/05                                  2.50:1
              9/30/05                                  2.50:1

              SECTION 6.09. Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio (measured at the end of each Fiscal Quarter for the then-most recently ended four Fiscal Quarters) to be less than the amount set forth in the following table. For purposes of this clause, "Fixed Charge Coverage Ratio" means as of the last day of any Fiscal Quarter of the Borrower, the ratio of (a) EBITDA for the period of four Fiscal Quarters ending on the last day of such quarter to (b) the sum of the Consolidated Interest Expense, Scheduled Payments and Capital Expenditures for such period.

           Quarter Ending                              Ratio
           --------------                              -----
              3/31/01                                  1.15:1
              6/30/01                                  1.15:1
              9/30/01                                  1.15:1
              12/31/01                                 1.15:1
              3/31/02                                  1.15:1
              6/30/02                                  1.15:1
              9/30/02                                  1.15:1
              12/31/02                                 1.15:1
              3/31/03                                  1.15:1
              6/30/03                                  1.15:1
              9/30/03                                  1.15:1
              12/31/03                                 1.15:1
              3/31/04                                  1.25:1
              6/30/04                                  1.25:1
              9/30/04                                  1.25:1
              12/31/04                                 1.25:1
              3/31/05                                  1.25:1
              6/30/05                                  1.25:1
              9/30/05                                  1.25:1

For purposes of this Section, the following terms shall have the following meanings:

              "Capital Expenditures" mean, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made directly or indirectly by the Borrower or any Subsidiary to acquire or construct fixed assets, property, plant and equipment (including renewals, improvements, replacements and substitutions, but excluding repairs) during such period, computed in accordance with GAAP.

              "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

              "Scheduled Payments" means, for any period, the sum (without duplication) of the aggregate amount of scheduled principal payments made during such period in respect of Long-Term Indebtedness of the Borrower and its Subsidiaries (other than payments made by the Borrower or any Subsidiary to the Borrower or a Subsidiary).

              SECTION 6.10. Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the end of any Fiscal Quarter to be greater than that set forth in the following table:

           Quarter Ending                              Ratio
           --------------                              -----
              3/31/01                                  3.25:1
              6/30/01                                  3.25:1
              9/30/01                                  3.25:1
              12/31/01                                 3.25:1
              3/31/02                                  3.00:1
              6/30/02                                  3.00:1
              9/30/02                                  3.00:1
              12/31/02                                 3.00:1
              3/31/03                                  2.75:1
              6/30/03                                  2.75:1
              9/30/03                                  2.75:1
              12/31/03                                 2.75:1
              3/31/04                                  2.50:1
              6/30/04                                  2.50:1
              9/30/04                                  2.50:1
              12/31/04                                 2.50:1
              3/31/05                                  2.25:1
              6/30/05                                  2.25:1
              9/30/05                                  2.25:1

              SECTION 6.11. Guarantors' Minimum Net Worth. As of the end of any Fiscal Quarter, the Borrower shall not permit (i) the Net Worth of Big O Tires, Inc. to be less than $60,000,000, (ii) the Net Worth of Carroll's Inc. to be less than $30,000,000 and (iii) the Net Worth of Tire Kingdom, Inc. to be less than $36,000,000 plus, for each such Subsidiary, 50% of its positive consolidated net income for each Fiscal Quarter, after taxes and after extraordinary items as determined on a consolidated basis for such Subsidiary in accordance with GAAP.

              SECTION 6.12. Adjusted Debt to EBITDAR. The Borrower will not permit the ratio of (i) Adjusted Debt to (ii) EBITDAR at the end of any Fiscal Quarter to be greater than the amount set forth in the following table:

           Quarter Ending                              Ratio
           --------------                              -----
              3/31/01                                  5.00:1
              6/30/01                                  5.00:1
              9/30/01                                  5.00:1
              12/31/01                                 5.00:1
              3/31/02                                  4.75:1
              6/30/02                                  4.75:1
              9/30/02                                  4.75:1
              12/31/02                                 4.75:1
              3/31/03                                  4.50:1
              6/30/03                                  4.50:1
              9/30/03                                  4.50:1
              12/31/03                                 4.50:1
              3/31/04                                  4.00:1
              6/30/04                                  4.00:1
              9/30/04                                  4.00:1
              12/31/04                                 4.00:1
              3/31/05                                  3.75:1
              6/30/05                                  3.75:1
              9/30/05                                  3.75:1

For purposes of this Section, at the end of any Fiscal Quarter, (i) "Adjusted Debt" shall mean Consolidated Funded Indebtedness as of the end such Fiscal Quarter, plus eight times the rental payments made during the four Fiscal Quarter period then ended, and (ii) EBITDAR shall mean the aggregate EBITDA, plus the aggregate rental payments, for the four Fiscal Quarter period then ended.

              SECTION 6.13. Asset Test. The Borrower will not permit the ratio of the sum of consolidated accounts receivable and inventories to Consolidated Funded Indebtedness at the end of any Fiscal Quarter to be less than 1.35 to 1.

              SECTION 6.14. Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the

Administrative Agent or any Lender pursuant to this Agreement or any of the other Loan Documents will, when so furnished, contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that, with respect to projected financial information, such information may be prepared in good faith based upon assumptions believed to be reasonable at the time.

              SECTION 6.15. Sale of Assets. The Borrower will not sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its or their now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests), except: (a) for inventory disposed of in the ordinary course of business; (b) for transactions with Affiliates permitted under Section 6.06; (c) for the sale or other disposition of assets that are obsolete or no longer used or usable for the conduct of business in the ordinary course;(d) for one or more transactions in which fixed or capital assets are sold and leased back, on terms that do not constitute Capital Lease Obligations, provided that (i) the aggregate sale price of the assets sold does not exceed $5,000,000 and (ii) the Net Proceeds of each such sale are used to prepay principal of the Term Loans and of Prudential Debt, pursuant to Section 2.10(c); (e) Big O Tires, Inc. and its Subsidiaries shall be permitted (i) to sell Big O franchisee loans to third parties, and (ii) to sell Big O stores (including real estate, fixtures and equipment) to Big O franchisees, provided that, in each case under clauses (i) and (ii) the sale is in the ordinary course of business and consistent with past practice; and (f) sales described in Schedule 6.15.

              SECTION 6.16. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefits for management or employees of the Borrower and its Subsidiaries and (d) the Borrower may make payments in an aggregate amount not exceeding $10,000,000 on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares.

                                   ARTICLE VII

                                Events of Default

              If any of the following events ("Events of Default") shall occur:

              (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

              (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three days;

              (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;

              (d) (i) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.03, 5.04 (with respect to the Borrower's existence) or 5.08, or (ii) the Borrower shall fail to observe or perform any covenant or agreement contained in Article VI and either, (x) such failure is not remedied within two Business Days after any of the Chief Executive Officer of the Borrower or any Financial Officer obtains knowledge thereof or (xx) within such two-day period, the Required Lenders, or the Co-Administrative Agent on instructions of the Required Lenders, gives the Borrower notice that such failure constitutes a Default;

              (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) the date the Borrower shall have obtained knowledge thereof and (ii) written notice thereof from the Co-Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

              (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

              (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any

       Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

              (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

              (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

              (j) the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

              (k) one or more judgments for the payment of money in an aggregate amount in excess of $3,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

              (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,000,000;

              (m) a Change in Control shall occur;

              (n) the Borrower or any Subsidiary shall be subject to any Environmental Liability or the subject of any proceeding or investigation pertaining to the release by the Borrower or any Subsidiary, or any other Person of any Hazardous Material into the environment, or pertaining to any violation of any Environmental Law, which, in any case, could reasonably be expected to have a Material Adverse Effect;

              (o) any Guarantee of any of the Facility Obligations, or any Security Agreement or the Mortgage shall for any reason cease to be an enforceable obligation of the Borrower or Guarantor, as the case may be, that executed same or if such party or any other Person should contest the validity of such Guarantee, Security Agreement or Mortgage or shall seek in any way to have it declared null and void or to have such party's obligations thereunder in any way limited, or if such party shall in any respect fail to perform any of its obligations under such Guarantee or Mortgage or if any "Event of Default" (as defined in such Security Agreement) shall occur; or

              (p) Borrower shall fail to amend, or to amend and restate, the Prudential Debt, substantially in accordance with the Prudential Term Sheet, and on terms that are no more restrictive than the provisions of this Agreement, on or before February 15, 2001 and such failure is not remedied within 15 days after the Co-Administrative Agent delivers written notice of such failure to Borrower;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Co-Administrative Agent shall, pursuant to the request of the Required Lenders, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments, and thereupon the Revolving Credit Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                    ARTICLE VIII

              The Administrative Agent and the Co-Administrative Agent

              Each of the Lenders and the Issuing Bank hereby irrevocably appoints each of the Administrative Agent and the Co-Administrative Agent as its agent under this Agreement and the other Loan Documents, and authorizes the Administrative Agent and the Co-Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated respectively to the Administrative Agent and the Co-Administrative Agent by the terms hereof and of the other Loan Documents together with such actions and powers as are reasonably incidental thereto.

              Each bank serving as the Administrative Agent and the Co-Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Co-Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent or the Co-Administrative Agent hereunder.

              Neither the Administrative Agent nor the Co-Administrative Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing,
(a) neither shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby and in the other Loan Documents that the Administrative Agent or the Co-Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, neither the Administrative Agent nor the Co-Administrative Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or Co-Administrative Agent, as the case may be, or any of its respective Affiliates in any capacity. Neither the Administrative Agent nor the Co-Administrative Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or for any action taken or not taken by it in the absence of its own gross negligence or wilful misconduct. Neither the Administrative Agent nor the Co-Administrative Agent shall be deemed to have knowledge of any Default (including any event of default under any other Loan Document) unless and until written notice thereof is given to it by the Borrower or a

Lender, and neither the Administrative Agent nor the Co-Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein,
(iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Loan Document other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Co-Administrative Agent, as the case may be.

              The Administrative Agent and the Co-Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each of the Administrative Agent and the Co-Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each of the Administrative Agent and the Co-Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

              Each of the Administrative Agent and the Co-Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and the Co-Administrative Agent and any such sub-agent may perform any and all duties and exercise rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Co-Administrative Agent, and any such sub-agent.

              Upon the appointment and acceptance of a successor Administrative Agent or Co-Administrative Agent as provided in this paragraph, the Administrative Agent or Co-Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the approval of the Borrower (provided Borrower's approval shall not be required during the existence of a Default), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Co-Administrative Agent gives notice of its resignation, then the retiring Administrative Agent or Co-Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent or Co-Administrative Agent, which shall be a bank with an office in the United States, or an

Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent or Co-Administrative Agent hereunder and under the other Loan Documents by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Co-Administrative Agent, and the retiring Administrative Agent or Co-Administrative Agent shall be discharged from any further duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent or Co-Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's or Co-Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent or Co-Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Administrative Agent or Co-Administrative Agent, as the case may be.

              Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Co-Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Co-Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

              SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

              (a) if to the Borrower, to it at 4770 Hickory Hill Road, Memphis, Tennessee 38141, Attention of Chief Financial Officer, (Fax No. (901) 541-3752);

              (b) if to the Administrative Agent, to National Department, 165 Madison Avenue, Memphis, Tennessee 38103, Attention of James Moore, Senior Vice President (Fax No. (901) 523-4267);

              (c) if to the Issuing Bank, to it at National Department, 165 Madison Avenue, Memphis, Tennessee 38103, Attention of James Moore, Senior Vice President (Fax No. (901) 523-4267);

              (d) if to the Swingline Lender, to it at National Department, 165 Madison Avenue, Memphis, Tennessee 38103, Attention of James Moore, Senior Vice President (Fax No. (901) 523-4267);

              (e) if to the Co-Administrative Agent, to it at Corporate Banking Department, One Chase Square, 9th Floor, Rochester, New York, 14643, Attention of Bruce Yoder, Vice President (Fax No. (716) 258-4258);

              (f) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

              SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Co-Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Co-Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Co-Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

              (b) Neither this Agreement, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Co-Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC

              Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or waive or release the obligation of the Borrower with respect to any such principal, interest, fees, or LC Disbursement without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) waive, amend or modify any of the provisions of Article VIII or of any Guarantee, without the written consent of all Lenders; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Co-Administrative Agent, the Issuing Bank, the Swingline Lender or the Federal Funds Lenders hereunder without the prior written consent of the Administrative Agent, the Co-Administrative Agent, the Issuing Bank, the Swingline Lender, or the Federal Funds Lenders, as the case may be.

              (c) Should the Borrower or any Guarantor become a party to a case under the United States Bankruptcy Code, each Lender shall be entitled to file its own claim, to the extent that a filing may be necessary. The Co-Administrative Agent shall review each claim before being filed by a Lender to assure that the claim is filed on a basis consistent with the Administrative Agent's and the Co-Administrative Agent's records and the legal position, if any, taken by the Administrative Agent or the Co-Administrative Agent on behalf of the Lenders pursuant to this Agreement. Should the Borrower or any Guarantor become a party to a reorganization proceeding under the United States Bankruptcy Code, each Lender shall be recognized as the holder of a separate claim for the purpose of the approval or rejection of a plan under 11 U.S.C. ss.1126, may freely vote such claim, and the provisions of this Section shall control Section 9.02(b) and the other provisions of this Agreement that might otherwise require the consent of the Required Lenders or of all Lenders in such circumstances. The Administrative Agent and Co-Administrative Agent shall continue as such under this Agreement and the other Loan Documents as they may be amended by any adopted plan of reorganization in such a proceeding.

              SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Co-Administrative Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of their respective counsel, in connection with the syndication of the credit facilities provided for herein, and the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment related thereto and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Co-Administrative Agent, the Collateral Agent under the Security Agreements, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Co-Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, and the other Loan Documents including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

              (b) The Borrower shall indemnify the Administrative Agent, the Co-Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery by the Borrower or any Guarantor of this Agreement, the other Loan Documents and any agreement or instrument contemplated hereby or thereby, the performance by the Borrower or any Guarantor of their respective obligations hereunder and under the other Loan Documents or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

              (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Co-Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Co-Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on such Lender's Revolving Credit Commitment as a percentage of all Revolving Credit Commitments) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Co-Administrative Agent, the Issuing Bank or the Swingline Lender, in its capacity as such.

              (d) To the extent permitted by applicable law, the Borrower shall not assert, and it hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit, or the use of the proceeds thereof.

              (e) All amounts due under this Section shall be payable promptly after written demand therefor.

              SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Co-Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

              (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and its Federal Funds Loan Commitment, if any, and the Loans at the time owing to it, provided that any assignment of part of its Revolving Credit Commitment shall include assignment of an equal percentage of its Federal Funds Loan Commitment) and the other Loan Documents; provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower, and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Credit Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitment, the amount of the Revolving Credit Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and after giving effect to each such assignment, the assigning Lender shall have Revolving Credit Exposure and unused Revolving Credit Commitment aggregating at least $5,000,000, in each case unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and the other Loan Documents; (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,000; and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under
Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and the other Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement and the other Loan Documents that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

              (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Memphis, Tennessee a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent demonstrable error, and the Borrower, the Administrative Agent, the Co-Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

              (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

              (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and its Federal Funds Loan Commitment, if any, and the Loans owing to it) and the other Loan Documents; provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Co-Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

              (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

              (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

              (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to special purpose funding vehicles (each an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan or reimbursement of an LC Disbursement that such Granting Lender would otherwise be obligated to make pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment to make any Loan or reimburse any LC Disbursement by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan or reimbursement of such LC Disbursement, the Granting Lender shall be obligated to make such Loan or reimburse such LC Disbursement pursuant to the terms hereof, and (iii) except as expressly set forth herein, the rights of any such SPC shall be derivative of the rights of the Granting Lender, and each SPC shall be subject to all of the restrictions upon the Granting Lender herein contained. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise by the Granting Lender of voting and other rights hereunder in a manner which is acceptable to the SPC, and the Administrative Agent, the Co-Administrative Agent, the Issuing Bank, the Lenders and the Borrower and each other party shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans or reimbursement of LC Disbursements made by or through its SPC and with respect to all other matters related to this Agreement and the other Loan Documents. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the related Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, each SPC may, at any time, without regard to the requirements of Section 9.04(b), (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent, and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender (or to any other SPC of such Granting Lender) or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans or reimburse LC Disbursements hereunder), and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.04(h) may not be amended without the consent of all SPC's then designated to the Administrative Agent in accordance with the foregoing provisions of this Section.

              SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Co-Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Credit Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 9.03 and 9.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitments or the termination of this Agreement or any provision hereof.

              SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Bank or any Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including, without limitation, each Commitment Letter between the Borrower and each Lender, to the extent, but only to the extent, that it relates to such Lender. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Co-Administrative Agent and when the Co-Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

              SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

              SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized, provided that it has the consent of the Co-Administrative Agent (which consent may not be unreasonably withheld), at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

              SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York applicable to contracts made and to be performed in such state, without regard to conflict of laws principles.

              (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Courts of the State of New York sitting in New York County and of the United States District Court sitting in New York County, New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Co-Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

              (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

              SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

              SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

              SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Co-Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) if an agreement containing provisions substantially the same as those of this Section has been obtained, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or
(ii) becomes available to the Administrative Agent, the Co-Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its Subsidiaries' businesses, other than any such information that is available to the Administrative Agent, the Co-Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

              SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or LC Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or LC Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

              SECTION 9.14. Initial Revolving Loans. Upon this Agreement becoming effective pursuant to Section 4.01, in addition to its obligation to make its Term Loan, each Lender shall be obligated to make a Revolving Loan, in accordance with Section 2.06, in an amount sufficient to purchase its appropriate share of the aggregate principal amount of the Revolving and Federal Funds Loans then outstanding. At the time of its notice to the Lenders of the Effective Date, required pursuant to Section 4.01, the Administrative Agent shall notify each Lender of the amount, if any, which such Lender is required to advance and the date on which the advance is required. The proceeds of such Loans shall be distributed by the Administrative Agent to those Lenders whose Revolving Loans exceed their Applicable Percentage of the total outstanding Revolving Loans and whose Federal Funds Loans exceed their pro rata share of the total outstanding Federal Funds Loans.

To the extent that all or part of any Lender's Eurodollar Loans are prepaid, it shall waive any break funding payments under Section 2.15.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


Borrower                            TBC Corporation



                                    By: /s/ Ronald E. McCollough
                                        ----------------------------------------
                                    Name:  Ronald E. McCollough
                                    Title: Executive Vice President, Chief
                                           Financial Officer and Treasurer

Lenders and Administrative Agent

                                    First Tennessee Bank National
                                    Association, individually, as
                                    Administrative Agent, as Swingline
                                    Lender and as Issuing Bank



                                    By: /s/ James H. Moore, Jr.
                                        ----------------------------------------
                                    Name:  James H. Moore, Jr.
                                    Title: Senior Vice President


                                    The Chase Manhattan Bank, individually
                                    and as Co-Administrative Agent



                                    By: /s/ Bruce Yoder
                                        ----------------------------------------
                                    Name:  Bruce Yoder
                                    Title: Vice President


                                    First Union National Bank



                                    By: /s/  Todd Kidd
                                        ----------------------------------------
                                    Name:  Todd Kidd
                                    Title: Vice President

                                    SunTrust Banks, Inc.



                                    By: /s/ Renee D. Drake
                                        ----------------------------------------
                                    Name:  Renee D. Drake
                                    Title: Vice President


                                    Regions Bank



                                    By: /s/ Sam Prudhomme
                                        ----------------------------------------
                                    Name:  Sam Prudhomme
                                    Title: National Division Officer


                                    Fleet Capital Corporation



                                    By:  /s/ William P. Dyer IV
                                        ----------------------------------------
                                    Name:  William P. Dyer IV
                                    Title: Vice President


                                    Allfirst Bank



                                    By: /s/ Mark X. Fidati
                                        ----------------------------------------
                                    Name:  Mark X. Fidati
                                    Title: Vice President


                                    Fifth Third Bank



                                    By: /s/ James E. Simpson
                                        ----------------------------------------
                                    Name:  James E. Simpson
                                    Title: Vice President

                                    Firstar Bank NA



                                    By: /s/ Ward C. Wilson
                                        ----------------------------------------
                                    Name:  Ward C. Wilson
                                    Title: Senior Vice President


                                    Union Planters Bank, NA



                                    By: /s/ Shea Buchignani
                                        ----------------------------------------
                                    Name:  Shea Buchignani
                                    Title: Assistant Vice President


                                    National City Bank



                                    By: /s/ W. R. Ammerman
                                        ----------------------------------------
                                    Name:  W. R. Ammerman
                                    Title: Assistant Vice President

                                 Schedule 1.01A

                                    [FORM OF]
                            ASSIGNMENT AND ACCEPTANCE

       Reference is made to the Credit Agreement dated as of January __, 2001 (as amended and in effect on the date hereof, the "Credit Agreement"), among TBC Corporation, the Lenders named therein and First Tennessee Bank National Association, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

       The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Revolving Credit Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement and the other Loan Documents. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and under the other Loan Documents and
(ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

       This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.16(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

       This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):

--------------------------------------------------------------------------------
Facility                     Principal Amount      Percentage Assigned of
                             Assigned              Facility/Revolving Credit
                                                   Commitment (set forth, to at
                                                   least 8 decimals, as a
                                                   percentage of the Facility
                                                   and the aggregate Revolving
                                                   Credit Commitments of all
                                                   Lenders thereunder)
--------------------------------------------------------------------------------
Revolving Credit             $                                                 %
Commitment Assigned:
--------------------------------------------------------------------------------
Revolving Loans:                                                               %
--------------------------------------------------------------------------------
Federal Funds Loan                                                             %
Commitment Assigned:
--------------------------------------------------------------------------------
Federal Funds Loans:                                                           %
--------------------------------------------------------------------------------
Term Loans:                                                                    %
--------------------------------------------------------------------------------

The terms set forth above and on the reverse side hereof are hereby agreed to:

--------------------------------------------------------------------------------

                                              [Name of Assignor], as Assignor



                                              By:______________________________
                                              Name:
                                              Title:

--------------------------------------------------------------------------------

                                              [Name of Assignee], as Assignee



                                              By:______________________________
                                              Name:
                                              Title:
--------------------------------------------------------------------------------

The undersigned hereby consent to the within assignment:

--------------------------------------------------------------------------------
TBC Corporation                            First Tennessee Bank National
                                           Association, as Administrative Agent

By:______________________________
Name:                                      By:______________________________
Title:                                     Name:
                                           Title:
--------------------------------------------------------------------------------

                                  SCHEDULE 2.01

                                   COMMITMENTS


------------------------------------------------------------------------------
            LENDER                 TERM LOAN       REVOLVING         FEDERAL
                                   COMMITMENT       CREDIT         FUNDS LOAN
                                                  COMMITMENT       COMMITMENT*
------------------------------------------------------------------------------
The Chase Manhattan Bank          $11,250,000     $11,250,000     $ 4,500,000
-----------------------------------------------------------------------------
First Tennessee Bank National     $ 7,500,000     $ 7,500,000     $ 3,000,000
Association
-----------------------------------------------------------------------------
SunTrust Banks, Inc.              $11,250,000     $11,250,000     $ 4,500,000
-----------------------------------------------------------------------------
First Union National Bank         $10,000,000     $10,000,000     $ 3,800,000
-----------------------------------------------------------------------------
Regions Bank                      $ 7,500,000     $ 7,500,000     $
-----------------------------------------------------------------------------
Fleet Capital Corporation         $ 7,500,000     $ 7,500,000     $ 3,000,000
-----------------------------------------------------------------------------
Allfirst Bank                     $ 5,000,000     $ 5,000,000     $
-----------------------------------------------------------------------------
Fifth Third Bank                  $ 5,000,000     $ 5,000,000     $ 1,200,000
-----------------------------------------------------------------------------
Firstar Bank NA                   $ 5,000,000     $ 5,000,000     $
-----------------------------------------------------------------------------
Union Planters Bank, NA           $ 5,000,000     $ 5,000,000     $
-----------------------------------------------------------------------------
National City Bank                $ 5,000,000     $ 5,000,000     $
-----------------------------------------------------------------------------
Totals                            $80,000,000     $80,000,000     $20,000,000*
-----------------------------------------------------------------------------

* Constitutes a sublimit of the Revolving Credit Commitments.

                                  Schedule 3.01

                BORROWER AND SUBSIDIARIES AND JURISDICTIONS OF ORGANIZATION


Borrower: TBC CORPORATION, a Delaware corporation ("TBC")

Subsidiaries Directly Owned by TBC:


                             Jurisdiction of   Percentage of Stock
        Name                  Organization         Owned by TBC       Subsidiaries
        ----                  ------------         ------------       ------------
Big O Tires, Inc.                Nevada               100%             See Below
Carroll's, Inc.                  Georgia              100%               None
Northern States Tire, Inc.      Delaware              100%               None
TBC International Inc.          Delaware              100%               None
TBC Retail Enterprises, Inc.    Delaware              100%             See Below


Subsidiaries Directly Owned by Big O Tires, Inc.:

                             Jurisdiction of   Percentage of Stock
        Name                  Incorporation      Owned by Big O       Subsidiaries
        ----                  ------------       --------------       ------------
Big O Development, Inc.         Colorado              100%               None
O Advertising, Inc.             Colorado              100%               None
Big O Tire of Idaho, Inc.         Idaho               100%               None


Subsidiaries Directly Owned by TBC Retail Enterprises, Inc.:

                             Jurisdiction of   Percentage of Stock
        Name                  Incorporation    Owned by TBC Retail    Subsidiaries
        ----                  -------------    -------------------    ------------
Big O Retail Enterprises, Inc.  Colorado              100%               None

Tire Kingdom, Inc.               Florida              100%               None

                                  Schedule 3.06

                                DISCLOSED MATTERS





                                      NONE.

                                  Schedule 3.16

                                     ASSETS

(a) (c) Warehouse Locations/Retail Locations:

       TBC Corporation:             4770 Hickory Hill Road
                                    Memphis, TN 38141

                                    107 Tom Starling Road
                                    Fayetteville, NC 28306

       Big O Tires, Inc.:           Warehouse Locations

                                    5025 Florence Street, Unit A
                                    Denver, CO 80238

                                    5600 East Francis Street, Suite 200
                                    Ontario, CA 91761

                                    301 N. 45th Avenue, Suite 1
                                    Phoenix, AZ 85043

                                    1835 Diesel Drive
                                    Sacramento, CA 95838

                                    640 Park East Blvd.
                                    New Albany, IN 47150

                                    Retail Locations

                                    1 retail location in Littleton, CO
                                    1 retail location in Renton, WA
                                    1 retail location in Issaquah, WA
                                    1 retail location in Kent, WA

       Carroll's Inc.:              Warehouse Locations

                                    123 Anderson Court, Suite 2
                                    Dothan, AL 36301-4344

                                    7731 Gadsden Highway
                                    Trussville, AL 35173

                                    3028 Mercury Road
                                    Jacksonville, FL 32207

                                    6072 Cinder Lane Parkway
                                    Orlando, FL 32810

                                    841 Drive Buick Avenue
                                    Orlando, FL 32808

                                    1800 Avenue P
                                    Riviera Beach, FL 33404

                                    3107 East Grace Street
                                    Tampa, FL 33605

                                    2203 Walter Brown Drive
                                    Albany, GA 31705

                                    1234 West Ridge Road
                                    Gainesville, GA 30501

                                    440 West Park 20 - W
                                    Augusta [Grovetown], GA 30813

                                    4281 Old Dixie Highway
                                    Hapeville, GA 30354

                                    2461 Industrial Park Drive
                                    Macon, GA 31206

                                    260 Pine Barren Road
                                    Pooler, GA 31322

                                    4337A Barringer Dr.
                                    Charlotte, NC 28217-1513

                                    350 Atkinson St.
                                    Clayton, NC 27520-2106

                                    107 Tom Starling Road, Suite 200
                                    Fayetteville, NC 28306

                                    130 Cloverleaf Drive
                                    Winston Salem, NC  27103-6714

                                    1200 Edward Circle
                                    Florence, SC 29501-2839

                                    4000 Pelham Court
                                    Greer, SC 29650

       Northern States Tire, Inc.:  372 Dartmouth College Highway
                                    Lebanon, NH 03766
                                    (wholesale and retail)

                                    47 Rockland Street
                                    Auburn, MA 01501
                                    (wholesale)

                                    695 Middle Street
                                    Middletown, CT 06457
                                    (wholesale)

                                    300 Essex Road
                                    Williston, VT 05495
                                    (retail)

       TBC International Inc.:      None

       TBC Retail Enterprises,
          Inc.:                     None

       Big O Development, Inc.:     None

       O Advertising, Inc.:         None

       Big O Tire of Idaho, Inc.:   3511 South T.K. Avenue
                                    Boise, ID 83705

       Big O Retail Enterprises, Inc.:    1 retail location in Lebanon, IN
                                          1 retail location in New Castle, IN
                                          1 retail location in Rushville, IN
                                          1 retail location in Georgetown, KY

                                        1 retail location in Nicholasville, KY
                                        1 retail location in Crawfordsville, IN
                                        1 retail location in Winchester, KY

       Tire Kingdom, Inc.:          2001 North Congress Avenue
                                    Riviera Beach, FL 33404
                                    (executive offices and warehouse)

                                    1350 Tradepost Drive
                                    Orlando, FL 32824
                                    (warehouse)

                                    Laney & Duke Warehouse
                                    Warehouse #2
                                    1660 Jessie Street
                                    Jacksonville, FL 32206
                                    (public warehouse)

                                    147 retail locations in Florida
                                     10 retail locations in Louisiana
                                      4 retail locations in North Carolina
                                      2 retail locations in Georgia



(b)    Owned Real Estate

       Borrower and its Subsidiaries own the following real estate:

                                                                            Current
       Owned By                    Address           Sq. Footage         Net Book Value
       --------                    -------           -----------         --------------
TBC Corporation             4770 Hickory Hill Road     475,000             $5,044,000
                            Memphis, TN 38141

Northern States Tire, Inc.  372 Dartmouth College       40,000             $1,621,000
                            Highway
                            Lebanon, NH 03766

Northern States Tire, Inc.  300 Essex Road               6,368             $  448,500
                            Williston, VT 05495

Big O Tires, Inc.           640 Park East Blvd.
                            New Albany, IN 47150        84,000              1,765,600

Big O Tires of Idaho, Inc.  3511 South T.K. Avenue
                            Boise, ID 83705            101,564              3,233,500

Big O Development, Inc.     See Schedule 6.03(a)

(d)    Inventory in Possession of Third Parties:

       TBC Corporation:                 None

       Big O Tires, Inc.:               Consigned inventory at approximately
                                        150 customers.  Approximate book
                                        value at 11/30/00: $585,000.


       Carroll's, Inc.:                 None

       Northern States Tires, Inc.      Consignment inventory at approximately
                                        30 customers in NH, CT, VT and MA.
                                        Approximate book value at 11/30/00:
                                        $270,000.


       TBC International Inc.:          None

       TBC Retail Enterprises, Inc.     None

       Big O Development, Inc.:         None

       O Advertising, Inc.:             None

       Big O Tire of Idaho, Inc.:       Consignment inventory at two
                                        customers.  Approximate book value at
                                        11/30/00:  $46,000.

       Big O Retail Enterprises, Inc.:  None

       Tire Kingdom, Inc.:              See public warehouse location in (a)
                                        above. (Approximately $3.5-$4.0 million of inventory is stored at this warehouse.)


(e)    Federally Registered Trademarks, Tradenames, and Service Marks.

       See Attachment 1.


(f) Equipment and Fixtures Located In States Not Set Forth In (a) - (d) above.

       TBC Corporation owns an indeterminate number of tire molds (number of molds could exceed 1,000) that are in the possession of the manufacturers who produce tires for TBC. The molds are located at the manufacturers' plants both in the United States and in foreign countries. Molds may be moved from plant to plant by the manufacturer without notice to TBC. TBC does not maintain detailed records regarding the cost, net book value, or location of individual molds as of any particular date. Aggregate net book value of these molds at 11/30/00 was approximately $5,605,000.

                                Schedule 4.01(b)

                             FORM OF OPINION LETTER



                                January __, 2001

To the Administrative Agent, the Co-Administrative Agent, the Collateral Agent, and the Lenders who are parties to the Credit Agreement and the other agreements described below.

Ladies and Gentlemen:

       We have acted as counsel to TBC Corporation, a Delaware corporation (the "Borrower"), in connection with (i) its execution and delivery of the Amended and Restated Credit Agreement, dated as of January 5, 2001 (the "Credit Agreement"), among the Borrower, the "Lenders" party thereto (including the Issuing Bank), First Tennessee Bank National Association, as administrative agent (the "Administrative Agent") and The Chase Manhattan Bank as co-administrative agent (the "Co-Administrative Agent"); (ii) its execution and delivery of the Amended and Restated Security Agreement, dated as of January 5, 2001 (the "TBC Security Agreement"), granted by the Borrower to The Chase Manhattan Bank, as collateral agent (the "Collateral Agent") for all financial institutions who are and may become Lenders (as defined in the TBC Security Agreement) and for the Administrative Agent and Co-Administrative Agent, and to the Lenders and the Administrative Agent and the Co-Administrative Agent; (iii) execution and delivery of the Acknowledgment and Agreement to the Intercreditor Agreement, dated as of January 5, 2001 (the "Acknowledgment") among the Secured Parties, as defined in the TBC Security Agreement; and (iv) the transactions contemplated by the Credit Agreement, the TBC Security Agreement, and the Acknowledgment.

       We have also acted as counsel to TBC International, Inc., a Delaware corporation ("TBCI"), TBC Retail Enterprises, Inc., a Delaware corporation ("TBC Retail"), Big O Tires, Inc., a Nevada corporation ("Big O"), Carroll's, Inc., a Georgia corporation ("Carroll's") and Tire Kingdom, Inc., a Florida corporation ("TKI"), in connection with the execution and delivery by each of an Amended and Restated Guarantee, dated as of January 5, 2001 (the "Amended Guarantees") and to Northern States Tire, Inc., a Delaware corporation ("Northern States"), in connection with its execution and delivery of a Guarantee, dated as of January 5, 2001 (together with the Amended Guarantees, the "Guarantees"), each relating to the Borrower's obligations under the Credit Agreement.

       We have acted as counsel to Big O, Carroll's and TKI in connection with
(a) the execution and delivery by each of an Amended and Restated Security Agreement, dated as of January 5, 2001 (each, an "Amended Security Agreement"), granted to the Collateral Agent as agent for all Lenders, and for the Administrative Agent and Co-Administrative Agent, and to the Lenders and the Administrative Agent and Co-Administrative Agent, and (b) the consummation of the transactions contemplated thereby.

       We have also acted as counsel to TBCI, TBC Retail and Northern States in connection with (a) the execution and delivery by each of a Security Agreement, dated as of January 5, 2001 (together with each Amended Security Agreement, each, a "Subsidiary Security Agreement"), granted to the Collateral Agent as agent for all Lenders, and for the Administrative Agent and Co-Administrative Agent, and to the Lenders and the Administrative Agent and Co-Administrative Agent, and (b) the consummation of the transactions contemplated thereby.

       As used in this opinion, "Subsidiary" means each of TBCI, TBC Retail, Big O, Carroll's, TKI, and Northern States.

       This opinion is being delivered pursuant to Section 4.01(b) of the Credit Agreement. All capitalized terms used in this opinion but not defined herein shall have the meanings given to them in the Credit Agreement, as the context indicates.

       We have examined the Credit Agreement, the TBC Security Agreement, the Acknowledgment, the Guarantees, and each Subsidiary Security Agreement (collectively, the "Transaction Documents"), and the UCC-1 financings statements and trademark assignments executed by our clients in connection with the TBC Security Agreement and the Subsidiary Security Agreements (collectively, the "Financing Statements"), together with telecopied facsimiles of the signature pages of each of the foregoing. We have also examined certificates of officers of Borrower and its Subsidiaries or public officials, and corporate records, and have made investigation of such other matters, as in our judgment permit us to render an informed opinion on the matters set forth herein.

       In connection with our examination, we have assumed that the execution copies of the Transaction Documents and the Financing Statements conform to the copies of such documents delivered to us by counsel to the Lenders. We have also assumed the genuineness of all signatures (other than those on behalf of Borrower or any Subsidiary), the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies or telecopied facsimiles, and the authenticity of the originals of such latter documents. Further, with your consent, with respect to the Lenders, the Administrative Agent, the Co-Administrative Agent, and the Collateral Agent, we have assumed the legal power of each to enter into and perform the Credit Agreement and the Transaction Documents to which they are parties, and the due authorization, execution, and delivery of the Credit Agreement and the other Transaction Documents to which they are parties, and we have relied on all representations or warranties contained in the Transaction Documents insofar as they relate to matters of fact not within our knowledge.

       Based upon the foregoing and subject to the last two paragraphs of this letter, we are of the opinion that:

       1. Each of the Borrower and TBCI, TBC Retail, Big O, Carroll's, TKI and Northern States is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of its incorporation and has all requisite corporate authority to conduct its business as now being conducted.

       2. The execution and delivery of the Transaction Documents by the Borrower and each Subsidiary which is a party thereto, and the performance by Borrower and each Subsidiary of their respective obligations thereunder, have been duly authorized by all necessary corporate actions and proceedings and will not:

              (a) Require any consent of the stockholders of Borrower or the stockholder of any Subsidiary.

              (b) Violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award of which we are aware and which is binding on the Borrower or any Subsidiary, or any of its assets or properties; violate the Certificate or Articles of Incorporation or By-Laws of Borrower or any Subsidiary; or violate any indenture, instrument, or agreement of which we are aware and which is binding upon Borrower or any Subsidiary.

              (c) Result in the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument, or agreement of which we are aware and which is binding upon Borrower or any Subsidiary, other than such as may be created pursuant to the Credit Agreement or the other Transaction Documents.

       3. The Transaction Documents to which the Borrower is a party have been duly executed and delivered by Borrower, and the Credit Agreement and the other Transaction Documents to which Borrower is a party constitute legal, valid, and binding obligations of Borrower. The Transaction Documents to which each Subsidiary is a party have been duly executed and delivered by the Subsidiary and constitute legal, valid, and binding obligations of the Subsidiary. The Transaction Documents to which Borrower or any Subsidiary is a party are enforceable against Borrower or the Subsidiary, as the case may be, in accordance with their respective terms, except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforcement is sought at law or in equity. Notwithstanding the foregoing, no opinion is expressed with respect to any provision that purports to consent to the jurisdiction of any court, waive objections to venue, or require payment or reimbursement of attorneys' fees, court costs, or other expenses of collection or enforcement.

       4. To our knowledge, there is no litigation or proceeding pending or threatened against the Borrower or any of the Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or involve the Credit Agreement, any other Transaction Document or the transactions contemplated thereby.

       5. No approval, authorization, consent, adjudication, or order of any Governmental Authority, which has not been obtained by the Borrower or any Subsidiary, is required to be obtained by any of them in connection with the transactions contemplated by the Credit Agreement.

       6. The TBC Security Agreement and each Subsidiary Security Agreement creates a valid security interest in favor of the Lenders, the Collateral Agent, the Administrative Agent and the Co-Administrative Agent in all right, title and interest, if any, of the Borrower and each Subsidiary in those items and types of personal property constituting the Collateral, as such term is defined in the TBC Security Agreement and each Subsidiary Security Agreement, respectively, in which a security interest may be created under Article 9 of the New York Uniform Commercial Code (the "UCC") and the federal trademark laws, rules and regulations, as the case may be (the "Trademark Laws"). The Financing Statements are sufficient in form to perfect the security interest in the Collateral created by the TBC Security Agreement and each Subsidiary Security Agreement, to the extent such security interest may be perfected by the filing of the Financing Statements under the UCC and the Trademark Laws.

       We are members of the bar of the State of Ohio, and we express no opinion as to matters governed by any laws other than those of the State of Ohio, the federal laws of the United States, and the corporate laws of the States of Delaware, Nevada, Georgia and Florida. As to matters involving any other laws or the laws of any other jurisdiction, we have assumed with your consent that such other laws or the laws of such jurisdiction are the same as the laws of the State of Ohio in all respects material to this opinion; however, for purposes of this opinion, we express no opinion as to any matter involving choice of law or conflicts of law.

       The opinions that are expressed herein are as of the date hereof, are solely for your benefit, and may not be relied upon in any manner for any purpose by any person or entity other than the Administrative Agent, the Co-Administrative Agent, the Collateral Agent, the Lenders, and their participants, assignees, and other transferees. We disclaim any undertaking or obligation to advise you of any changes in the conclusions or other matter covered herein that hereafter may come to our attention.


                                    Very truly yours,



                                    THOMPSON HINE & FLORY LLP

                                Schedule 4.01(f)

                          FORM OF SUBSIDIARY GUARANTEE


               [AMENDED AND RESTATED] GUARANTEE OF _____________

       THIS GUARANTEE AGREEMENT, dated as of January 5, 2000 (this "Guarantee"), is made by _______, a _____________ corporation (the "Guarantor"), of the obligations of TBC Corporation, a Delaware corporation (the "Borrower"), under the credit facilities described below.

                                    RECITALS

       R1. The Borrower, First Tennessee Bank National Association (the "Administrative Agent"), and the banks from time to time parties to the Credit Agreement as amended from time to time (singly, a "Bank" and collectively, the "Banks") have entered into a certain Credit Agreement, dated as of January 21, 2000 (the "Original Credit Agreement") and the same parties and an additional Bank executed Amendment No. 1 thereto, dated as of June 1, 2000. (As so amended, the Original Credit Agreement is herein referred to as the "Credit Agreement").

       R2. The Borrower and The Prudential Insurance Company of America ("Prudential") are parties to a certain Note Purchase and Private Shelf Agreement dated as of July 10, 1996, and to Amendments No. 1 through 4 thereto (as so amended, the "Original Note Agreement"). Pursuant to the Original Note Agreement, the Borrower issued $60,000,000 in principal amount of notes to Prudential (the "Prudential Notes") and the outstanding principal amount of the Prudential Notes is approximately $47,500,000 on the date hereof.

       R3. The Borrower, certain Banks party to the Credit Agreement and certain additional Banks (including Banks acting as the Swingline Lender, the Issuing Bank and the Federal Funds Lenders), the Administrative Agent and The Chase Manhattan Bank, as Co-Administrative Agent (the "Co-Administrative Agent"), have entered into a certain Amended and Restated Credit Agreement dated as of the date hereof (the "Amended Credit Agreement"), pursuant to which the Credit Agreement has been amended and restated, including the increase of the aggregate commitments to the Borrower to an aggregate maximum of $160,000,000 (the "Amended Facility"). (All Banks party to the Amended Credit Agreement, including those acting as Swingline Lender, Issuing Bank and Federal Funds Lenders, are referred to herein as "Banks".) The capitalized terms not otherwise defined herein have the meanings specified in the Amended Credit Agreement. Pursuant to the Amended Credit Agreement, the Borrower may, subject to the terms of the Amended Credit Agreement and the other Loan Documents, request that the Banks make Loans to, or issue Letters of Credit for the account of, the Borrower.

       R4. The Guarantor depends, and expects to depend in the future, on the Borrower to provide the Guarantor with short term working capital demand loans ("Intercompany Loans"), without which the Guarantor would be unable to operate and to pay its obligations as they become due. The Guarantor would be unable to repay such loans if immediate payment thereof were demanded by the Borrower. It is a condition to (i) the Banks' obligations to make Loans to, or issue Letters of Credit for the account of, the Borrower under the Amended Facility, (ii) the Borrower's continued forbearance with respect to Intercompany Loans made to the Guarantor that may be outstanding from time to time and (iii) the making of additional Intercompany Loans by the Borrower to the Guarantor, that the Guarantor guarantee repayment of the Facility Obligations upon the terms and conditions set forth herein.

       R5. The Borrower has requested that Prudential waive certain violations of the Original Note Agreement anticipated to occur as of December 31, 2000 and that it consent to Borrower's execution of the Amended Credit Agreement, which consent is required under the Original Note Agreement. Pursuant to a letter agreement of even date, Prudential has agreed to provide such waiver and consent, provided that the Borrower executes an Amended and Restated Note Agreement (the "Restated Note Agreement") which will amend and restate the Original Note Agreement and the Prudential Notes (the "Restated Prudential Notes") on terms consistent with the Preliminary Summary of Terms attached to such letter agreement (the "Prudential Term Sheet"). One of the conditions set forth in the Prudential Term Sheet is that the Guarantor guarantee repayment of the Prudential Notes and the Restated Prudential Notes upon the terms and conditions set forth herein. (The Original Note Agreement, the Prudential Notes, the Restated Note Agreement and the Restated Prudential Notes are hereinafter collectively referred to as the "Prudential Documents".) The Borrower would be unable to enter into the Amended Facility and to provide to the Guarantor the Intercompany Loan financing described in Recital R4 above (i) without Prudential's willingness to enter into the Restated Note Agreement or (ii) if Prudential were to require immediate repayment of the Borrower's obligations under the Original Note Agreement.

       R6. The Borrower requires financing of the kind provided to it by the Amended Facility, in part, in order for the Borrower to provide the above-described Intercompany Loan support to the Guarantor.

       R7. The Board of Directors of the Guarantor has determined that (i) the execution, delivery and performance of this Guarantee is necessary and convenient to the conduct, promotion and attainment of the Guarantor's business,
(ii) that the laws of the State of Tennessee are most appropriate to govern the provisions of this Guarantee given the degree to which the Guarantor is dependent upon the Borrower for working capital and other financing through the Intercompany Loans, the existence of several other guarantors of the Borrower's obligations, pursuant to guarantee agreements similarly governed by the laws of Tennessee, and the location of the Borrower's chief executive office and principal operations in Tennessee, and (iii) the Guarantor may reasonably be expected to benefit, directly and indirectly, from the existence of the

Amended Credit Agreement and Loans and Letters of Credit made available thereunder to the Borrower and from Prudential's agreement to the Restated Note Agreement and Prudential's permitting the Prudential Notes and the Restated Prudential Notes to remain outstanding and payable in accordance with their terms.

       R8. The Guarantor desires that Prudential execute the Restated Note Agreement and consent to the Borrower's execution and delivery of the Amended Credit Agreement, under which Banks will make Loans to, and issue Letters of Credit for the account of, the Borrower, which Loans and Letters of Credit may reasonably be expected to benefit the Guarantor, directly and indirectly.

       [R9. The Guarantor executed and delivered a Guarantee dated [as of January 21, 2000 of the obligations of the Borrower under the Original Credit Agreement and the Prudential Notes and, in connection with Amendment No. 1 to the Original Credit Agreement, by a letter dated June 2, 2000 reaffirmed its liability pursuant to such guarantee] [AS OF JUNE 1, 2000 OF THE OBLIGATIONS OF THE BORROWER UNDER THE ORIGINAL CREDIT AGREEMENT AS AMENDED BY AMENDMENT NO. 1 THERETO AND THE PRUDENTIAL NOTES] (the "Original Guarantee"). The Guarantor intends that its liability shall be as amended and restated in its entirety pursuant to the terms and conditions of this Guarantee and that in the event of any conflict between the provisions of the Original Guarantee and this Guarantee, this Guarantee shall control.]

       NOW, THEREFORE, in consideration of the premises, the Guarantor hereby agrees with (i) the Co-Administrative Agent, acting individually, as the Co-Administrative Agent under the Amended Credit Agreement, and in its capacity under the Amended Credit Agreement as agent for each of the Banks (in such capacities, the "Co-Administrative Agent") and (ii) with Prudential, as follows:

       1. Guarantee.

          (a) Subject to the provisions of Section 1(b) hereof:

              (i) the Guarantor hereby unconditionally guarantees to the Co-Administrative Agent the punctual payment of, and promises to pay to the Co-Administrative Agent, when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, all obligations, indebtedness and liabilities of the Borrower to the Co-Administrative Agent, the Administrative Agent and the Banks and any Related Parties, now or hereafter arising from, by virtue of or pursuant to the Amended Credit Agreement, or any other Loan Document and any and all rearrangements, renewals and extensions thereof, or any part thereof, or any amendments thereto, whether for principal, interest (including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to, and but for the commencement of,





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

          any proceeding against or with respect to the Borrower under any chapter of the Bankruptcy Code of 1978, as amended, 11 U.S.C ss.101 et seq. (the "Bankruptcy Code") whether or not a claim is allowed for the same in any such proceeding), Guarantee obligations, premium, fees, commissions, expenses or otherwise (such obligations being "Obligations") and agrees to pay to the Co-Administrative Agent, any and all reasonable costs, expenses and charges (including, without limitation, fees and charges of external legal counsel and costs allocated by any internal legal department) incurred by the Co-Administrative Agent, the Administrative Agent and any of the Banks in the enforcement or collection of all or any part of the Obligations owed to the Co-Administrative Agent, the Administrative Agent and any of the Banks, whether such Obligations are direct, indirect, fixed, contingent, joint, several or joint and several, and of any rights under this Guarantee.

              (ii) the Guarantor hereby unconditionally guarantees to Prudential the punctual payment of, and promises to pay to Prudential, when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, all obligations, indebtedness and liabilities of the Borrower to Prudential, now or hereafter arising from, by virtue of or pursuant to any of the Prudential Documents, and any and all rearrangements, renewals and extensions thereof, or any part thereof, or any amendments thereto, whether for principal, interest (including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to, and but for the commencement of, any proceeding against or with respect to the Borrower under any chapter of the Bankruptcy Code, whether or not a claim is allowed for the same in any such proceeding), Guarantee obligations, premium, fees, commissions, expenses or otherwise (such obligations also being "Obligations") and agrees to pay to Prudential any and all reasonable costs, expenses and charges (including, without limitation, fees and charges of external legal counsel and costs allocated by any internal legal department) incurred by Prudential in the enforcement or collection of all or any part of the Obligations owed to it, whether such Obligations are direct, indirect, fixed, contingent, joint, several or joint and several, and of any rights under this Guarantee.

          (b) In any action or proceeding involving the Bankruptcy Code, any state corporate law, or any bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations and liabilities of the Guarantor under this Guarantee would otherwise, after taking into account any rights the Guarantor may have to subrogation, reimbursement or contribution, be held or determined to be void, invalid, or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of the Guarantor's liability under this Guarantee, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by





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       the Guarantor, the Co-Administrative Agent, the Administrative Agent, any
       Bank, Prudential or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

       2. Guarantee Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Amended Credit Agreement, the other Loan Documents and the Prudential Documents, as the case may be, regardless of any applicable law, rule, regulation, court order or decision ("Applicable Law"), now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank, the Co-Administrative Agent, the Administrative Agent or Prudential with respect thereto. The obligations and liabilities of the Guarantor hereunder are independent of the obligations of the Borrower under the Amended Credit Agreement, the Prudential Documents and any Applicable Law. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

          (a) the taking or accepting of any security or other Guarantee for any or all of the Obligations, or any reduction or termination of any Commitment;

          (b) any increase, reduction or payment in full at any time or from time to time of any part of the Obligations;

          (c) any lack of validity or enforceability of the Amended Credit Agreement, any other Loan Document or the Prudential Documents, or any other agreement or instrument relating to any of them, including but not limited to the unenforceability of all or any part of the Obligations by reason of the fact that (i) any Obligations, and/or the interest paid or payable with respect thereto, exceeds the amount permitted by Applicable Law, (ii) the act of creating any of the Obligations, or any part thereof, is ultra vires, (iii) the officers creating same acted in excess of their authority, or (iv) for any other reason;

          (d) any lack of corporate power of the Borrower or any other Person at any time liable for the payment of any or all of the Obligations;

          (e) any insolvency, bankruptcy, reorganization, receivership or other proceeding under any applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, fraudulent transfer or similar laws from time to time in effect affecting the rights of creditors generally (collectively, "Debtor Relief Laws") involving the Borrower, the Guarantor or any other Person obligated on any of the Obligations;

          (f) any renewal, compromise, extension, acceleration or other change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations; any adjustment, indulgence, forbearance, or compromise that may be granted or given by any Bank or Prudential to the Borrower, the Guarantor, or any Person at any time liable for the payment of any or all of the

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       Obligations; or any other modification, amendment, or waiver of or any consent to departure from the Amended Credit Agreement, any other Loan Document or any of the Prudential Documents or any other agreement or instrument relating to any of them, without notification of the Guarantor (the right to such notification being herein specifically waived by the Guarantor);

          (g) any exchange, release, sale, subordination, compromise, or non-perfection of any collateral or Lien securing any of the Obligations or any part thereof, or any lack of validity or enforceability, change in priority, destruction, reduction, or loss or impairment of value of any such collateral or Lien;

          (h) any invalidity, release, amendment, compromise or waiver of, or consent to depart from, any other Guarantee for all or any of the Obligations;

          (i) the failure by any Bank, the Administrative Agent, the Co-Administrative Agent or Prudential to make any demand upon or to bring any legal, equitable, or other action against the Borrower or any other Person (including without limitation any other the Guarantor), or the failure or delay by Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent to, or the manner in which Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent shall, proceed to exhaust rights against any direct or indirect security for any of the Obligations;

          (j) the existence of any claim, defense, set-off, or other rights which the Borrower, the Guarantor or any other Person may have at any time against the Borrower, any Bank, the Administrative Agent, the Co-Administrative Agent, Prudential or the Guarantor, or any other Person, whether in connection with this Guarantee, the Loan Documents, the Prudential Documents, the transactions contemplated by any such document, or any other transaction;

          (k) any failure of Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent to notify the Guarantor of any renewal, extension, or assignment of any Obligations or any part thereof, or of the non-perfection, compromise or release of any security, or of any other action taken or refrained from being taken by Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent, it being understood that Prudential, the Banks, the Co-Administrative Agent and the Administrative Agent shall not be required to give the Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any of the Obligations;

          (l) any payment with respect to any of the Obligations by the Borrower or any other Person to Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent being held to constitute a preference under any Debtor Relief Law or, for any other reason, Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent being required to refund such payment or pay the amount thereof to another Person; or

          (m) any other circumstance (other than non-voidable payment in full) which might otherwise constitute a defense available to, or a discharge of, the Borrower, the Guarantor, any other Person liable on any of the Obligations, including without limitation any defense by reason of any disability or other defense of the Borrower, or the cessation from any cause whatsoever of the liability of the Borrower, or any claim that the Guarantor's obligations hereunder exceed or are more burdensome than those of the Borrower.

       This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any part of the Obligations is rescinded or must otherwise be returned by Prudential, any Bank, the Administrative Agent, the Co-Administrative Agent or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower, the Guarantor or otherwise, all as though such payment had not been made.

       3. Waiver. To the extent not prohibited by Applicable Law, the Guarantor hereby waives: (a) promptness, protests, diligence, presentment, acceptance, performance, demands for performance, notices of nonperformance, notices of protests, notices of dishonor, notices of acceptance of this Guarantee and of the existence, creation or incurrence of new or additional indebtedness, and any of the events described in Section 2 of this Guarantee and of any other occurrence or matter with respect to any of the Obligations, this Guarantee or any of the other Loan Documents or any of the Prudential Documents; (b) any requirement that Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent protect, secure, perfect, or insure any Lien or security interest or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral or pursue any other remedy in Prudential's, any Bank's, the Co-Administrative Agent's or the Administrative Agent's power whatsoever; (c) any right to assert against Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent as a counterclaim, set-off or cross-claim, any counterclaim, set-off or claim which it may now or hereafter have against the Borrower or other Person liable on any of the Obligations; (d) any right to seek or enforce any remedy or right that Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent now has or may hereafter have against the Borrower or any other guarantor; (e) any right to participate in any collateral or in any right benefitting Prudential, the Banks, the Co-Administrative Agent or the Administrative Agent in respect of any of the Obligations; and (f) any right by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligations or require suit against the Borrower or any other Person.

       4. Subrogation and Subordination.

          (a) Notwithstanding any reference to subrogation contained herein to the contrary, the Guarantor hereby agrees that, until the Obligations have been paid in full to Prudential, the Banks, the Co-Administrative Agent and the Administrative Agent, except as provided in Section 5.10 of the Amended Credit Agreement, the Guarantor shall not be entitled to enforce, pursue or exercise any claim or other rights which it may have or hereafter acquire against the Borrower or under any other Guarantee of any of the Obligations, that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent against the Borrower or in any collateral which any of them now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and all of the Obligations shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, Prudential, the Banks, the Co-Administrative Agent and the Administrative Agent, and shall forthwith be paid to the Co-Administrative Agent and Prudential, in the proportions provided for in this Guarantee, to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Amended Credit Agreement and the Prudential Documents, as the case may be.

          (b) If the Guarantor becomes the holder of any indebtedness payable by the Borrower, the Guarantor hereby subordinates all indebtedness owing to it from the Borrower to all Obligations of the Borrower to Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent, to the extent that upon the occurrence and continuance of a Default or an Event of Default, as such terms are defined in either the Amended Credit Agreement or the Prudential Documents, and upon receipt of demand from either Prudential or the Co-Administrative Agent, it shall not accept any payment on the same until payment in full of all Obligations, and shall in no circumstance whatever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to the Guarantor by the Borrower prior to payment in full of all Obligations, such amount shall be held in trust for the benefit of Prudential, the Banks, the Co-Administrative Agent and the Administrative Agent and shall forthwith be paid to the Co-Administrative Agent and Prudential, in the proportions provided for in this Guarantee, to be credited and applied to the Obligations, whether matured or unmatured.

       5. Representations and Warranties. The Guarantor hereby represents and warrants to Prudential, the Banks, the Co-Administrative Agent and the Administrative Agent as follows:

          (a) The execution, delivery and performance by it of this Guarantee have been duly authorized by all necessary corporate action and do not and will not contravene its bylaws or its articles of incorporation.

          (b) The execution, delivery and performance by it of this Guarantee do not and will not contravene any Applicable Law or any contractual restriction binding on or affecting it or any of its properties, and do not and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties except as may be created by this Guarantee.

          (c) No authorization or approval or other action by, and no notice to or filing with, any Person or entity not otherwise obtained is required for the due execution, delivery and performance by it of this Guarantee.

          (d) This Guarantee is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor, in accordance with its terms.

          (e) There is no action, suit or proceeding pending or, to the knowledge of the Guarantor, threatened against or otherwise affecting it before any Governmental Authority or arbitrator which would prohibit the execution, delivery and performance by it of this Guarantee.

          (f) The statements set forth in Recitals R4 through R[8][9] of this Guarantee are correct in all respects.

          (g) The Guarantor and the Borrower are separately incorporated entities that operate independently from each other. The Guarantor utilizes certain accounting, cash management, management and other operational and organizational functions of the Borrower for operational and organizational efficiency, as well as to assist in the preparation of tax returns on a consolidated basis. In the event these functions were no longer provided to the Guarantor by the Borrower, the Guarantor would need to make the necessary adjustments in its operations and organizational functions, in order to replace such functions. The majority of the purchasing functions of the Guarantor are handled by the Borrower, although some of these functions may be occasionally shared for efficiency or as special circumstances warrant.

       6. Covenants. The Guarantor hereby expressly assumes, confirms, and agrees to perform, observe, and be bound by all conditions and covenants set forth in the Amended Credit Agreement and the Prudential Documents, to the extent applicable to it as a Guarantor or as a Wholly-Owned Subsidiary, as if it were a signatory thereto as a Guarantor. The Guarantor further covenants and agrees (a) punctually and properly to perform all of the Guarantor's covenants and duties under any other Loan Documents; (b) from time to time promptly to furnish Prudential and the Co-Administrative Agent with any information or writings which Prudential or the Co-Administrative Agent may reasonably request concerning this Guarantee; and (c) promptly to notify Prudential and the Co-Administrative Agent of any claim, action, or proceeding affecting this Guarantee.

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       7. Amendments, etc. No amendment or waiver of any provision of this
Guarantee nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Prudential and by the Co-Administrative Agent, with the consent of the Required Lenders; and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

       8. Addresses for Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the address specified on the signature page hereof, in the case of the Guarantor, or in the Amended Credit Agreement, in the case of the Co-Administrative Agent, or in the Prudential Documents, in the case of Prudential or, as to any such party, to such other addresses as may be designated by it in written notice to the other. All notices, requests, consents and demands hereunder shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax, or if mailed, effective on the earlier of actual receipt or three (3) days after being mailed by certified mail, return receipt requested, postage prepaid, addressed as aforesaid.

       9. No Waiver; Remedies. No failure on the part of Prudential, the Co-Administrative Agent, the Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder or under any of the Loan Documents or the Prudential Documents, as the case may be, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any of the Loan Documents or the Prudential Documents, as the case may be, preclude any other or further exercise thereof or the exercise of any other right. Neither Prudential, the Co-Administrative Agent, the Administrative Agent nor any Bank shall be required to (a) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Person liable on any of the Obligations, (b) join the Borrower or any other Person liable on any of the Obligations in any action in which Prudential, the Administrative Agent, the Co-Administrative Agent or any Bank prosecutes collection or seeks to enforce or resort to any remedies against the Borrower or other Person liable on any of the Obligations, or (c) seek to enforce or resort to any remedies with respect to any Liens granted to (or benefitting, directly or indirectly) Prudential, the Administrative Agent, the Co-Administrative Agent or any Bank by the Borrower or any other Person liable on any of the Obligations. Neither Prudential, the Administrative Agent, the Co-Administrative Agent nor any Bank shall have any obligation to protect, secure or insure any of the Liens or the properties or interests in properties subject thereto. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

       10. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, each of Prudential, each Bank, the Co-Administrative Agent and the Administrative Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other

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indebtedness at any time owing by it to or for the credit or the account of the
Guarantor against any and all of the obligations of the Guarantor to it now or hereafter existing under this Guarantee, irrespective of whether or not the Co-Administrative Agent or Prudential shall have made any demand under this Guarantee. Upon the exercise of any such right of set-off, each Bank, the Administrative Agent, the Co-Administrative Agent or Prudential so exercising such set-off right shall be deemed to agree promptly to notify the Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank, the Administrative Agent, the Co-Administrative Agent and Prudential under this Section 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which it may have.

       11. Continuing Guarantee; Transfer of Obligations. This Guarantee is an irrevocable continuing guarantee of payment and not of collection, and shall (a) remain in full force and effect until final payment in full of all Obligations and all other amounts payable under this Guarantee, (b) be binding upon the Guarantor, its successors, and assigns, and (c) inure to the benefit of and be enforceable by (i) the Co-Administrative Agent, its Related Parties and its successors, assigns and replacements as Co-Administrative Agent under the Amended Credit Agreement, acting on behalf of itself, as Co-Administrative Agent, and on behalf of each Bank and its respective Related Parties, successors, transferees and assigns and (ii) Prudential and its Related Parties, successors transferees and assigns. Without limiting the generality of the foregoing clause (c), to the extent permitted by

           (i) the Amended Credit Agreement, each Bank, the Co-Administrative Agent and the Administrative Agent may assign or otherwise transfer its rights under the Amended Credit Agreement or any of the other Loan Documents, or any interest therein, to any other Person; and such other Person shall thereupon become vested with all the rights or any interest herein, as appropriate, in respect hereof granted to the Co-Administrative Agent on behalf of itself, as Co-Administrative Agent, and as agent for the Banks; and

           (ii) the Prudential Documents, Prudential may assign or otherwise transfer its rights under any Prudential Document, or any interest therein, to any other Person; and such other Person shall thereupon be vested with all rights or any interest herein, as appropriate in respect hereof granted to Prudential.

       12. Information. The Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Borrower such information concerning the Borrower's financial condition or business operations as the Guarantor may require, and that neither Prudential, the Administrative Agent, the Co-Administrative Agent nor any Bank has any duty at any time to disclose to the Guarantor any information relating to the business, operations or financial conditions of the Borrower.

       13. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

TENNESSEE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES.

       14. Jurisdiction and Venue. In the event that Prudential or the Co-Administrative Agent commences any legal proceeding before any court in connection with the enforcement of, or collection of any amount due under, this Guarantee, or if the Guarantor commences any legal proceeding before any court in connection with this Guarantee, the Guarantor and Prudential, on the one hand, and the Guarantor and the Co-Administrative Agent, on behalf of itself and as agent for the Banks, on the other, each consents that (a) the courts of the State of Tennessee, sitting in Shelby County and/or the United States District Court of the Western District of Tennessee, sitting in Memphis, Tennessee, shall have jurisdiction over all parties and over any such proceedings; and (b) the venue of any such action shall be in Shelby County, Tennessee and/or the United States District Court for the Western District of Tennessee, located in Memphis, Tennessee.

       15. WAIVER OF JURY TRIAL. THE GUARANTOR, PRUDENTIAL AND THE CO-ADMINISTRATIVE AGENT HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE CO-ADMINISTRATIVE AGENT AND EACH BANK ENTERING INTO THE AMENDED CREDIT AGREEMENT AND TO PRUDENTIAL ENTERING INTO THE RESTATED NOTE AGREEMENT.

       16. Guarantor Insolvency. Should the Guarantor become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject (other than as a creditor or claimant) of any proceeding provided for by any Debtor Relief Law that is not dismissed in 60 days that could suspend or otherwise adversely affect the rights of the Co-Administrative Agent or Prudential granted hereunder, then the obligations of the Guarantor under this Guarantee shall be, as between the Guarantor and the Co-Administrative Agent, on the one hand, and between the Guarantor and Prudential, on the other, the fully-matured, due and payable obligation of the Guarantor to the Co-Administrative Agent and Prudential, as the case may be, (without regard to whether the Borrower is then in Default under the Amended Credit Agreement, or any of the Prudential Documents or whether any part of the Obligations are then due and owing by the Borrower), payable in full by the Guarantor to the Co-Administrative Agent and Prudential, as the case may be, upon demand, which shall be the amount then owing in respect of the Obligations owed to each.

       17. ENTIRE AGREEMENT. THIS GUARANTEE REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

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CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE
NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

       18. Separate Enforcement. Each of Prudential and the Co-Administrative Agent, acting on behalf of itself and as agent for the Banks, respectively, shall have the right to exercise and enforce only its rights under this Guarantee. Neither the Co-Administrative Agent nor Prudential shall have either the right or the obligation to act as the agent of the other or to exercise or enforce any rights hereunder on behalf of the other.

       19. Sharing. (a) Each payment or other recovery under this Guarantee shall belong to each of Prudential and the Banks, in accordance with their respective "Proportionate Shares", as defined below. If Prudential or any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set-off or otherwise) on account of this Guarantee in excess of its Proportionate Share of all payments then or thereafter obtained by Prudential and all Banks with respect to this Guarantee, then such party shall purchase from the other parties such participation in the indebtedness of the Guarantor under this Guarantee as shall be necessary to cause such purchasing party to share such payment or other recovery ratably, based on all Proportionate Shares, with all of the selling parties; provided, however, that if all or any portion of such payment or other recovery is thereafter recovered from such purchasing party, the purchase price shall be rescinded, and each selling party shall repay to the purchasing party the purchase price, to the ratable extent of such recovery in proportion to the amount received by such selling party, together with an amount equal to such selling party's ratable share (according to the proportion of (x) the amount of such selling party's required repayment to the purchasing party to (y) the total amounts recovered from the purchasing party) of any interest or other amount paid or payable by the purchasing party in respect of the total amount so recovered.

       (b) The term "Proportionate Share", as used herein, shall mean at any time, for each party a fraction (a) the numerator of which is the aggregate principal amount of the Obligations held by such party at such time and (b) the denominator of which is the aggregate principal amount of the Obligations held by all parties at such time.

       IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Address for the Guarantor:

___________________________
___________________________            _________________________________________
___________________________            By: _____________________________________
___________________________            Name: ___________________________________
                                       Title: __________________________________





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

                               Schedule 4.01(f)(1)

                       FORM OF BORROWER SECURITY AGREEMENT

                     AMENDED AND RESTATED SECURITY AGREEMENT


         This Security Agreement, dated as of January 5, 2001, is granted by TBC Corporation (the "Debtor") to The Chase Manhattan Bank, as Collateral Agent (the "Collateral Agent") for all financial institutions who are and may become Lenders as defined below and for the Administrative Agent and the Co-Administrative Agent, as such terms are defined in Section 1.2 below, and to the Lenders, the Administrative Agent and the Co-Administrative Agent.

                           Statement of the Premises.

         The Debtor is concurrently herewith entering into an Amended and Restated Credit Agreement of even date (as it may be amended from time to time, the "Amended Credit Agreement") with the Administrative Agent, the Co-Administrative Agent, and the Lenders signatory to the Amended Credit Agreement. The obligations to make Loans to the Debtor and to issue Letters of Credit for the account of the Debtor under the Amended Credit Agreement are conditioned on the Debtor's execution of this Security Agreement in favor of the Lenders, the Collateral Agent, the Co-Administrative Agent and the Administrative Agent, as the "Secured Party".

         The Debtor and The Prudential Insurance Company of America ("Prudential") are parties to a certain Note Purchase and Private Shelf Agreement dated as of July 10, 1996, and to Amendments No. 1 through 4 thereto (as so amended the "Original Note Agreement"). Pursuant to the Original Note Agreement, the Debtor issued $60,000,000 in principal amount of notes to Prudential (the "Prudential Notes") and the outstanding principal amount of the Prudential Notes is approximately $47,500,000 on the date hereof.
The Debtor has requested that Prudential waive certain violations of the Original Note Agreement anticipated to occur as of December 31, 2000 and that it consent to Debtor's execution of the Amended Credit Agreement, which consent is required under the Original Note Agreement. Pursuant to a letter agreement of even date, Prudential has agreed to provide such waiver and consent, provided that the Debtor executes an amended and restated note agreement (the "Restated Note Agreement") which will amend and restate the Original Note Agreement and the Prudential Notes (the "Restated Prudential Notes") on terms consistent with the Preliminary Summary of Terms attached to such letter agreement (the "Prudential Term Sheet"). One of the conditions set forth in the Prudential Term Sheet is that the Debtor secure repayment of the Prudential Notes and the Restated Prudential Notes upon the terms and conditions set forth herein. (The Original Note Agreement, the Prudential Notes, the Restated Note Agreement and the Restated Prudential Notes are hereinafter collectively referred to as the "Prudential Documents".)



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

       The Debtor executed and delivered a Security Agreement dated June 21, 2000 (the "Original Security Agreement") to the Collateral Agent, to the original Lenders signatory to Amendment No. 1 to Credit Agreement dated as of June 21, 2000 and to the Administrative Agent. The Debtor, the Collateral Agent, the Lenders, the Co-Administrative Agent and the Administrative Agent agree that the Original Security Agreement is restated in its entirety, so that, upon the execution and delivery of this Security Agreement by the Debtor and the acceptance hereof by the Collateral Agent, the Lenders, the Co-Administrative Agent and the Administrative Agent, this Security Agreement shall replace the Original Security Agreement, which shall upon such replacement cease to be of any further force or effect.

                           Statement of Consideration.

       To induce the Lenders signatory to the Amended Credit Agreement to enter into the Amended Credit Agreement and to make Loans and issue Letters of Credit thereunder, and to induce Prudential to consent to the Amended Credit Agreement and to execute the Restated Note Agreement, the Debtor hereby grants this Security Agreement to the Lenders, the Collateral Agent and the Administrative Agent, as the "Secured Party".

                                    Agreement

       This Security Agreement shall be continuing and subsisting until canceled by the Collateral Agent on behalf of and with the written consent of the Lenders, in the Lenders' sole discretion.

       1. Definitions.

          1.1 Incorporation by Reference. All terms defined in Schedule A annexed hereto are hereby incorporated by reference and all such terms and words so defined are used herein with the same meanings as are therein set forth. Except as otherwise defined in this Security Agreement, terms defined in the Amended Credit Agreement are used herein as so defined.

          1.2 Additional Definitions. The following terms shall have the following meanings for purposes of this Security Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

       "Administrative Agent" means the Administrative Agent appointed as such pursuant to the Amended Credit Agreement, and each successor thereto or replacement therefor under the terms of the Amended Credit Agreement.

       "Co-Administrative Agent" means the Co-Administrative Agent appointed as such pursuant to the Amended Credit Agreement, and each successor thereto or replacement therefor under the terms of the Amended Credit Agreement.



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       "Collateral" means, collectively, all of the personal property of the
Debtor described on Schedule A annexed hereto.

       "Corresponding", when used in conjunction with any defined term (the "referred term"), "Corresponding" refers to such specific Persons, items or documents to which such referred term pertains which are related or connected to another defined term in the context.

       "Event of Default" means any event, condition or act (including notice and lapse of time, if specified) which is defined or described as an Event of Default under either the Amended Credit Agreement or the Restated Note Agreement or as an event of default in any other Secured Loan Document.

       "Financing Statements" mean all UCC-1 Financing Statements to be filed in any public office to perfect the security interest granted under this Security Agreement.

       "Guarantee" means a "Guarantee" as defined in either the Amended Credit Agreement or the Restated Note Agreement.

       "Intercreditor Agreement" has the meaning set forth in Section 11 of this Agreement.

       "Issuing Bank" has the meaning set forth in the Amended Credit Agreement.

       "Lenders" means the banks from time to time signatory to the Amended Credit Agreement, including the Issuing Bank, the Swingline Lender and Prudential, and their respective transferees, successors and assigns.

       "Secured Loan Document" means any Loan Document (as defined in the Amended Credit Agreement), and the Prudential Documents.

       "Secured Obligations" means all debts, liabilities and obligations of the Debtor to any Secured Party pursuant to this Agreement or any of the Secured Loan Documents, of every nature, whether now existing or hereafter incurred at any time or times, absolute or contingent, secured or unsecured, and any and all renewals or extensions thereof or of any portion thereof, including without limitation all principal, all interest, all prepayment premiums and breakage fees (if any), all fees, all late charges and all penalties and all expenses of collection or enforcement or attempted collection or enforcement thereof, including all reasonable fees and disbursements of any Secured Party's counsel in connection therewith, whether within or apart from any legal action or proceeding.

       "Secured Party" means the Lenders, the Collateral Agent, the Co-Administrative Agent and the Administrative Agent, collectively, and means each of the Lenders, the Collateral Agent, the Co-Administrative Agent and the Administrative Agent, severally.



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

       "UCC" means the Uniform Commercial Code of the State of New York, as amended and in effect as of the date hereof. Legislation to revise Article Nine of the UCC is pending before the New York legislature and any references herein to "Revised Article Nine" means such pending legislation.

       2. Security Interest.

          2.1 The Debtor hereby grants to the Secured Party a security interest in all of the Collateral as security for the payment of all Secured Obligations; provided, however, that with respect to computer hardware and software that is licensed or leased, the security interest is granted only to the extent that it does not violate the agreement(s) pursuant to which such computer hardware and software is licensed or leased.

          2.2 The Debtor irrevocably appoints the Collateral Agent as its lawful attorney and agent, during the existence of an Event of Default, to execute any Financing Statements in the Debtor's name and on the Debtor's behalf, and to file Financing Statements against the Debtor signed by the Collateral Agent alone in any appropriate public office.

          2.3 This Security Agreement is in addition to and without limitation of any right of any Secured Party under any of the Secured Loan Documents or any other security agreement, mortgage or Guarantee granted by the Debtor or any other Person to or for the benefit of any Secured Party.

       3. Representation and Warranties.

          The Debtor represents and warrants to each Secured Party that:

          3.1 Except as listed on Schedule 3.1 attached hereto, the Debtor has granted no currently effective security interest in the Collateral to any Person other than to the Secured Party, and no financing statement in favor of any such other Person as a secured party covering any of the Collateral or any proceeds thereof is on file in any public office, and the Collateral is free and clear of any "Lien" (as such quoted term is defined in the Amended Credit Agreement), charge or encumbrance, except pursuant to and under this Security Agreement.

          3.2 The office location(s) of the Debtor set forth on Schedule 3.2 attached hereto are the true and correct locations of the Debtor's principal place of business and chief executive office as of the date hereof.

          3.3 The locations of all Fixtures, Equipment, Inventory and Goods of the Debtor set forth on Schedule 3.2 hereto is a true and complete listing of all of the locations of the Debtor's Fixtures, Equipment, Inventory and Goods, as of the date hereof.



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

          3.4 Except as noted on Schedule 3.2 hereto, the Debtor conducts no business, whether directly or indirectly or through any Subsidiary or division, under any name or trade name other than its name first recited above.

          3.5 Schedule 3.5 hereto is a true and complete description, as of the date hereof, of all of the Debtor's (a) Patent Rights, Trademark Rights and Copyrights; (b) Instruments, listing either individual items having a face amount of $1,000,000 or more, or if the face amount of all items exceeds $10,000,000, listing individual items having a face amount of $250,000 or more;
(c) each Document representing assets with a book value of $250,000 or more; (d) each item of Investment Property with a book value or market value of $250,000 or more; and (e) Insurance.

          3.6 Schedule 3.6 hereto is a true and complete description of all motor vehicles, aircraft, ships and boats which are owned or leased by the Debtor and are subject to any certificate of title or title registration law, rule or regulation as of the date hereof.

          3.7 The Debtor is a corporation formed and existing under the laws of the State of Delaware.

          3.8 The Debtor shall not change the state of its incorporation without notifying the Collateral Agent in writing prior to any change.

       4. Covenants and Agreements of the Debtor.

          The Debtor covenants and agrees that:

          4.1 Any Secured Party may, by its employees, accountants, attorneys and other agents, examine and inspect the Collateral at any reasonable time and wherever located.

          4.2 The Debtor will deliver reports to the Collateral Agent describing any addition, deletion or modification as of the date of each such report to the representations and warranties made in Section 3.5 above that involves Patent Rights, Trademark Rights registered with the United States Patent and Trademark Office, Copyrights registered with the United States Patent and Trademark Office, Investment Property, Instruments, Documents or Insurance. At the request of the Collateral Agent or any Secured Party, (a) the Debtor shall cause the interest of the Collateral Agent, as agent for the Secured Parties, to be properly noted on each certificate of title or registration to any Equipment that is subject to any certificate of title or title registration law, rule or regulation, and deliver each such certificate of title or registration received by the Debtor to the Collateral Agent and (b) the Debtor will deliver reports to the Collateral Agent listing either individual items of Chattel Paper, Electronic Chattel Paper and Supporting Obligations having a face amount of $1,000,000 or more, or if the face amount of all such items exceeds $10,000,000, listing individual items having a face amount of $250,000 or more.



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

              4.3 Subject to the limitations of this Security Agreement, the Debtor will from time to time upon demand furnish to the Collateral Agent such further information and will execute, acknowledge and deliver to the Collateral Agent such financing statements and assignments and other papers, pay any costs of searches and filing fees, and will do all such other acts and things as the Collateral Agent may reasonably request as being necessary or appropriate to establish, perfect and maintain a valid security interest in the Collateral as security for the Secured Obligations.

       Without limitation of the foregoing, on demand of any Secured Party or the Collateral Agent, from time to time, the Debtor (a) shall execute and deliver to the Collateral Agent each financing statement, notice of lien, instrument of assignment and other writing, and take such other action, as the Collateral Agent may deem necessary or desirable to evidence or perfect the security interest of each Secured Party in the Collateral; (b) shall immediately deliver all original items of Chattel Paper, Instruments and Documents required to be described in Schedule 3.5 or reported on under Section 4.2, with each such endorsement, instrument of assignment and other writing as the Collateral Agent may request; (c) during the existence of a Default, shall execute such documents as the Collateral Agent may request in order to provide the Collateral Agent with "control" over all Investment Property owned by the Debtor, within the meanings of the UCC and Revised Article Nine; (d) during the existence of a Default, shall execute such documents as the Collateral Agent may request in order to provide the Collateral Agent with "control" over all Deposit Accounts owned by the Debtor, within the meaning of Revised Article Nine; (e) during the existence of a Default, shall execute such documents as the Collateral Agent may request in order to provide the Collateral Agent with "control" over all Letter of Credit Rights owned by the Debtor within the meaning of Revised Article Nine;
(f) shall execute such document as the Collateral Agent may request in order to provide the Collateral Agent with "control" over all Electronic Chattel Paper required to be described in Schedule 3.5 or reported on under Section 4.2 and owned by the Debtor within the meaning of Revised Article Nine; (g) during the existence of a Default, where Collateral is in the possession of a third party, the Debtor will notify the third party of the Secured Party's interest and obtain an acknowledgment from the third party that the third party is holding the Collateral for the benefit of the Secured Party, pursuant to the requirements of Revised Article Nine; (h) during the existence of a Default, place a legend on any Chattel Paper created by the Debtor acceptable to the Collateral Agent indicating that the Secured Party has a security interest in the Chattel Paper, pursuant to the terms of Revised Article Nine; and (i) the Debtor will execute and deliver to the Collateral Agent any document required to acknowledge, register or perfect the security interest hereby granted in any of the Patent Rights, Technical Information, Trademark Rights or Copyrights required to be described in Schedule 3.5 or reported on under Section 4.2 and, during the existence of a Default, in any of the Collateral under the Federal Assignment of Claims Act.

       Without limitation to the foregoing, the Debtor also hereby grants to the Collateral Agent the authority, during the existence of a Default, to file Financing Statements under Revised Article Nine against the Debtor without the Debtor's signature covering the Collateral covered by this Agreement or property that becomes Collateral under Revised



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

Article Nine (whether or not expressly covered by the terms of this Agreement) pursuant to the terms of Revised Article Nine.

          4.4 The Debtor will defend the Collateral against all claims and demands of all other Persons at any time claiming the same or an interest therein; provided, however, that the Debtor shall be permitted, as long as the Debtor does not violate the Amended Credit Agreement or the Prudential Documents, as the case may be, to sell, dispose of, compromise, settle, renegotiate, collect, amend and otherwise deal in the Collateral in the ordinary course of business and consistent with past practices. Except to the extent permitted in the Amended Credit Agreement, the Debtor shall not grant any Lien with respect to any Collateral to any Person other than the Secured Party.

          4.5 If any action or proceeding shall be commenced, other than any action to collect the Secured Obligations, to which action or proceeding any Secured Party is made a party and in which it becomes necessary to defend or uphold such Secured Party's security interests hereunder, all costs incurred by such Secured Party for the expenses of such litigation (including reasonable fees and expenses of such Secured Party's external legal counsel and costs allocated by and expenses of its internal legal department) shall be deemed part of the Secured Obligations secured hereby, which the Debtor agrees to pay or cause to be paid.

          4.6 All Records of the Collateral will be located at the Debtor's principal place of business and chief executive office. The Debtor shall not change the location of any Records or of its principal place of business and chief executive office unless the Debtor gives the Collateral Agent not less than 30 days prior written notice and the Debtor executes such documents and takes such other actions related thereto as the Collateral Agent may request. The Debtor will not locate Equipment or Inventory (other than goods in transit or Inventory at retail stores owned by the Debtor) at any locations other than those described in Exhibit 3.2, without the prior written consent of the Collateral Agent.

          4.7 The Debtor will have and maintain Insurance at its expense at all times in such amounts, in such form, containing such terms and written by such companies as may be reasonably satisfactory to Collateral Agent (and as more particularly set forth in the Amended Credit Agreement and the Restated Note Agreement). All policies of Insurance shall be payable to the Collateral Agent and the Debtor, as their interests may appear, shall name the Collateral Agent as a co-insured, and shall provide for thirty (30) days' written notice of cancellation or modification to the Collateral Agent. So long as any Event of Default exists, the Collateral Agent is authorized by the Debtor to act as its attorney in collecting, adjusting, settling or canceling such Insurance and endorsing any drafts drawn by insurers. The Collateral Agent may apply any proceeds of Insurance received by it to the Secured Obligations, whether due or not; provided, however, that the Collateral Agent will hold such proceeds as a special deposit for use by the Debtor to repair, restore or replace the assets which gave rise to such proceeds, or to acquire other tangible assets to be used in the Debtor's business, within one year after the event giving rise to such proceeds, so long as (i) the Debtor is



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

taking steps to repair, restore or replace such collateral, or to acquire such tangible assets, with due diligence and in good faith and (ii) no Event of Default shall have occurred. The Debtor will immediately notify the Collateral Agent of any damage to or loss of Collateral in excess of $5,000,000. Not later than ten (10) days prior to the expiration date of each policy of Insurance then in effect, the Debtor shall deliver to the Collateral Agent a certificate of Insurance certifying as to (i) the extension of such policy or the issuance of a renewal policy therefor, describing the same in reasonable detail satisfactory to the Collateral Agent and (ii) the payment in full of the portion of the premium therefor then due and payable (or accompanied by other proof of such payment satisfactory to the Collateral Agent). The Debtor shall be required forthwith to notify the Collateral Agent (by telephone, confirmed in writing) if the Debtor shall determine at any time not to, or at any time be unable to, extend or renew any such policy then in effect. Notwithstanding the foregoing, the Debtor, pursuant to Revised Article Nine, shall bear the risk of loss of Collateral.

          4.8 The Debtor will use the Collateral for business purposes and not in violation of any law, regulation, order, writ, injunction or decree.

          4.9 The Debtor will pay promptly when due all taxes and assessments upon the Collateral or upon its use or sale ("Taxes").

          4.10 The Debtor will at all times keep accurate and complete records of the Accounts, Deposit Accounts, Instruments, Investment Property, Chattel Paper, Documents, General Intangibles and other Collateral and will deliver such reconciliation reports and other financial information to the Collateral Agent as the Collateral Agent or any other Secured Party may at any time reasonably request. The Collateral Agent or any other Secured Party, or any of their agents, shall have the right to call at the Debtor's place or places of business at reasonable intervals and upon reasonable notice to inspect, audit, make test verifications and otherwise examine and make extracts from the books, records, journals, orders, receipts, correspondence and other data relating to any of the Collateral.

          4.11 Upon the occurrence of an Event of Default, the Debtor agrees to stamp all books and records pertaining to Accounts, Instruments, Chattel Paper, Electronic Chattel Paper, Supporting Obligations, Documents, Investment Property and General Intangibles to evidence the Secured Party's security interest therein in form satisfactory to the Collateral Agent immediately upon the Collateral Agent's written demand.

          4.12 At its option, during the existence of any Event of Default, the Collateral Agent may discharge taxes, Liens or other encumbrances at any time levied against or placed on the Collateral which have not been stayed as to execution and contested with due diligence in appropriate legal proceedings, and the Collateral Agent may pay for Insurance on the Collateral and may pay for maintenance and preservation of the Collateral and in connection therewith, the Debtor will, upon demand, remit to the Collateral Agent forthwith:



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

               4.12.1 The amount of any such Taxes, assessments, Insurance or other expenses which the Collateral Agent shall have been required or shall have elected to pay; and

               4.12.2 The amount of any and all out-of-pocket expenses which the Collateral Agent may incur in connection with the exercise by the Collateral Agent of any of the powers conferred upon it hereunder; and

               4.12.3 Interest on any amounts described under Subsections 4.12.1 and 4.12.2 of this Section 4.12 from the date of such expenditure to the date of repayment in full to the Collateral Agent at a rate per annum which shall automatically increase and decrease so that at all times such rate shall remain 2% higher than the Prime Rate.

          4.13 The Debtor will notify the Collateral Agent in writing at least thirty (30) days prior to (i) changing its chief executive office or other locations at which it does business, (ii) changing its name or conducting business under any name or trade name other than as warranted under Section 3.4 above, (iii) changing the locations of the Debtor's Equipment, Inventory or Fixtures from those set forth in Schedule 3.2 or as subsequently reported to the Collateral Agent, in each case specifying the places or names involved, or (iv) changing its state of incorporation from that set forth in Section 3.7.

          4.14 During the existence of any Event of Default, the Collateral Agent shall have the right to notify the account debtors obligated on any or all of a the Debtor's Accounts, Chattel Paper, Instruments, Documents, Investment Property, Electronic Chattel Paper, Supporting Obligations or General Intangibles to make payment thereof directly to the Collateral Agent, and the Collateral Agent may take control of all proceeds of any thereof. The form of such notice to the account debtors shall be in the form of Schedule 4.14 annexed hereto. Without limitation to the foregoing, during the existence of any Event of Default, the Collateral Agent shall have the right to enforce the Debtor's rights against account debtors and obligors as provided under Revised Article Nine.

          4.15 At the Collateral Agent's request the Debtor will obtain the consent of any Person, governmental instrumentality or agency, or public body or official to the assignment hereunder of any Account, Instrument, Document, Chattel Paper, Electronic Chattel Paper, Supporting Obligations or General Intangible having a face value of $250,000 or more if such consent may be required by the terms of any contract or statute and if the such consent is reasonably necessary to support the security interest hereunder and if the Collateral Agent so requests in its discretion reasonably exercised.

          4.16 Upon request of the Collateral Agent after an Event of Default, with respect to real property where Collateral may be located or real property to which any Collateral may be affixed, including but not limited to locations described in Schedule 3.2 hereto, the Debtor shall use reasonable efforts to provide the Collateral Agent a document, in form and substance satisfactory to the Collateral Agent, executed by each



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

person having an interest in such real property, either as lessor, lessee, owner or mortgagee thereof, to which any Collateral is affixed or in which any Collateral is located (a) disclaiming any interest by such owner, lessor, lessee or mortgagee in any such Collateral and (b) containing the agreement of such owner, lessor, lessee or mortgagee permitting the Collateral Agent to enter such real property and take possession of and remove from such real property any Collateral affixed thereto or located therein and retaining possession of such real property for the purpose of selling, leasing or otherwise disposing of such Collateral without by doing so incurring any liability to such owner, lessor, lessee or mortgagee other than liability that would be incurred by the Debtor pursuant to any lease or mortgage between the Debtor and such owner, lessor, lessee or mortgagee.

       5. Events of Default.

          5.1 Upon the occurrence of an Event of Default, the Collateral Agent shall have, and shall exercise at the direction of the Majority Lenders, as such term is defined in the Intercreditor Agreement of even date among the Lenders (the "Intercreditor Agreement"), all of the rights, powers and remedies set forth in the Secured Loan Documents, together with the rights and remedies of a secured party under the UCC, including without limitation, the right to sell, lease or otherwise dispose of any or all of the Collateral, and to take possession of the Collateral, and for that purpose (a) the Collateral Agent may enter peaceably any premises on which the Collateral or any part thereof may be situated and remove the same therefrom and the Debtor will not resist or interfere with such action, and (b) the Collateral Agent may require the Debtor to assemble the Collateral and make the same available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties. The Debtor hereby agrees that the place or places of location of the Collateral are places reasonably convenient to it to assemble the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will send the Debtor reasonable notice of the time and place of any public sale or reasonable notice of the time after which any private sale or any other disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to the Debtor at least five days before the time of the sale or disposition.

          5.2 Upon demand by the Collateral Agent, given at the direction of the Majority Lenders, after an Event of Default, the Debtor will immediately deliver to the Collateral Agent all proceeds of Collateral, and all original evidences of Accounts, Chattel Paper, Instruments, Documents, Investment Property, Electronic Chattel Paper, Supporting Obligations, Deposit Accounts and General Intangibles, including, without limitation, all checks, drafts, cash and other remittances, notes, trade acceptances or other instruments or contracts for the payment of money, appropriately endorsed to the Collateral Agent's order and, regardless of the form of such endorsement, the Debtor hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto; and the Debtor hereby appoints the Collateral Agent as the Debtor's agent and attorney-in-fact to make such endorsement on behalf of and in



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the name of the Debtor. Pending such deposit, the Debtor agrees that it will not commingle any such checks, drafts, cash and other remittances with any of the Debtor's funds or property, but will hold them separate and apart therefrom and upon an express trust for the Collateral Agent until delivery thereof is made to the Collateral Agent.

          5.3 The costs of collection and enforcement of Deposit Accounts, Accounts, Chattel Paper, Instruments, Documents, Investment Property, Electronic Chattel Paper, Supporting Obligations and General Intangibles, including attorneys' fees and out-of-pocket expenses, shall be borne solely by the Debtor, whether the same are incurred by the Collateral Agent or the Debtor. The Debtor will not, after the occurrence of an Event of Default, except with the Collateral Agent's express written consent, extend, compromise, compound or settle any Deposit Accounts, Accounts, Chattel Paper, Instruments, Documents, Investment Property, Electronic Chattel Paper, Supporting Obligations and General Intangibles, or release, wholly or partly, any Person liable for payment thereof, or allow any credit or discount thereon which is not customarily allowed by the Debtor in the ordinary conduct of its business.

          5.4 Effective immediately upon the occurrence of an Event of Default, the Debtor hereby appoints the Collateral Agent to be the Debtor's true and lawful attorney, with full power of substitution, in the Collateral Agent's name or the Debtor's name or otherwise, for the Collateral Agent's sole use and benefit, but at the Debtor's cost and expense, to exercise at any time, at the direction of the Majority Lenders, all or any of the following powers with respect to all or any of the Deposit Accounts, Accounts, Chattel Paper, Instruments, Documents, Investment Property, Electronic Chattel Paper, Supporting Obligations or General Intangibles:

               5.4.1 to demand, sue for, enforce, collect, settle, compromise, receive and give acquittance for any and all moneys due or to become due upon or by virtue thereof and any Liens securing any such Collateral;

               5.4.2 to receive, take, endorse, assign and deliver any and all checks, notes, drafts and other negotiable and non-negotiable instruments taken or received by the Collateral Agent in connection therewith, and the Debtor waives notice of presentment, protest and non-payment of any instrument so endorsed or assigned;

               5.4.3 to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

               5.4.4 to extend the time of payment of any or all thereof, to make any allowances and other adjustments with reference thereto;

               5.4.5 to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or the relevant goods, as fully and effectually as if the Collateral Agent were the absolute owner thereof;

               5.4.6 to make any reasonable allowances and other reasonable adjustments with reference thereto;

               5.4.7 to sign the Debtor's name on any Document, on invoices relating to any Account, on drafts against customers, on schedules of assignments of Accounts, on notices of assignment, financing statements under the UCC and other public records, on verifications of Accounts, and on notices to customers;

               5.4.8 to file or record in any public office notices of assignment or any other public notice required to effect this Security Agreement;

               5.4.9 to receive and open all mail addressed to the Debtor, and to retain, use and dispose of all such mail as may relate to the Collateral;

               5.4.10 to discharge Taxes, liens or other encumbrances at any time levied against or placed thereon;

               5.4.11 to send requests for verification of Accounts, Chattel Paper, General Intangibles and Instruments to those liable thereon;

               5.4.12 to send one or more notices of exclusive control to any Person with whom a control agreement has been signed with respect to any part of the Collateral;

               5.4.13 to vote in person or by proxy any voting right in connection with any Investment Property, to exercise or fail to exercise any conversion or similar rights regarding such collateral, and to transfer into the Collateral Agent's name, or that of its nominee, any or all of such Investment Property;

               5.4.14 to receive and collect and to apply to the Secured Obligations, any interest, dividends or other income with respect to the Collateral;

               5.4.15 to do all other things the Collateral Agent deems reasonably necessary or desirable to carry out the purposes of this Agreement.

          The Debtor hereby ratifies and approves all acts of the attorney pursuant to this Section 5.4, and neither the Collateral Agent nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, other than acts, errors or mistakes due to willful malfeasance or gross negligence by the Collateral Agent or the attorney; provided further, however, that the Debtor does not waive any rights under the UCC against any Secured Party for any action taken hereunder which is other than commercially reasonable. This power, being coupled with an interest, is irrevocable so long as any of the Secured Obligations remain outstanding.

          5.5 After deducting all expenses incurred by the Collateral Agent in protecting or enforcing the rights of the Secured Parties in the Collateral, the remainder of any proceeds of collection or sale of the Collateral shall be applied to the payment of principal, interest, fees, expenses or other charges comprising the Secured Obligations in such order as the Collateral Agent may determine, and all surplus shall be returned to the Debtor and the Debtor shall remain liable for any deficiency. The Collateral Agent shall apply the proceeds of collection or sale of the Collateral, if any, at least once during each calendar month, and until so applied, shall retain such proceeds in a separate Collateral account, as Collateral for the Secured Obligations. The Collateral Agent alone shall have the power of withdrawal from such Collateral account.

          5.6 The Collateral Agent may exercise its rights with respect to Collateral without resorting to or regard to any Guarantee or other collateral or source of reimbursement for the Secured Obligations.

          5.7 The exercise by the Collateral Agent of or failure to so exercise any authority granted under this Security Agreement shall in no manner affect the liability of the Debtor to any Secured Party, provided that the Collateral Agent shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and it shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under any of the Collateral.

          5.8 The rights and remedies provided to the Collateral Agent in this Security Agreement may be exercised by the Collateral Agent only, as agent for the Secured Parties, and no other Secured Party shall exercise any of such rights, or shall attempt to enforce its rights under this Security Agreement, independent of the Collateral Agent, unless acting for and on behalf of the Collateral Agent and at the specific direction of the Collateral Agent.

       6. Waivers.

          6.1 The Debtor waives all demands, notices and protests of every kind which are not expressly required under this Security Agreement or the Secured Loan Documents and which are permitted by law to be waived, and which would, if not waived, impair the Collateral Agent's enforcement of this Security Agreement or release any Collateral from the security interest of the Secured Party under this Security Agreement. By way of example, but not in limitation of the Collateral Agent's rights under this Security Agreement, the Collateral Agent does not have to give the Debtor notice of any of the following unless otherwise specifically required by this or another agreement or by applicable law:

               6.1.1 notice of acceptance of this Security Agreement;

               6.1.2 notice of advances made, credit extended, or Collateral received or delivered;

               6.1.3 any action which the Collateral Agent does or does not take regarding the Debtor, any guarantor or any other Person, or any other collateral securing the Secured Obligations;

               6.1.4 enforcement of this Security Agreement against the Collateral; or

               6.1.5 any other action taken in reliance on this Security Agreement.

          6.2 With respect both to Secured Obligations and Collateral, the Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such time or times as the Collateral Agent may deem advisable.

          6.3 The Collateral Agent shall have no duty as to the collection or protection of Collateral not in the Collateral Agent's possession or control, and the Collateral Agent's duty with reference to Collateral in its possession or control shall be to use reasonable care in the custody and preservation of such Collateral, but such duty shall not require the Collateral Agent to do any of the following (although during the existence of an Event of Default, the Collateral Agent is authorized to reasonably undertake any such action if the Collateral Agent deems such action appropriate):

               6.3.1 protect any of the Collateral against the claims of others;

               6.3.2 collect any sums due on the Collateral;

               6.3.3 exercise any rights under the Collateral;

               6.3.4 notify the Debtor of any maturities, calls, conversions, or other similar matters concerning the Collateral;

               6.3.5 act upon any request the Debtor may make; or

               6.3.6 preserve or protect the Debtor's rights in the Collateral.

       7. ACTIONS AND PROCEEDINGS.

       IN THE EVENT OF ANY ACTION OR PROCEEDING WITH RESPECT TO ANY MATTER PERTAINING TO THIS SECURITY AGREEMENT, THE DEBTOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY AND RIGHTS OF SETOFF (BUT DOES NOT WAIVE ANY DEFENSES OR COUNTERCLAIMS). THE DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK, SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT SITTING IN NEW YORK, NEW

YORK, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT.

       8. Address for Notices and Service of Process.

          All notices, requests and demands to or upon the Collateral Agent, any other Secured Party or the Debtor shall be effective if made in writing and shall be deemed to be delivered (A) upon receipt if delivered by hand or by Federal Express or other national overnight courier, or (B) when sent and answer back received, in the case of notice by telex or telecopier (fax), or (C) when received, if sent by certified or registered mail, postage prepaid, to the following address or to such other address of the Collateral Agent, on behalf of the other Secured Parties, or the Debtor as may be hereafter notified by the Collateral Agent or the Debtor to the other:

if to the Debtor:

       TBC Corporation
       4770 Hickory Hill Road
       Memphis, Tennessee 38141
       Attention: Chief Financial Officer

if to any of the Lenders, the Collateral Agent, the Co-Administrative Agent or the Administrative Agent:

       The Chase Manhattan Bank
       One Chase Square, 9th Floor
       Rochester, New York 14604
       Attention: Bruce Yoder

       9. Costs of Collection and Legal Fees.

          The Debtor shall be liable to the Collateral Agent and each other Secured Party and shall pay to the Collateral Agent immediately on demand as part of its liability under this Security Agreement all reasonable costs and expenses of the Collateral Agent or any other Secured Party, including all reasonable fees and disbursements of the Collateral Agent's or any other Secured Party's legal counsel incurred in the collection or enforcement or attempted collection or attempted enforcement of the Secured Party's rights under this Security Agreement, whether within or apart from any legal action or proceeding.

       10. No Waiver of Remedies.

           No failure to exercise and no delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, remedy, power or privilege under this Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Security Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Security Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

       11. Collateral Agent.

           The appointment of the Collateral Agent as agent to act on behalf of the Lenders as contemplated in this Security Agreement, and the authority and responsibilities of the Collateral Agent related thereto, are set forth in and controlled by an Intercreditor Agreement of even date among the Secured Parties (as it may be amended from time to time, the "Intercreditor Agreement").

       12. New York Law.

           This Security Agreement and the rights and obligations of the Debtor and the Secured Party hereunder shall be governed, construed and interpreted in accordance with, the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.

       13. Entire Agreement; Modifications.

           This Security Agreement contains the entire agreement between each Secured Party and the Debtor with respect to all subject matters contained herein. This Security Agreement cannot be amended, modified or changed in any way except by a written instrument executed by the Collateral Agent, acting on behalf of each Secured Party as authorized in Section 4 of the Intercreditor Agreement, and the Debtor.

       14. Successors and Assigns.

           The covenants, representations, warranties and agreements herein set forth shall be binding upon the Debtor, its legal representatives, successors and assigns and shall inure to the benefit of each Secured Party, its successors and assigns. Any successor or assign of any Secured Party shall forthwith become vested with and entitled to exercise all the powers and rights given by this Security Agreement to any Secured Party, as if such successor or assign were originally named as a Secured Party herein.

       15. Counterparts.

           This Security Agreement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

       16. Severability.

           The unenforceability or invalidity of any provision or provisions of this Security Agreement or any of the other Secured Loan Documents shall not render any other provision or provisions herein or therein contained unenforceable or invalid.

       IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be executed by its duly authorized officer or representative as of the date and year first above written.


                                    TBC Corporation



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    Accepted this fifth day
                                    of January, 2001


                                    First Tennessee Bank National Association,
                                    Individually, as Issuing Bank, as Swingline
                                    Lender and as Administrative Agent



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    The Chase Manhattan Bank, Individually, as
                                    Co-Administrative Agent and as Collateral
                                    Agent



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    First Union National Bank


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    SunTrust Banks, Inc.



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    Regions Bank



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    Fleet Capital Corporation



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    Allfirst Bank



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    Fifth Third Bank



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    Firstar Bank NA



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    Union Planters Bank, NA



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    National City Bank



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    The Prudential Insurance Company of America



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title: Vice President

                                   SCHEDULE A
                                       to
                Security Agreement and UCC-1 Financing Statements
                                   granted by
                         TBC Corporation (the "Debtor")
                                   in favor of
                 The Chase Manhattan Bank, as "Collateral Agent"
         for all lenders that are now or may hereafter become "Lenders"
          and for the Administrative Agent and Co-Administrative Agent,
                    all as defined in the Security Agreement,
            and the Administrative Agent, the Co-Administrative Agent
                         and all such Lenders, including
                 those described in Schedule A1 attached hereto
                      (collectively as the "Secured Party")

          The following shall constitute collateral (the "Collateral")

Item 5 Continued:


1. Equipment. All equipment (as defined in Article Nine of the UCC), whether now owned or hereafter acquired, wherever located, and including fixtures, together with any and all substitutions, parts, fittings, additions, attachments, accessories, special tools, accessions or replacements, and together with all computer programming and licenses necessary or desirable to operate the same, and all proceeds and General Intangibles arising from any of the foregoing and all equipment (as defined in Revised Article Nine), whether now owned or hereafter acquired, wherever located, and including fixtures, together with any and all substitutions, parts, fittings, additions, attachments, accessories, special tools, accessions or replacements, and together with all computer programming and licenses necessary or desirable to operate the same, and all proceeds and General Intangibles arising from any of the foregoing, including software embedded in goods (collectively, the "Equipment").

2. Inventory. All inventory (as defined in Article Nine of the UCC), now owned or hereafter acquired, wherever located, and any product or mass into which any inventory shall be manufactured, processed or assembled (but only the extent the same belongs to the Debtor) or commingled, and all proceeds and General Intangibles arising from any of the foregoing and all Inventory (as defined in Revised Article Nine), now owned or hereafter acquired, wherever located, and any product or mass into which any inventory shall be manufactured, processed or assembled (but only the extent the same belongs to the Debtor) or commingled, and all proceeds and General Intangibles arising from any of the foregoing, including software embedded in goods (collectively, the "Inventory").

3. Accounts. All accounts (as defined in Article Nine of the UCC), now existing or hereafter acquired, and all proceeds and General Intangibles arising therefrom and all Accounts (as defined in Revised Article Nine), now existing or hereafter acquired, and all proceeds and General Intangibles arising therefrom, including health care insurance receivables, license fees, credit card receivables (collectively, the "Accounts").

4. Chattel Paper. All chattel paper (as defined in Article Nine of the UCC), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom and Chattel Paper (as defined in Revised Article Nine), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom, including tangible and intangible Chattel Paper (collectively, the "Chattel Paper").

5. Instruments. All instruments (as defined in Article Nine of the UCC), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom and Instruments (as defined in Revised Article Nine), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom, including promissory notes (collectively, the "Instruments").

6. General Intangibles. All General Intangibles (as defined in Article Nine of the UCC) now owned or hereafter acquired, and the proceeds thereof and all general intangibles (as defined in Revised Article Nine) including payment intangibles now owned or hereafter acquired, and the proceeds thereof and all general intangibles (collectively, the "General Intangibles").

7. Documents. All documents of title (as defined in Article Nine of the UCC) covering any Inventory wherever located, now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom and all Documents (as defined in Revised Article Nine) covering any Inventory wherever located, now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom and all Documents (collectively, the "Documents").

8. Investment Property. All investment property (as defined in Article Nine of the UCC), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom and all Investment Property, now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom (as defined in Revised Article Nine) (collectively, the "Investment Property:).

9. Fixtures. All fixtures (as defined in Article Nine of the UCC), now owned or hereafter acquired, and all proceeds thereof and all Fixtures now owned or hereafter acquired, and all proceeds thereof (as defined in Revised Article Nine) (collectively, the "Fixtures").

10.    Deposit Accounts. All Deposit Accounts (as defined in Revised Article
       Nine) now existing or hereafter acquired, and all proceeds and General Intangibles arising therefrom ("Deposit Accounts").

11. Letter of Credit Rights. All Letter of Credit Rights (as defined in Revised Article Nine) now existing or hereafter acquired and all proceeds and General Intangibles arising therefrom ("Letter of Credit Rights").

12. Supporting Obligations. All Supporting Obligations (as defined in Revised Article Nine) including all (i) obligations, such as guarantees and letters of credit, that support payment or performance of Collateral such as Accounts, Chattel Paper, and payment intangibles and (ii) any property (including real property) that secures a right to payment or performance that is subject to an Article 9 security interest in both Revised Article Nine and Article Nine of the UCC and all proceeds and General Intangibles arising therefrom ("Supporting Obligations").

13. Goods. All Goods (as defined in Revised Article Nine) including but not limited to a computer program embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such a manner that it is customarily considered part of the goods, or (ii) by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, whether now existing or hereafter ("Goods").

14. Electronic Chattel Paper. All Electronic Chattel Paper (as defined in Revised Article Nine) now existing or hereinafter acquired and all proceeds and General Intangibles arising therefrom ("Electronic Chattel Paper").

15. Proceeds. To the extent not listed above as original collateral all proceeds and products of the foregoing (as defined in Revised Article
       Nine) ("Proceeds").


IN FURTHERANCE OF THE FOREGOING TYPES OF PROPERTY, AND WITHOUT LIMITATION
THEREOF:

       a. Insurance. All insurance covering the Equipment, Inventory and all of the Debtor's other tangible personal property against risks of fire, flood, theft, loss or any other physical damage and against any risk of any damage or loss whatsoever, now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom (the "Insurance").

       b. Records. All of the Debtor's right, title and interest in all of its books, records, ledger sheets, files and other data and documents, including records in any form (digital or other) and recorded in or through any medium (magnetic, lasergraphic or other) and all machinery and processes (including computer programming instructions) required to read and print such records, now or hereafter existing relating to all types of personal property described in this Schedule (the "Records").

       c. Rights as Seller of Goods. All of the Debtor's rights as seller of goods under Article 2 of the UCC or otherwise with respect to Inventory, and all goods represented by or securing any of the Accounts, all of the Debtor's rights therein, including without limitation, rights as an unpaid vendor or lienor and including rights of stoppage in transit, replevin and reclamation, and all proceeds and general intangibles arising from any of the foregoing.

       d. Patent Rights. All patent rights throughout the world, including all letters patents, patent applications, patent licenses, patentable inventions, modifications and improvements thereof, all rights to any and all letters patent and applications for letters patent, all divisions, renewals, reissues, continuations, continuations-in- part, extensions and reexaminations of any of the foregoing, all shop rights, all proceeds of, and rights associated with any of the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any of the foregoing and for breach or enforcement of any of the foregoing, and all rights corresponding to each of the foregoing throughout the world, whether now owned or existing or hereafter acquired, and all proceeds and General Intangibles arising from any of the foregoing (the "Patent Rights").

       e. Technical Information. All information concerning the subject matter of the Patent Rights, and all other confidential or proprietary or useful information and all know-how and common law or statutory trade secrets obtained by or used in or contemplated at any time for use in the business of the Debtor, and all other research and development work by the Debtor whether or not the same is a patentable invention, including without limitation all design and engineering data, shop rights, instructions, procedures, standards, specifications, plans, drawings and designs, whether now owned or existing or hereafter acquired or arising, and all proceeds and General Intangibles arising from any of the foregoing (the "Technical Information").

       f. Trademark Rights. All trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (each of the foregoing items being called a "Trademark"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, all Trademark licenses, all reissues, extensions or renewals of any of the foregoing items all of the goodwill of the business connected with the use of, and symbolized by the foregoing items all proceeds of, and rights associated with, the foregoing, including any claim by the Debtor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license, and all proceeds and General Intangibles arising from any of the foregoing (the "Trademark Rights").

       g. Copyrights. All copyrights and all semiconductor chip product mask works of the Debtor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world, including, without limitation, all of the Debtor's right, title and interest in and to all copyrights and mask works registered in the United States Copyright Office or anywhere else in the world and all applications for registration thereof, whether pending or in preparation, all copyright and mask work licenses, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit, and all proceeds and General Intangibles arising from any of the foregoing (the "Copyrights").

       h. Computer Hardware and Software. To the extent not included in Goods as described above, (A) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, whether now owned, licensed or leased or hereafter acquired by the Debtor; (B) all software programs, including source code and object code and all related applications and data files, whether now owned, licensed or leased or hereafter acquired by the Debtor, designed for use on the computers and electronic data processing hardware described in clause (A) above; (C) all firmware associated therewith, whether now owned, licensed or leased or hereafter acquired by the Debtor; (D) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) for such hardware, software and firmware described in the preceding clauses (A),
       (B) and (C), whether now owned, licensed or leased or hereafter acquired by the Debtor; and (E) all rights with respect to all of the foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing, and all proceeds and General Intangibles arising from any of the foregoing (the "Computer Hardware and Software").

As used in this Schedule A, "UCC" means the Uniform Commercial Code of the State of New York, as amended and in effect from time to time, and "Revised Article Nine" means legislation pending as of January 5, 2001 before the New York legislature to revise Article Nine of the UCC.

                                   SCHEDULE A1

       The following constitute Lenders:

1. First Tennessee Bank National Association, Individually and as Administrative Agent.

2. The Chase Manhattan Bank, Individually, as Co-Administrative Agent and as Collateral Agent

3.     First Union National Bank

4.     SunTrust Banks, Inc.

5.     Regions Bank

6.     Fleet Capital Corporation

7.     Allfirst Bank

8.     Fifth Third Bank

9.     Firstar Bank NA

10.    Union Planters Bank, NA

11.    National City Bank

12.    The Prudential Insurance Company of America

and such other institutions as may hereafter become Lenders, Administrative Agent, Co-Administrative Agent or Collateral Agent pursuant to the Security Agreement.

                                  SCHEDULE 3.1
                                       to
                               Security Agreement
                                   granted by
                         TBC Corporation (the "Debtor")
                                   in favor of
              The Chase Manhattan Bank, as "Collateral Agent", the
                Administrative Agent, the Co-Administrative Agent
                  and the "Lenders" dated as of January 5, 2001
                      (collectively as the "Secured Party")

Other Liens against the Collateral:

-      Liens permitted under Section 6.02 of the Amended Credit Agreement.

- Landlord Liens arising by statute, under common law, or under the terms of any agreement pursuant to which Debtor leases any real property.

- Liens of financial institutions with respect to instruments, checks, deposits, and the like in transit or in the possession of the financial institution.

                                  SCHEDULE 3.2
                                       to
                               Security Agreement
                                   granted by
                         TBC Corporation (the "Debtor")
                                   in favor of
                The Chase Manhattan Bank, as "Collateral Agent",
              the Administrative Agent, the Co-Administrative Agent
                  and the "Lenders" dated as of January 5, 2001
                      (collectively as the "Secured Party")

The Debtor's exact legal name: TBC Corporation

All names, if any, other than the name set forth above, under which the Debtor conducts business (if none, insert "None"): TBC Sales, Inc. (in North Carolina)

Principal place of business of the Debtor:

       4770 Hickory Hill Road
       Memphis, TN 38141

Chief executive office of the Debtor:

       4770 Hickory Hill Road
       Memphis, TN 38141

All locations of Fixtures, Equipment, Inventory and Goods of the Debtor:

       4770 Hickory Hill Road
       Memphis, TN 38141

       107 Tom Starling Road
       Fayetteville, NC 28306

       See Schedule 3.16(f) for information with respect to tire molds owned by Debtor.

All prior names of the Debtor, if any (if none, insert "None"):

       None

                                  SCHEDULE 3.5
                                       to
                               Security Agreement
                                   granted by
                         TBC Corporation (the "Debtor")
                                  in favor of
                The Chase Manhattan Bank, as "Collateral Agent",
             the Administrative Agent, the Co-Administrative Agent
                 and the "Lenders" dated as of January 5, 2001
                     (collectively as the "Secured Party")

List of all of the following types of Collateral owned by the Debtor, as required pursuant to Section 3.5:

1. Patent Rights, Trademark Rights and Copyrights with all pertinent registration information: See Attachment No. 1. In addition, Debtor may own Trademark Rights and Copyrights arising under common law or state law, as to which no registration or other filing has been made.

2. Instruments: Promissory Note in excess of $1,000,000: Promissory Note, dated February 16, 1999, in the original principal amount of $3,999,654.63, given by Kost Tire Distributors, Inc. (a New York corporation) and Kost Tire Distributors, Inc. (a Pennsylvania corporation) to Debtor.

3.     Documents:

4. Investment Property: See Schedules 3.01 and 6.04(b) to the Amended Credit Agreement.

5. Insurance: See Certificates of Insurance provided by Debtor to Collateral Agent contemporaneously with the execution of this Agreement.

                                  SCHEDULE 3.6
                                       to
                               Security Agreement
                                   granted by
                         TBC Corporation (the "Debtor")
                                   in favor of
                The Chase Manhattan Bank, as "Collateral Agent",
              the Administrative Agent, the Co-Administrative Agent
                  and the "Lenders" dated as of January 5, 2001
                      (collectively as the "Secured Party")

List of all of the following types of Collateral owned by the Debtor and subject to any certificate of title or title registration law, rule or regulation:

1.     Motor vehicles: None.



2.     Aircraft: None.



3.     Ships and boats: None.

                                  Schedule 4.14

                    NOTICE TO ACCOUNT DEBTOR TO MAKE PAYMENT
                          TO THE CHASE MANHATTAN BANK,
                               AS COLLATERAL AGENT


                    (Letterhead of The Chase Manhattan Bank)
                                     (Date)

Registered Mail; Return Receipt Requested or by Overnight Courier, Signature Required

Name and Address of Account Debtor

                 Re: Payment of All Moneys Due to TBC Corporation (the "Debtor")

Greetings:

       Please take notice that all accounts receivable and other rights to payment of the above-captioned Debtor have been assigned to The Chase Manhattan Bank, as Collateral Agent ("Chase") and that pursuant to the terms of agreements between the Debtor and Collateral Agent all monies now or hereafter becoming due and owing by you to the Debtor must be paid to Collateral Agent at the following address:

                         ______________________________
                         ______________________________
                         ______________________________
                         ______________________________

       Please take notice that payment to the Debtor of any such monies after the date of receipt of this notice may result in liability to Collateral Agent for the amount of such payment.

       Enclosed is a certified true copy of an authorization executed by the Debtor.

       If you have any questions about this matter, please call _______________ at __________________________.

       Thank you for your cooperation in this matter.



                                                Very truly yours,

                               Schedule 4.01(f)(2)

                      FORM OF SUBSIDIARY SECURITY AGREEMENT

                    [AMENDED AND RESTATED] SECURITY AGREEMENT


         This Security Agreement, dated as of January 5, 2001, is granted by __________ (the "Debtor") to The Chase Manhattan Bank, as Collateral Agent (the "Collateral Agent") for all financial institutions who are and may become Lenders as defined below and for the Administrative Agent and Co-Administrative Agent, as such terms are defined in Section 1.2 below, and to the Lenders, the Administrative Agent and the Co-Administrative Agent.

                           Statement of the Premises.

         TBC Corporation ("Borrower") is concurrently herewith entering into an Amended and Restated Credit Agreement of even date (as it may be amended from time to time, the "Amended Credit Agreement") with the Administrative Agent, the Co-Administrative Agent and the Lenders signatory to the Amended Credit Agreement. The obligations to make Loans to the Borrower and to issue Letters of Credit for the account of the Borrower under the Amended Credit Agreement are conditioned on the Debtor's execution of this Security Agreement in favor of the Lenders, the Collateral Agent, the Co-Administrative Agent and the Administrative Agent, as the "Secured Party".

         The Borrower and The Prudential Insurance Company of America ("Prudential") are parties to a certain Note Purchase and Private Shelf Agreement dated as of July 10, 1996, and to Amendments No. 1 through 4 thereto (as so amended the "Original Note Agreement"). Pursuant to the Original Note Agreement, the Borrower issued $60,000,000 in principal amount of notes to Prudential (the "Prudential Notes") and the outstanding principal amount of the Prudential Notes is approximately $47,500,000 on the date hereof. The Borrower has requested that Prudential waive certain violations of the Original Note Agreement anticipated to occur as of December 31, 2000 and that it consent to Borrower's execution of the Amended Credit Agreement, which consent is required under the Original Note Agreement. Pursuant to a letter agreement of even date, Prudential has agreed to provide such waiver and consent, provided that the Borrower executes an amended and restated note agreement (the "Restated Note Agreement") which will amend and restate the Original Note Agreement and the Prudential Notes (the "Restated Prudential Notes") on terms consistent with the Preliminary Summary of Terms attached to such letter agreement (the "Prudential Term Sheet"). One of the conditions set forth in the Prudential Term Sheet is that the Debtor secure its obligations under the Debtor's Guarantee upon the terms and conditions set forth herein. (The Original Note Agreement, the Prudential Notes, the Restated Note Agreement and the Restated Prudential Notes are hereinafter collectively referred to as the "Prudential Documents".)

       Pursuant to [AN AMENDED AND RESTATED] a Guarantee of even date, (the "Debtor's Guarantee"), the Debtor guaranteed, to the extent set forth in the Debtor's Guarantee, Borrower's obligations to the Administrative Agent, the Co-Administrative Agent and to the Lenders signatory to the Amended Credit Agreement and the Prudential Notes.

       [The Debtor executed and delivered a Security Agreement dated June 21, 2000 (the "Original Security Agreement") to the Collateral Agent, to the original Lenders signatory to Amendment No. 1 to Credit Agreement dated as of June 21, 2000 and to the Administrative Agent. The Debtor, the Collateral Agent, the Lenders, the Co- Administrative Agent and the Administrative Agent agree that the Original Security Agreement is restated in its entirety, so that, upon the execution and delivery of this Security Agreement by the Debtor and the acceptance hereof by the Collateral Agent, the Lenders, the Co-Administrative Agent and the Administrative Agent, this Security Agreement shall replace the Original Security Agreement, which shall upon such replacement cease to be of any further force or effect.]

                           Statement of Consideration.

       To induce the Lenders signatory to the Amended Credit Agreement to enter into the Amended Credit Agreement and to make Loans and issue Letters of Credit thereunder, and to induce Prudential to consent to the Amended Credit Agreement and to execute the Restated Note Agreement, the Debtor is executing and delivering this Security Agreement to the Lenders, the Collateral Agent, the Co-Administrative Agent and the Administrative Agent, as the "Secured Party".

                                    Agreement

       This Security Agreement shall be continuing and subsisting until canceled by the Collateral Agent on behalf of and with the written consent of the Lenders, in the Lenders' sole discretion.

       1. Definitions.

          1.1 Incorporation by Reference. All terms defined in Schedule A annexed hereto are hereby incorporated by reference and all such terms and words so defined are used herein with the same meanings as are therein set forth. Except as otherwise defined in this Security Agreement, terms defined or incorporated in the Guarantee are used herein as so defined.

          1.2 Additional Definitions. The following terms shall have the following meanings for purposes of this Security Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

       "Administrative Agent" means the Administrative Agent appointed as such pursuant to the Amended Credit Agreement, and each successor thereto or replacement therefor under the terms of the Amended Credit Agreement.

       "Co-Administrative Agent" means the Co-Administrative Agent appointed as such pursuant to the Amended Credit Agreement, and each successor thereto or replacement therefor under the terms of the Amended Credit Agreement.

       "Collateral" means, collectively, all of the personal property of the Debtor described on Schedule A annexed hereto.

       "Corresponding", when used in conjunction with any defined term (the "referred term"), "Corresponding" refers to such specific Persons, items or documents to which such referred term pertains which are related or connected to another defined term in the context.

       "Debtor's Guarantee" shall have the meaning set forth in the Statement of Premises in this Security Agreement.

       "Event of Default" means any event, condition or act (including notice and lapse of time, if specified) which is defined or described as an Event of Default under either the Amended Credit Agreement or the Restated Note Agreement or as an event of default in any other Secured Loan Document.

       "Financing Statements" mean all UCC-1 Financing Statements to be filed in any public office to perfect the security interest granted under this Security Agreement.

       "Guarantee" means a "Guarantee" as defined in either the Amended Credit Agreement or the Restated Note Agreement, and includes the Debtor's Guarantee.

       "Intercreditor Agreement" has the meaning set forth in Section 11 of this Agreement.

       "Issuing Bank" has the meaning set forth in the Amended Credit Agreement.

       "Lenders" means the banks from time to time signatory to the Amended Credit Agreement, including the Issuing Bank, the Swingline Lender and Prudential, and their respective transferees, successors and assigns.

       "Secured Loan Document" means any Loan Document (as defined in the Amended Credit Agreement), and the Prudential Documents.

       "Secured Obligations" means all debts, liabilities and obligations of the Debtor to any Secured Party pursuant to this Agreement or the Debtor's Guarantee, of every nature, whether now existing or hereafter incurred at any time or times, absolute or contingent, secured or unsecured, and any and all renewals or extensions thereof or of any portion thereof, including without limitation all principal, all interest, all prepayment premiums and breakage fees (if any), all fees, all late charges and all penalties and all expenses of collection or enforcement or attempted collection or enforcement thereof, including all reasonable fees and disbursements of any Secured Party's counsel in connection therewith, whether within or apart from any legal action or proceeding.

       "Secured Party" means the Lenders, the Collateral Agent, the Co-Administrative Agent and the Administrative Agent, collectively, and means each of the Lenders, the Collateral Agent, the Co-Administrative Agent and the Administrative Agent, severally.

       "UCC" means the Uniform Commercial Code of the State of New York, as amended and in effect as of the date hereof. Legislation to revise Article Nine of the UCC is pending before the New York legislature and any references herein to "Revised Article Nine" means such pending legislation.

       2. Security Interest.

          2.1 The Debtor hereby grants to the Secured Party a security interest in all of the Collateral as security for the payment of all Secured Obligations; provided, however, that with respect to computer hardware and software that is licensed or leased, the security interest is granted only to the extent that it does not violate the agreement(s) pursuant to which such computer hardware and software is licensed or leased.

          2.2 The Debtor irrevocably appoints the Collateral Agent as its lawful attorney and agent, during the existence of an Event of Default, to execute any Financing Statements in the Debtor's name and on the Debtor's behalf, and to file Financing Statements against the Debtor signed by the Collateral Agent alone in any appropriate public office.

          2.3 This Security Agreement is in addition to and without limitation of any right of any Secured Party under any of the Secured Loan Documents or any other security agreement, mortgage or Guarantee granted by the Debtor or any other Person to or for the benefit of any Secured Party.

       3. Representation and Warranties.

          The Debtor represents and warrants to each Secured Party that:

          3.1 Except as listed on Schedule 3.1 attached hereto, the Debtor has granted no currently effective security interest in the Collateral to any Person other than to the Secured Party, and no financing statement in favor of any such other Person as a secured party covering any of the Collateral or any proceeds thereof is on file in any public office, and the Collateral is free and clear of any "Lien" (as such quoted term is defined in the Amended Credit Agreement), charge or encumbrance, except pursuant to and under this Security Agreement.

          3.2 The office location(s) of the Debtor set forth on Schedule 3.2 attached hereto are the true and correct locations of the Debtor's principal place of business and chief executive office as of the date hereof.

          3.3 The locations of all Fixtures, Equipment, Inventory and Goods of the Debtor set forth on Schedule 3.2 hereto is a true and complete listing of all of the locations of the Debtor's Fixtures, Equipment, Inventory and Goods, as of the date hereof.

          3.4 Except as noted on Schedule 3.2 hereto, the Debtor conducts no business, whether directly or indirectly or through any Subsidiary or division, under any name or trade name other than its name first recited above.

          3.5 Schedule 3.5 hereto is a true and complete description, as of the date hereof, of all of the Debtor's (a) Patent Rights, Trademark Rights and Copyrights; (b) Instruments, listing either individual items having a face amount of $1,000,000 or more, or if the face amount of all items exceeds $10,000,000, listing individual items having a face amount of $250,000 or more;
(c) each Document representing assets with a book value of $250,000 or more; (d) each item of Investment Property with a book value or market value of $250,000 or more; and (e) Insurance.

          3.6 Schedule 3.6 hereto is a true and complete description of all motor vehicles, aircraft, ships and boats which are owned or leased by the Debtor and are subject to any certificate of title or title registration law, rule or regulation as of the date hereof.

          3.7 The Debtor is a corporation formed and existing under the laws of the State of ___________.

          3.8 The Debtor shall not change the state of its incorporation without notifying the Collateral Agent in writing prior to any change.

       4. Covenants and Agreements of the Debtor.

          The Debtor covenants and agrees that:

          4.1 Any Secured Party may, by its employees, accountants, attorneys and other agents, examine and inspect the Collateral at any reasonable time and wherever located.

          4.2 The Debtor will deliver reports to the Collateral Agent describing any addition, deletion or modification as of the date of each such report to the representations and warranties made in Section 3.5 above that involves Patent Rights, Trademark Rights registered with the United States Patent and Trademark Office, Copyrights registered with the United States Patent and Trademark Office, Investment Property, Instruments, Documents or Insurance. At the request of the Collateral Agent or any Secured Party,(a) the Debtor shall cause the interest of the Collateral Agent, as agent for the Secured Parties, to be properly noted on each certificate of title or registration to any Equipment that is subject to any certificate of title or title registration law, rule or regulation, and deliver each such certificate of title or registration received by the Debtor to the Collateral Agent and (b) the Debtor will deliver reports to the Collateral Agent listing either individual items of Chattel Paper, Electronic Chattel Paper and Supporting Obligations having a face amount of $1,000,000 or more, or if the face amount of all such items exceeds $10,000,000, listing individual items having a face amount of $250,000 or more.

          4.3 Subject to the limitations of this Security Agreement, the Debtor will from time to time upon demand furnish to the Collateral Agent such further information and will execute, acknowledge and deliver to the Collateral Agent such financing statements and assignments and other papers, pay any costs of searches and filing fees, and will do all such other acts and things as the Collateral Agent may reasonably request as being necessary or appropriate to establish, perfect and maintain a valid security interest in the Collateral as security for the Secured Obligations.

       Without limitation of the foregoing, on demand of any Secured Party or the Collateral Agent, from time to time, the Debtor (a) shall execute and deliver to the Collateral Agent each financing statement, notice of lien, instrument of assignment and other writing, and take such other action, as the Collateral Agent may deem necessary or desirable to evidence or perfect the security interest of each Secured Party in the Collateral; (b) shall immediately deliver all original items of Chattel Paper, Instruments and Documents required to be described in Schedule 3.5 or reported on under Section 4.2, with each such endorsement, instrument of assignment and other writing as the Collateral Agent may request; (c) during the existence of a Default, shall execute such documents as the Collateral Agent may request in order to provide the Collateral Agent with "control" over all Investment Property owned by the Debtor, within the meanings of the UCC and Revised Article Nine; (d) during the existence of a Default, shall execute such documents as the Collateral Agent may request in order to provide the Collateral Agent with "control" over all Deposit Accounts owned by the Debtor, within the meaning of Revised Article Nine; (e) during the existence of a Default, shall execute such documents as the Collateral Agent may request in order to provide the Collateral Agent with "control" over all Letter of Credit Rights owned by the Debtor within the meaning of Revised Article Nine;
(f) shall execute such document as the Collateral Agent may request in order to provide the Collateral Agent with "control" over all Electronic Chattel Paper required to be described in Schedule 3.5 or reported on under Section 4.2 and owned by the Debtor within the meaning of Revised Article Nine; (g) during the existence of a Default, where Collateral is in the possession of a third party, the Debtor will notify the third party of the Secured Party's interest and obtain an acknowledgment from the third party that the third party is holding the Collateral for the benefit of the Secured Party, pursuant to the requirements of Revised Article Nine; (h) during the existence of a Default, place a legend on any Chattel Paper created by the Debtor acceptable to the Collateral Agent indicating that the Secured Party has a security interest in the Chattel Paper, pursuant to the terms of Revised Article Nine; and (i) the Debtor will execute and deliver to the Collateral Agent any document required to acknowledge, register or perfect the security interest hereby granted in any of the Patent Rights, Technical Information, Trademark Rights or Copyrights required to be described in Schedule
3.5 or reported on under Section 4.2 and, during the existence of a Default, in any of the Collateral under the Federal Assignment of Claims Act.

       Without limitation to the foregoing, the Debtor also hereby grants to the Collateral Agent the authority, during the existence of a Default, to file Financing Statements under Revised Article Nine against the Debtor without the Debtor's signature covering the Collateral covered by this Agreement or property that becomes Collateral under Revised Article Nine (whether or not expressly covered by the terms of this Agreement) pursuant to the terms of Revised Article Nine.

          4.4 The Debtor will defend the Collateral against all claims and demands of all other Persons at any time claiming the same or an interest therein; provided, however, that the Debtor shall be permitted, as long as the Debtor does not violate the Amended Credit Agreement or the Prudential Documents, as the case may be, to sell, dispose of, compromise, settle, renegotiate, collect, amend and otherwise deal in the Collateral in the ordinary course of business and consistent with past practices. Except to the extent permitted in the Amended Credit Agreement, the Debtor shall not grant any Lien with respect to any Collateral to any Person other than the Secured Party.

          4.5 If any action or proceeding shall be commenced, other than any action to collect the Secured Obligations, to which action or proceeding any Secured Party is made a party and in which it becomes necessary to defend or uphold such Secured Party's security interests hereunder, all costs incurred by such Secured Party for the expenses of such litigation (including reasonable fees and expenses of such Secured Party's external legal counsel and costs allocated by and expenses of its internal legal department) shall be deemed part of the Secured Obligations secured hereby, which the Debtor agrees to pay or cause to be paid.

          4.6 All Records of the Collateral will be located at the Debtor's principal place of business and chief executive office. The Debtor shall not change the location of any Records or of its principal place of business and chief executive office unless the Debtor gives the Collateral Agent not less than 30 days prior written notice and the Debtor executes such documents and takes such other actions related thereto as the Collateral Agent may request. The Debtor will not locate Equipment or Inventory (other than goods in transit or Inventory at retail stores owned by the Debtor) at any locations other than those described in Exhibit 3.2, without the prior written consent of the Collateral Agent.

          4.7 The Debtor will have and maintain Insurance at its expense at all times in such amounts, in such form, containing such terms and written by such companies as may be reasonably satisfactory to Collateral Agent (and as more particularly set forth in the Amended Credit Agreement and the Restated Note Agreement). All policies of Insurance shall be payable to the Collateral Agent and the Debtor, as their interests may appear, shall name the Collateral Agent as a co-insured, and shall provide for thirty (30) days' written notice of cancellation or modification to the Collateral Agent. So long as any Event of Default exists, the Collateral Agent is authorized by the Debtor to act as its attorney in collecting, adjusting, settling or canceling such Insurance and endorsing any drafts drawn by insurers. The Collateral Agent may apply any proceeds of Insurance received by it to the Secured Obligations, whether due or not; provided, however, that the Collateral Agent will hold such proceeds as a special deposit for use by the Debtor to repair, restore or replace the assets which gave rise to such proceeds, or to acquire other tangible assets to be used in the Debtor's business, within one year after the event giving rise to such proceeds, so long as (i) the Debtor is taking steps to repair, restore or replace such collateral, or to acquire such tangible assets, with due diligence and in good faith and (ii) no Event of Default shall have occurred. The Debtor will immediately notify the Collateral Agent of any damage to or loss of Collateral in excess of $5,000,000. Not later than ten (10) days prior to the expiration date of each policy of Insurance then in effect, the Debtor shall deliver to the Collateral Agent a certificate of Insurance certifying as to (i) the extension of such policy or the issuance of a renewal policy therefor, describing the same in reasonable detail satisfactory to the Collateral Agent and (ii) the payment in full of the portion of the premium therefor then due and payable (or accompanied by other proof of such payment satisfactory to the Collateral Agent). The Debtor shall be required forthwith to notify the Collateral Agent (by telephone, confirmed in writing) if the Debtor shall determine at any time not to, or at any time be unable to, extend or renew any such policy then in effect. Notwithstanding the foregoing, the Debtor, pursuant to Revised Article Nine, shall bear the risk of loss of Collateral.

          4.8 The Debtor will use the Collateral for business purposes and not in violation of any law, regulation, order, writ, injunction or decree.

          4.9 The Debtor will pay promptly when due all taxes and assessments upon the Collateral or upon its use or sale ("Taxes").

          4.10 The Debtor will at all times keep accurate and complete records of the Accounts, Deposit Accounts, Instruments, Investment Property, Chattel Paper, Documents, General Intangibles and other Collateral and will deliver such reconciliation reports and other financial information to the Collateral Agent as the Collateral Agent or any other Secured Party may at any time reasonably request. The Collateral Agent or any other Secured Party, or any of their agents, shall have the right to call at the Debtor's place or places of business at reasonable intervals and upon reasonable notice to inspect, audit, make test verifications and otherwise examine and make extracts from the books, records, journals, orders, receipts, correspondence and other data relating to any of the Collateral.

          4.11 Upon the occurrence of an Event of Default, the Debtor agrees to stamp all books and records pertaining to Accounts, Instruments, Chattel Paper, Electronic Chattel Paper, Supporting Obligations, Documents, Investment Property and General Intangibles to evidence the Secured Party's security interest therein in form satisfactory to the Collateral Agent immediately upon the Collateral Agent's written demand.

          4.12 At its option, during the existence of any Event of Default, the Collateral Agent may discharge taxes, Liens or other encumbrances at any time levied against or placed on the Collateral which have not been stayed as to execution and contested with due diligence in appropriate legal proceedings, and the Collateral Agent may pay for Insurance on the Collateral and may pay for maintenance and preservation of the Collateral and in connection therewith, the Debtor will, upon demand, remit to the Collateral Agent forthwith:

               4.12.1 The amount of any such Taxes, assessments, Insurance or other expenses which the Collateral Agent shall have been required or shall have elected to pay; and

               4.12.2 The amount of any and all out-of-pocket expenses which the Collateral Agent may incur in connection with the exercise by the Collateral Agent of any of the powers conferred upon it hereunder; and

               4.12.3 Interest on any amounts described under Subsections 4.12.1 and 4.12.2 of this Section 4.12 from the date of such expenditure to the date of repayment in full to the Collateral Agent at a rate per annum which shall automatically increase and decrease so that at all times such rate shall remain 2% higher than the Prime Rate.

          4.13 The Debtor will notify the Collateral Agent in writing at least thirty (30) days prior to (i) changing its chief executive office or other locations at which it does business, (ii) changing its name or conducting business under any name or trade name other than as warranted under Section 3.4 above, (iii) changing the locations of the Debtor's Equipment, Inventory or Fixtures from those set forth in Schedule 3.2 or as subsequently reported to the Collateral Agent, in each case specifying the places or names involved, or (iv) changing its state of incorporation from that set forth in Section 3.7.

          4.14 During the existence of any Event of Default, the Collateral Agent shall have the right to notify the account debtors obligated on any or all of the Debtor's Accounts, Chattel Paper, Instruments, Documents, Investment Property, Electronic Chattel Paper, Supporting Obligations or General Intangibles to make payment thereof directly to the Collateral Agent, and the Collateral Agent may take control of all proceeds of any thereof. The form of such notice to the account debtors shall be in the form of Schedule 4.14 annexed hereto. Without limitation to the foregoing, during the existence of any Event of Default, the Collateral Agent shall have the right to enforce the Debtor's rights against account debtors and obligors as provided under Revised Article Nine.

          4.15 At the Collateral Agent's request the Debtor will obtain the consent of any Person, governmental instrumentality or agency, or public body or official to the assignment hereunder of any Account, Instrument, Document, Chattel Paper, Electronic Chattel Paper, Supporting Obligations or General Intangible having a face value of $250,000 or more if such consent may be required by the terms of any contract or statute and if the such consent is reasonably necessary to support the security interest hereunder and if the Collateral Agent so requests in its discretion reasonably exercised.

          4.16 Upon request of the Collateral Agent after an Event of Default, with respect to real property where Collateral may be located or real property to which any Collateral may be affixed, including but not limited to locations described in Schedule 3.2 hereto, the Debtor shall use reasonable efforts to provide the Collateral Agent a document, in form and substance satisfactory to the Collateral Agent, executed by each person having an interest in such real property, either as lessor, lessee, owner or mortgagee thereof, to which any Collateral is affixed or in which any Collateral is located (a) disclaiming any interest by such owner, lessor, lessee or mortgagee in any such Collateral and
(b) containing the agreement of such owner, lessor, lessee or mortgagee permitting the Collateral Agent to enter such real property and take possession of and remove from such real property any Collateral affixed thereto or located therein and retaining possession of such real property for the purpose of selling, leasing or otherwise disposing of such Collateral without by doing so incurring any liability to such owner, lessor, lessee or mortgagee other than liability that would be incurred by the Debtor pursuant to any lease or mortgage between the Debtor and such owner, lessor, lessee or mortgagee.

       5. Events of Default.

          5.1 Upon the occurrence of an Event of Default, the Collateral Agent shall have, and shall exercise at the direction of the Majority Lenders, as such term is defined in the Intercreditor Agreement of even date among the Lenders (the "Intercreditor Agreement"), all of the rights, powers and remedies set forth in the Secured Loan Documents, together with the rights and remedies of a secured party under the UCC, including without limitation, the right to sell, lease or otherwise dispose of any or all of the Collateral, and to take possession of the Collateral, and for that purpose (a) the Collateral Agent may enter peaceably any premises on which the Collateral or any part thereof may be situated and remove the same therefrom and the Debtor will not resist or interfere with such action, and (b) the Collateral Agent may require the Debtor to assemble the Collateral and make the same available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties. The Debtor hereby agrees that the place or places of location of the Collateral are places reasonably convenient to it to assemble the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will send the Debtor reasonable notice of the time and place of any public sale or reasonable notice of the time after which any private sale or any other disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to the Debtor at least five days before the time of the sale or disposition.

          5.2 Upon demand by the Collateral Agent, given at the direction of the Majority Lenders, after an Event of Default, the Debtor will immediately deliver to the Collateral Agent all proceeds of Collateral, and all original evidences of Accounts, Chattel Paper, Instruments, Documents, Investment Property, Electronic Chattel Paper, Supporting Obligations, Deposit Accounts and General Intangibles, including, without limitation, all checks, drafts, cash and other remittances, notes, trade acceptances or other instruments or contracts for the payment of money, appropriately endorsed to the Collateral Agent's order and, regardless of the form of such endorsement, the Debtor hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto; and the Debtor hereby appoints the Collateral Agent as the Debtor's agent and attorney-in-fact to make such endorsement on behalf of and in the name of the Debtor. Pending such deposit, the Debtor agrees that it will not commingle any such checks, drafts, cash and other remittances with any of the Debtor's funds or property, but will hold them separate and apart therefrom and upon an express trust for the Collateral Agent until delivery thereof is made to the Collateral Agent.

          5.3 The costs of collection and enforcement of Deposit Accounts, Accounts, Chattel Paper, Instruments, Documents, Investment Property, Electronic Chattel Paper, Supporting Obligations and General Intangibles, including attorneys' fees and out-of-pocket expenses, shall be borne solely by the Debtor, whether the same are incurred by the Collateral Agent or the Debtor. The Debtor will not, after the occurrence of an Event of Default, except with the Collateral Agent's express written consent, extend, compromise, compound or settle any Deposit Accounts, Accounts, Chattel Paper, Instruments, Documents, Investment Property, Electronic Chattel Paper, Supporting Obligations and General Intangibles, or release, wholly or partly, any Person liable for payment thereof, or allow any credit or discount thereon which is not customarily allowed by the Debtor in the ordinary conduct of its business.

          5.4 Effective immediately upon the occurrence of an Event of Default, the Debtor hereby appoints the Collateral Agent to be the Debtor's true and lawful attorney, with full power of substitution, in the Collateral Agent's name or the Debtor's name or otherwise, for the Collateral Agent's sole use and benefit, but at the Debtor's cost and expense, to exercise at any time, at the direction of the Majority Lenders, all or any of the following powers with respect to all or any of the Deposit Accounts, Accounts, Chattel Paper, Instruments, Documents, Investment Property, Electronic Chattel Paper, Supporting Obligations or General Intangibles:

               5.4.1 to demand, sue for, enforce, collect, settle, compromise, receive and give acquittance for any and all moneys due or to become due upon or by virtue thereof and any Liens securing any such Collateral;

               5.4.2 to receive, take, endorse, assign and deliver any and all checks, notes, drafts and other negotiable and non-negotiable instruments taken or received by the Collateral Agent in connection therewith, and the Debtor waives notice of presentment, protest and non-payment of any instrument so endorsed or assigned;

               5.4.3 to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

               5.4.4 to extend the time of payment of any or all thereof, to make any allowances and other adjustments with reference thereto;

               5.4.5 to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or the relevant goods, as fully and effectually as if the Collateral Agent were the absolute owner thereof;

               5.4.6 to make any reasonable allowances and other reasonable adjustments with reference thereto;

               5.4.7 to sign the Debtor's name on any Document, on invoices relating to any Account, on drafts against customers, on schedules of assignments of Accounts, on notices of assignment, financing statements under the UCC and other public records, on verifications of Accounts, and on notices to customers;

               5.4.8 to file or record in any public office notices of assignment or any other public notice required to effect this Security Agreement;

               5.4.9 to receive and open all mail addressed to the Debtor, and to retain, use and dispose of all such mail as may relate to the Collateral;

               5.4.10 to discharge Taxes, liens or other encumbrances at any time levied against or placed thereon;

               5.4.11 to send requests for verification of Accounts, Chattel Paper, General Intangibles and Instruments to those liable thereon;

               5.4.12 to send one or more notices of exclusive control to any Person with whom a control agreement has been signed with respect to any part of the Collateral;

               5.4.13 to vote in person or by proxy any voting right in connection with any Investment Property, to exercise or fail to exercise any conversion or similar rights regarding such collateral, and to transfer into the Collateral Agent's name, or that of its nominee, any or all of such Investment Property;

               5.4.14 to receive and collect and to apply to the Secured Obligations, any interest, dividends or other income with respect to the Collateral;

               5.4.15 to do all other things the Collateral Agent deems reasonably necessary or desirable to carry out the purposes of this Agreement.

          The Debtor hereby ratifies and approves all acts of the attorney pursuant to this Section 5.4, and neither the Collateral Agent nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, other than acts, errors or mistakes due to willful malfeasance or gross negligence by the Collateral Agent or the attorney; provided further, however, that Debtor does not waive any rights under the UCC against any Secured Party for any action taken hereunder which is other than commercially reasonable. This power, being coupled with an interest, is irrevocable so long as any of the Secured Obligations remain outstanding.

          5.5 After deducting all expenses incurred by the Collateral Agent in protecting or enforcing the rights of the Secured Parties in the Collateral, the remainder of any proceeds of collection or sale of the Collateral shall be applied to the payment of principal, interest, fees, expenses or other charges comprising the Secured Obligations in such order as the Collateral Agent may determine, and all surplus shall be returned to the Debtor and the Debtor shall remain liable for any deficiency. The Collateral Agent shall apply the proceeds of collection or sale of the Collateral, if any, at least once during each calendar month, and until so applied, shall retain such proceeds in a separate Collateral account, as Collateral for the Secured Obligations. The Collateral Agent alone shall have the power of withdrawal from such Collateral account.

          5.6 The Collateral Agent may exercise its rights with respect to Collateral without resorting to or regard to any Guarantee or other collateral or source of reimbursement for the Secured Obligations.

          5.7 The exercise by the Collateral Agent of or failure to so exercise any authority granted under this Security Agreement shall in no manner affect the liability of the Debtor to any Secured Party, provided that the Collateral Agent shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and it shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under any of the Collateral.

          5.8 The rights and remedies provided to the Collateral Agent in this Security Agreement may be exercised by the Collateral Agent only, as agent for the Secured Parties, and no other Secured Party shall exercise any of such rights, or shall attempt to enforce its rights under this Security Agreement, independent of the Collateral Agent, unless acting for and on behalf of the Collateral Agent and at the specific direction of the Collateral Agent.

       6. Waivers.

          6.1 The Debtor waives all demands, notices and protests of every kind which are not expressly required under this Security Agreement or the Secured Loan Documents and which are permitted by law to be waived, and which would, if not waived, impair the Collateral Agent's enforcement of this Security Agreement or release any Collateral from the security interest of the Secured Party under this Security Agreement. By way of example, but not in limitation of the Collateral Agent's rights under this Security Agreement, the Collateral Agent does not have to give the Debtor notice of any of the following unless otherwise specifically required by this or another agreement or by applicable law:

               6.1.1 notice of acceptance of this Security Agreement;

               6.1.2 notice of advances made, credit extended, or Collateral received or delivered;

               6.1.3 any action which the Collateral Agent does or does not take regarding the Debtor, any guarantor or any other Person, or any other collateral securing the Secured Obligations;

               6.1.4 enforcement of this Security Agreement against the Collateral; or

               6.1.5 any other action taken in reliance on this Security Agreement.

          6.2 With respect both to Secured Obligations and Collateral, the Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such time or times as the Collateral Agent may deem advisable.

          6.3 The Collateral Agent shall have no duty as to the collection or protection of Collateral not in the Collateral Agent's possession or control, and the Collateral Agent's duty with reference to Collateral in its possession or control shall be to use reasonable care in the custody and preservation of such Collateral, but such duty shall not require the Collateral Agent to do any of the following (although during the existence of an Event of Default, the Collateral Agent is authorized to reasonably undertake any such action if the Collateral Agent deems such action appropriate):

               6.3.1 protect any of the Collateral against the claims of others;

               6.3.2 collect any sums due on the Collateral;

               6.3.3 exercise any rights under the Collateral;

               6.3.4 notify the Debtor of any maturities, calls, conversions, or other similar matters concerning the Collateral;

               6.3.5 act upon any request the Debtor may make; or

               6.3.6 preserve or protect the Debtor's rights in the Collateral.

       7. ACTIONS AND PROCEEDINGS.

       IN THE EVENT OF ANY ACTION OR PROCEEDING WITH RESPECT TO ANY MATTER PERTAINING TO THIS SECURITY AGREEMENT, THE DEBTOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY AND RIGHTS OF SETOFF (BUT DOES NOT WAIVE ANY DEFENSES OR COUNTERCLAIMS). THE DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK, SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT SITTING IN NEW YORK, NEW YORK, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT.

       8. Address for Notices and Service of Process.

          All notices, requests and demands to or upon the Collateral Agent, any other Secured Party or the Debtor shall be effective if made in writing and shall be deemed to be delivered (A) upon receipt if delivered by hand or by Federal Express or other national overnight courier, or (B) when sent and answer back received, in the case of notice by telex or telecopier (fax), or (C) when received, if sent by certified or registered mail, postage prepaid, to the following address or to such other address of the Collateral Agent, on behalf of the other Secured Parties, or the Debtor as may be hereafter notified by the Collateral Agent or the Debtor to the other:

if to the Debtor:

       TBC Corporation
       4770 Hickory Hill Road
       Memphis, Tennessee 38141
       Attention: Chief Financial Officer

if to any of the Lenders, the Collateral Agent, the Co-Administrative Agent or the Administrative Agent:

       The Chase Manhattan Bank
       One Chase Square, 9th Floor
       Rochester, New York 14604
       Attention: Bruce Yoder

       9. Costs of Collection and Legal Fees.

          The Debtor shall be liable to the Collateral Agent and each other Secured Party and shall pay to the Collateral Agent immediately on demand as part of its liability under this Security Agreement all reasonable costs and expenses of the Collateral Agent or any other Secured Party, including all reasonable fees and disbursements of the Collateral Agent's or any other Secured Party's legal counsel incurred in the collection or enforcement or attempted collection or attempted enforcement of the Secured Party's rights under this Security Agreement, whether within or apart from any legal action or proceeding.

       10. No Waiver of Remedies.

          No failure to exercise and no delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, remedy, power or privilege under this Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Security Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Security Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

       11. Collateral Agent.

          The appointment of the Collateral Agent as agent to act on behalf of the Lenders as contemplated in this Security Agreement, and the authority and responsibilities of the Collateral Agent related thereto, are set forth in and controlled by an Intercreditor Agreement of even date among the Secured Parties (as it may be amended from time to time, the "Intercreditor Agreement").

       12. New York Law.

          This Security Agreement and the rights and obligations of the Debtor and the Secured Party hereunder shall be governed, construed and interpreted in accordance with, the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.

       13. Entire Agreement; Modifications.

          This Security Agreement contains the entire agreement between each Secured Party and the Debtor with respect to all subject matters contained herein. This Security Agreement cannot be amended, modified or changed in any way except by a written instrument executed by the Collateral Agent, acting on behalf of each Secured Party as authorized in Section 4 of the Intercreditor Agreement, and the Debtor.

       14. Successors and Assigns.

          The covenants, representations, warranties and agreements herein set forth shall be binding upon the Debtor, its legal representatives, successors and assigns and shall inure to the benefit of each Secured Party, its successors and assigns. Any successor or assign of any Secured Party shall forthwith become vested with and entitled to exercise all the powers and rights given by this Security Agreement to any Secured Party, as if such successor or assign were originally named as a Secured Party herein.

       15. Counterparts.

          This Security Agreement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

       16. Severability.

          The unenforceability or invalidity of any provision or provisions of this Security Agreement or any of the other Secured Loan Documents shall not render any other provision or provisions herein or therein contained unenforceable or invalid.

       IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be executed by its duly authorized officer or representative as of the date and year first above written.



                                    ______________________________



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:



                                    Accepted this fifth day of January, 2001






                                    First Tennessee Bank National Association,
                                    Individually, as Issuing Bank, as Swingline
                                    Lender and as Administrative Agent




                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    The Chase Manhattan Bank, Individually, as
                                    Co Administrative Agent and as Collateral
                                    Agent




                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    First Union National Bank




                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    SunTrust Banks, Inc.





                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    Regions Bank




                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    Fleet Capital Corporation




                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    Allfirst Bank




                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    Fifth Third Bank




                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    Firstar Bank NA




                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    Union Planters Bank, NA




                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    National City Bank




                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    The Prudential Insurance Company of America




                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title: Vice President

                                   SCHEDULE A
                                       to
                Security Agreement and UCC-1 Financing Statements
                                   granted by
                           ___________ (the "Debtor")
                                   in favor of
                 The Chase Manhattan Bank, as "Collateral Agent"
         for all lenders that are now or may hereafter become "Lenders"
          and for the Administrative Agent and Co-Administrative Agent,
                    all as defined in the Security Agreement,
            and the Administrative Agent, the Co-Administrative Agent
                         and all such Lenders, including
                 those described in Schedule A1 attached hereto
                      (collectively as the "Secured Party")

               The following shall constitute collateral (the "Collateral")

Item 5 Continued:


1. Equipment. All equipment (as defined in Article Nine of the UCC), whether now owned or hereafter acquired, wherever located, and including fixtures, together with any and all substitutions, parts, fittings, additions, attachments, accessories, special tools, accessions or replacements, and together with all computer programming and licenses necessary or desirable to operate the same, and all proceeds and General Intangibles arising from any of the foregoing and all equipment (as defined in Revised Article Nine), whether now owned or hereafter acquired, wherever located, and including fixtures, together with any and all substitutions, parts, fittings, additions, attachments, accessories, special tools, accessions or replacements, and together with all computer programming and licenses necessary or desirable to operate the same, and all proceeds and General Intangibles arising from any of the foregoing, including software embedded in goods (collectively, the "Equipment").

2. Inventory. All inventory (as defined in Article Nine of the UCC), now owned or hereafter acquired, wherever located, and any product or mass into which any inventory shall be manufactured, processed or assembled (but only the extent the same belongs to the Debtor) or commingled, and all proceeds and General Intangibles arising from any of the foregoing and all Inventory (as defined in Revised Article Nine), now owned or hereafter acquired, wherever located, and any product or mass into which any inventory shall be manufactured, processed or assembled (but only the extent the same belongs to the Debtor) or commingled, and all proceeds and General Intangibles arising from any of the foregoing, including software embedded in goods (collectively, the "Inventory").

3. Accounts. All accounts (as defined in Article Nine of the UCC), now existing or hereafter acquired, and all proceeds and General Intangibles arising therefrom and all Accounts (as defined in Revised Article Nine), now existing or hereafter acquired, and all proceeds and General Intangibles arising therefrom, including health care insurance receivables, license fees, credit card receivables (collectively, the "Accounts").

4. Chattel Paper. All chattel paper (as defined in Article Nine of the UCC), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom and Chattel Paper (as defined in Revised Article Nine), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom, including tangible and intangible Chattel Paper (collectively, the "Chattel Paper").

5. Instruments. All instruments (as defined in Article Nine of the UCC), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom and Instruments (as defined in Revised Article Nine), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom, including promissory notes (collectively, the "Instruments").

6. General Intangibles. All General Intangibles (as defined in Article Nine of the UCC) now owned or hereafter acquired, and the proceeds thereof and all general intangibles (as defined in Revised Article Nine) including payment intangibles now owned or hereafter acquired, and the proceeds thereof and all general intangibles (collectively, the "General Intangibles").

7. Documents. All documents of title (as defined in Article Nine of the UCC) covering any Inventory wherever located, now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom and all Documents (as defined in Revised Article Nine) covering any Inventory wherever located, now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom and all Documents (collectively, the "Documents").

8. Investment Property. All investment property (as defined in Article Nine of the UCC), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom and all Investment Property, now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom (as defined in Revised Article Nine) (collectively, the "Investment Property:).

9. Fixtures. All fixtures (as defined in Article Nine of the UCC), now owned or hereafter acquired, and all proceeds thereof and all Fixtures now owned or hereafter acquired, and all proceeds thereof (as defined in Revised Article Nine) (collectively, the "Fixtures").

10.    Deposit Accounts. All Deposit Accounts (as defined in Revised Article
       Nine) now existing or hereafter acquired, and all proceeds and General Intangibles arising therefrom ("Deposit Accounts").

11. Letter of Credit Rights. All Letter of Credit Rights (as defined in Revised Article Nine) now existing or hereafter acquired and all proceeds and General Intangibles arising therefrom ("Letter of Credit Rights").

12. Supporting Obligations. All Supporting Obligations (as defined in Revised Article Nine) including all (i) obligations, such as guarantees and letters of credit, that support payment or performance of Collateral such as Accounts, Chattel Paper, and payment intangibles and (ii) any property (including real property) that secures a right to payment or performance that is subject to an Article 9 security interest in both Revised Article Nine and Article Nine of the UCC and all proceeds and General Intangibles arising therefrom ("Supporting Obligations").

13. Goods. All Goods (as defined in Revised Article Nine) including but not limited to a computer program embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such a manner that it is customarily considered part of the goods, or (ii) by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, whether now existing or hereafter ("Goods").

14. Electronic Chattel Paper. All Electronic Chattel Paper (as defined in Revised Article Nine) now existing or hereinafter acquired and all proceeds and General Intangibles arising therefrom ("Electronic Chattel Paper").

15. Proceeds. To the extent not listed above as original collateral all proceeds and products of the foregoing (as defined in Revised Article
       Nine) ("Proceeds").


IN FURTHERANCE OF THE FOREGOING TYPES OF PROPERTY, AND WITHOUT LIMITATION
THEREOF:

       a. Insurance. All insurance covering the Equipment, Inventory and all of the Debtor's other tangible personal property against risks of fire, flood, theft, loss or any other physical damage and against any risk of any damage or loss whatsoever, now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom (the "Insurance").

       b. Records. All of the Debtor's right, title and interest in all of its books, records, ledger sheets, files and other data and documents, including records in any form (digital or other) and recorded in or through any medium (magnetic, lasergraphic or other) and all machinery and processes (including computer programming instructions) required to read and print such records, now or hereafter existing relating to all types of personal property described in this Schedule (the "Records").

       c. Rights as Seller of Goods. All of the Debtor's rights as seller of goods under Article 2 of the UCC or otherwise with respect to Inventory, and all goods represented by or securing any of the Accounts, all of the Debtor's rights therein, including without limitation, rights as an unpaid vendor or lienor and including rights of stoppage in transit, replevin and reclamation, and all proceeds and general intangibles arising from any of the foregoing.

       d. Patent Rights. All patent rights throughout the world, including all letters patents, patent applications, patent licenses, patentable inventions, modifications and improvements thereof, all rights to any and all letters patent and applications for letters patent, all divisions, renewals, reissues, continuations, continuations-in-part, extensions and reexaminations of any of the foregoing, all shop rights, all proceeds of, and rights associated with any of the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any of the foregoing and for breach or enforcement of any of the foregoing, and all rights corresponding to each of the foregoing throughout the world, whether now owned or existing or hereafter acquired, and all proceeds and General Intangibles arising from any of the foregoing (the "Patent Rights").

       e. Technical Information. All information concerning the subject matter of the Patent Rights, and all other confidential or proprietary or useful information and all know-how and common law or statutory trade secrets obtained by or used in or contemplated at any time for use in the business of the Debtor, and all other research and development work by the Debtor whether or not the same is a patentable invention, including without limitation all design and engineering data, shop rights, instructions, procedures, standards, specifications, plans, drawings and designs, whether now owned or existing or hereafter acquired or arising, and all proceeds and General Intangibles arising from any of the foregoing (the "Technical Information").

       f. Trademark Rights. All trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (each of the foregoing items being called a "Trademark"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, all Trademark licenses, all reissues, extensions or renewals of any of the foregoing items all of the goodwill of the business connected with the use of, and symbolized by the foregoing items all proceeds of, and rights associated with, the foregoing, including any claim by the Debtor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license, and all proceeds and General Intangibles arising from any of the foregoing (the "Trademark Rights").

       g. Copyrights. All copyrights and all semiconductor chip product mask works of the Debtor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world, including, without limitation, all of the Debtor's right, title and interest in and to all copyrights and mask works registered in the United States Copyright Office or anywhere else in the world and all applications for registration thereof, whether pending or in preparation, all copyright and mask work licenses, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit, and all proceeds and General Intangibles arising from any of the foregoing (the "Copyrights").

       h. Computer Hardware and Software. To the extent not included in Goods as described above, (A) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, whether now owned, licensed or leased or hereafter acquired by the Debtor; (B) all software programs, including source code and object code and all related applications and data files, whether now owned, licensed or leased or hereafter acquired by the Debtor, designed for use on the computers and electronic data processing hardware described in clause (A) above; (C) all firmware associated therewith, whether now owned, licensed or leased or hereafter acquired by the Debtor; (D) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) for such hardware, software and firmware described in the preceding clauses (A),
       (B) and (C), whether now owned, licensed or leased or hereafter acquired by the Debtor; and (E) all rights with respect to all of the foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing, and all proceeds and General Intangibles arising from any of the foregoing (the "Computer Hardware and Software").

As used in this Schedule A, "UCC" means the Uniform Commercial Code of the State of New York, as amended and in effect from time to time, and "Revised Article Nine" means legislation pending as of January 5, 2001 before the New York legislature to revise Article Nine of the UCC.

                                   SCHEDULE A1

       The following constitute Lenders:

1. First Tennessee Bank National Association, Individually and as Administrative Agent.

2. The Chase Manhattan Bank, Individually, as Co-Administrative Agent and as Collateral Agent

3.     First Union National Bank

4.     SunTrust Banks, Inc.

5.     Regions Bank

6.     Fleet Capital Corporation

7.     Allfirst Bank

8.     Fifth Third Bank

9.     Firstar Bank NA

10.    Union Planters Bank, NA

11.    National City Bank

12.    The Prudential Insurance Company of America

and such other institutions as may hereafter become Lenders, Administrative Agent, Co-Administrative Agent or Collateral Agent pursuant to the Security Agreement.

                                  SCHEDULE 3.1
                                       to
                               Security Agreement
                                   granted by
                           ___________ (the "Debtor")
                                   in favor of
              The Chase Manhattan Bank, as "Collateral Agent", the
                Administrative Agent, the Co-Administrative Agent
                  and the "Lenders" dated as of January 5, 2001
                      (collectively as the "Secured Party")

Other Liens against the Collateral:

                                  SCHEDULE 3.2
                                       to
                               Security Agreement
                                   granted by
                          _____________ (the "Debtor")
                                   in favor of
                The Chase Manhattan Bank, as "Collateral Agent",
              the Administrative Agent, the Co-Administrative Agent
                  and the "Lenders" dated as of January 5, 2001
                      (collectively as the "Secured Party")

The Debtor's exact legal name: ________________________________

All names, if any, other than the name set forth above, under which the Debtor conducts business (if none, insert "None"):

Principal place of business of the Debtor:

       ___________________________
       ___________________________

Chief executive office of the Debtor:

       ___________________________
       ___________________________

All locations of Fixtures, Equipment, Inventory and Goods of the Debtor:



All prior names of the Debtor, if any (if none, insert "None"):

                                  SCHEDULE 3.5
                                       to
                               Security Agreement
                                   granted by
                             ________ (the "Debtor")
                                   in favor of
                The Chase Manhattan Bank, as "Collateral Agent",
              the Administrative Agent, the Co-Administrative Agent
                  and the "Lenders" dated as of January 5, 2001
                      (collectively as the "Secured Party")

List of all of the following types of Collateral owned by the Debtor:

1. Patent Rights, Trademark Rights and Copyrights with all pertinent registration information:

2.     Instruments:

3.     Documents:

4.     Investment Property:

5.     Insurance:

                                  SCHEDULE 3.6
                                       to
                               Security Agreement
                                   granted by
                             ________ (the "Debtor")
                                   in favor of
                The Chase Manhattan Bank, as "Collateral Agent",
              the Administrative Agent, the Co-Administrative Agent
                  and the "Lenders" dated as of January 5, 2001
                      (collectively as the "Secured Party")

List of all of the following types of Collateral owned by the Debtor and subject to any certificate of title or title registration law, rule or regulation:

1.     Motor vehicles:



2.     Aircraft:



3.     Ships and boats:

                                  Schedule 4.14

                    NOTICE TO ACCOUNT DEBTOR TO MAKE PAYMENT
                               TO THE CHASE MANHATTAN BANK,
                               AS COLLATERAL AGENT

                    (Letterhead of The Chase Manhattan Bank)

                                     (Date)

Registered Mail; Return Receipt Requested or by Overnight Courier, Signature Required

Name and Address
of Account Debtor

           Re: Payment of All Moneys Due to _____________________ (the "Debtor")

Greetings:

       Please take notice that all accounts receivable and other rights to payment of the above-captioned Debtor have been assigned to The Chase Manhattan Bank, as Collateral Agent ("Chase") and that pursuant to the terms of agreements between the Debtor and Collateral Agent all monies now or hereafter becoming due and owing by you to the Debtor must be paid to Collateral Agent at the following address:

                           ___________________________
                           ___________________________
                           ___________________________
                           ___________________________

       Please take notice that payment to the Debtor of any such monies after the date of receipt of this notice may result in liability to Collateral Agent for the amount of such payment.

       Enclosed is a certified true copy of an authorization executed by the Debtor.

       If you have any questions about this matter, please call _______________ at ____________.

       Thank you for your cooperation in this matter.


                                                Very truly yours,

                                  Schedule 5.10

                           CERTAIN INTERCOMPANY LOANS

       Provided that no Event of Default has occurred and is continuing, payments on Intercompany Loans owed to the Borrower by the following Subsidiaries may be made without regard to the financial condition or solvency of the Subsidiary:

                            Northern States Tire, Inc.*
                            Big O Development, Inc.*

* Additional information to be provided by Borrower from the financial statements dated September 30, 2000.

                                  Schedule 6.01

                              EXISTING INDEBTEDNESS

1. The following Indebtedness (and Guarantees executed pursuant to Section 4.01(f) of this Agreement) outstanding under the Note Purchase and Private Shelf Agreement, dated as of July 10, 1996, between TBC Corporation and The Prudential Insurance Company of America (the "Prudential Note Agreement"):

              - $19,500,000 in 7.55% Series A Senior Notes Due July 10, 2003, plus interest accrued and from time to time accruing.

              - $11,000,000 in 7.87% Series B Senior Notes Due July 10, 2005, plus interest accrued and from time to time accruing.

              - $16,500,000 in 8.06% Series C Senior Notes Due July 10, 2008, plus interest accrued and from time to time accruing.

2.     Those Guarantees listed on Schedule 6.01(f).

3. TBC Corporation has guaranteed a $1,500,000 line of credit made available to TBC de Mexico and TBC international Inc. by First Tennessee Bank National Association.

4. TBC Corporation has guaranteed all obligations of Big O Retail Enterprises, Inc. and Tire Kingdom, Inc. to Michelin North America, Inc. and its affiliates.*

5. TBC Corporation has guaranteed all obligations of Tire Kingdom, Inc. to Continental General Tire, Inc.*



* Additional information to be provided by Borrower.

                                Schedule 6.01(f)

           GUARANTEE OBLIGATIONS OF BIG O TIRES, INC. AND SUBSIDIARIES




                                                                 Total             Big O
                                                     Big O    Outstanding        Guaranty
                                                    Percent     Balance           Portion
                                                   Guaranty     9/30/00           9/30/00
                                                   --------   -----------        --------
Newcourt Financial (formerly AT&T)
Real Estate Joint Venture Loans:
    Intermountain Realty -003 (Montrose, CO)        100%     $  454,141.52      $  454,141.52
    Intermountain Realty -005 (Colorado             100%        566,844.80         566,844.80
       Springs, CO-Academy)
    Intermountain Realty -006 (Parker, CO)          100%                 0                  0
    Intermountain Realty -007 (Sioux Fall, SD)      100%        530,087.51         530,087.51
                                                                                -------------
                                                                                 1,551,073.83
                                                                                -------------
Synthetic Lease ($15M maximum)                                                  $8,747,883.00

GE Capital Guarantee

    5774-001 (82nd St., Oregon)                              $  335,952.87      $   35,952.87
                                                    100%

    5895-001 (Boulder, CO)                           10%        582,035.69          58,203.57
                                                                                -------------
                                                                                   394,156.44
                                                                                -------------
Merrill Lynch

    Stephenson/Big O Joint Venture                  100%        443,038.00         443,038.00
Merrill Lynch
    Loan portfolio (sold on 6/30/97, 9/30/97,        40%        692,849.91         277,139.96
    12/31/98)

                                                                                   720,177.96
                                                                                -------------
 Real Estate Lease Guarantees                       100%      2,633,093.70       2,633,093.70
                                                                                -------------
Total Guarantees:                                                               $6,381,812.66
                                                                                =============

                                  Schedule 6.02

                                 EXISTING LIENS

- Liens arising under the Security Agreements, securing the Facility Obligations and the Prudential Debt, and Guarantees thereof.

UCC Filings Against Northern States Tire, Inc.:**

*   1. Bridgestone Tire, a division of Bridgestone/Firestone, Inc.
       Security interest in inventory manufactured or sold by or bearing the brand or trademark of Secured Party.

    2. Champlain Oil Co.
       Notice filing regarding certain equipment of Secured Party on premises of Northern States.

    3. Bandag, Incorporated.
       Security interests in non-destructive tire casing analyzers.

*   4. Avon Tyres, Ltd.
       Security interest in Avon tires, tubes and accessories.

*   5. Shawmut Bank of Boston.
       Blanket filing which inadvertently was not terminated when Northern States acquired assets of previous owner in 1995. Debt no longer outstanding. Filing will lapse in April 2000.

UCC Filings and Mortgages Against Big O Tires, Inc. and Its Subsidiaries:**

*   1. The Bank of Cherry Creek, N.A., as Indenture Trustee.
       Security interests and mortgages granted in connection with 8.71% Senior Secured Notes in the aggregate original principal amount of $8,000,000 issued by Big O Tires, Inc. in 1994. Notes were paid in full in 1999, and Big O Tires, Inc. is in the process of obtaining mortgage releases and termination statements for any UCC filing relating thereto.

    2. The CIT Group/Equipment Financing, Inc.
       Filings in connection with sales of franchisee notes receivable having an aggregate principal balance of approximately $70,000.

    3. AT&T Credit Corporation.
       Notice filings on leased phone system.

    4. Pitney Bowes Credit Corporation.
       Notice filings on leased equipment.

    5. First National Bank of Dietrich
       Filing in connection with equipment financing to Big O Tires of Idaho, Inc.

UCC Filings Against Tire Kingdom, Inc.:

    6. The Valvoline Company, a division of Ashland, Inc.
       Notice filings regarding certain equipment of Secured Party at multiple retail locations of Tire Kingdom.

    7. Cisco Systems Capital Corporation.
       Leased computer equipment.

    8. IBM Credit Corporation.
       Leased computer equipment.

    4. Star Rubber Company, a division of the Kelly Springfield Tire Company Purchase money security interest filing against 33 Tire Kingdom locations in Florida

    5. Toyo Tire (USA) Corp.
       Purchase money security interest filing against tires purchased by Tire Kingdom from secured party and located in 31 Florida locations of Tire Kingdom.

    6. Michelin Tire Corporation
       Purchase money security interest filing against all inventory purchased from secured party by Tire Kingdom.

    7. Yokohana Tire Corporation
       Purchase money security interest filing against all inventory purchased from secured party by Tire Kingdom.

    8. Pirelli Tire LLC
       Purchase money security interest filing against all inventory purchased from secured party by Tire Kingdom.

    9. KHH Enterprises Co., Ltd.
       Purchase money security interest filing against all inventory purchased from secured party by Tire Kingdom.

---------------
* Filing represents a claim of a security interest that is no longer bonafide.

** CT Corporation still to provide reports for Northern States Tire, Inc., Big O Tires, Inc. in WA, IN and CO, Big O Development, Inc., Big O Retail Enterprises, Inc. and O Advertising, Inc.. In addition, CT Corporation still to provide search reports for TBC International Inc. and TBC Retail Enterprises, Inc.

                                Schedule 6.03(a)

             DISPOSITION OF PROPERTY OF BIG O TIRES, INC. OR ITS SUBSIDIARIES



Description:

     A) Warehouses (sales and leaseback)   D) Retail Stores
          Boise                                  Wadsworth & Quincy, Denver,
          Indiana                                CO
                                                 Georgetown, KY
                                                 Carlsbad, NM
                                                 Lebanon, IN
                                                 Nicholasville, KY
                                                 Winchester, KY

     B) Franchised Property                 E) Synthetic Lease -Land
          Kearney, NE                            Jackson, CA
          Grand Island, NE                       104th & Col., Thornton, CO
          Roseburg, OR                           Madera, CA
          OKC - 119th, OK
     C) Joint Venture Property              F) CIP - Franchised or Company Store
          Brookings, SD                              Property
          Brownsburg, IN                         Muncie, IN - Company Store
          Rushville, IN                          Ohio Projects - Company Stores
          Las Vegas, NV (RS/LM)                  Ft. Union, SLC, UT - Company
          Las Vegas, NV (SAH/CIM)                Store
          Mustang, OK
          Moore, OK


Together with all leasehold improvements to the foregoing.

                                Schedule 6.04(b)

                     CERTAIN EXISTING INVESTMENTS AND LOANS

-      See Schedule 3.01 for a listing of all existing Subsidiaries.

- TBC Corporation owns 40% of STI Acquisition LLC, a Nevada limited liability company.

- TBC International Inc. owns approximately 45% of the ownership interests in TBC de Mexico, S.A. de C.V., a Mexican company.

- TBC International Inc. owns 50% of TBC Worldwide, L.L.C., a Delaware limited liability company.

- Big O Retail Enterprises, Inc. is a 50% shareholder in Tires Industries Corporation, a Utah corporation.

- Big O Development, Inc. loaned Betsy Paulsen Tufts $297,000 on October 10, 1994. At 12/31/00, the balance on the promissory note relating thereto was $157,403.

-      Carroll's, Inc. owns 50 shares of stock of The Hercules Tire & Rubber
       Company.

-      Carroll's Inc. owns 360 shares of stock of Carmerica, Inc.

- TBC Corporation loaned Pedro Garcia $60,000 on August 15, 1995. At 11/30/00, the balance on the promissory note relating thereto was $1,803.

- TBC Corporation holds a 10/05/92 promissory note from Tri-Cities Battery in the original principal amount of $97,465. At 11/30/99, the outstanding principal balance of this note was $18,276.

- Big O Tires, Inc. holds a 50% interest in each of the following joint ventures:

          Brookings/MBS, LLC (a Colorado LLC).
          Brownsburg/Trammell, LLC (a Colorado LLC).
          BORE/MPC, LLC (a Missouri LLC).
          Big O/CMT Joint Venture (a California general partnership).
          Big O/Stephenson Joint Venture (a Nevada general partnership). Rushville/Roseberry, LLC (a Colorado LLC).
          SCT, LLC (California LLC).
          OKC, LLC (a Colorado LLC).
       Intermountain Development Joint Venture (a Colorado general partnership). SCB Group Joint Venture (a California general partnership).

                                  Schedule 6.07

                              EXISTING RESTRICTIONS

The Prudential Debt contains restrictions and conditions of the type described in Section 6.07.

The Synthetic Leases contain restrictions and conditions of the type described in Section 6.07.

                                  Schedule 6.15

                               CERTAIN ASSET SALES

       - Big O Tires, Inc. intends to sell its Indiana warehouse, and Big O Tire of Idaho, Inc. intends to sell its Idaho warehouse, in sale and leaseback transactions expected to close by March 31, 2001.

       - Big O Retail Enterprises, Inc. intends to sell its three retail stores (which operate in leased facilities) in Kentucky in a transaction expected to close by March 31, 2001.